PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 22, 1997)
--------------------------------------------------------------------------------

                                  $450,043,000
                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                    COMPANY
                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-KS3

--------------------------------------------------------------------------------

$74,500,000    Adjustable Rate(1)    Class A-I-1  Certificates     $  4,301,000           7.35%          Class M-I-2   Certificates
$20,000,000           6.55%          Class A-I-2  Certificates     $  2,701,000           7.65%          Class B-I     Certificates
$32,800,000           6.68%          Class A-I-3  Certificates     $159,111,000    Adjustable Rate(2)    Class A-II-1  Certificates
$16,300,000           6.90%          Class A-I-4  Certificates     $ 60,012,000    Adjustable Rate(2)    Class A-II-2  Certificates
$22,038,000           7.25%          Class A-I-5  Certificates     $ 15,751,000    Adjustable Rate(2)    Class M-II-1  Certificates
$18,400,000           6.90%          Class A-I-6  Certificates     $  9,226,000    Adjustable Rate(2)    Class M-II-2  Certificates
$ 9,002,000           7.15%          Class M-I-1  Certificates     $  5,901,000    Adjustable Rate(2)    Class B-II    Certificates

------------

(1) The Class A-I-1 Certificates will accrue interest during each Interest Accrual Period (as defined herein) at a rate per annum equal to One-Month LIBOR (as defined herein) plus 0.095%, not to exceed the Maximum Class A-I-1 Rate for such Interest Accrual Period, as described herein.

(2) The Group II Certificates (as defined herein) will accrue interest during each Interest Accrual Period at a rate per annum equal to One-Month LIBOR plus the Applicable Group II Spread (as defined herein) with respect to the related class of Group II Certificates, in each case not to exceed the Maximum Group II Rate for such Interest Accrual Period, as described herein.
--------------------------------------------------------------------------------

The Series 1997-KS3 Mortgage Pass-Through Certificates (the 'CERTIFICATES') will consist of the following nineteen classes: (i) Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates, Class A-I-4 Certificates, Class A-I-5 Certificates and Class A-I-6 Certificates (collectively, the 'CLASS A-I CERTIFICATES'); (ii) Class M-I-1 Certificates and Class M-I-2 Certificates (together, the 'CLASS M GROUP I CERTIFICATES'); (iii) Class B-I Certificates (together with the Class M Group I Certificates, the 'SUBORDINATE GROUP I CERTIFICATES'); (iv) Class A-II-1 Certificates and Class A-II-2 Certificates (together, the 'CLASS A-II CERTIFICATES'); (v) Class M-II-1 Certificates and Class M-II-2 Certificates (together, the 'CLASS M GROUP II CERTIFICATES'); (vi) Class B-II Certificates (together with the Class M Group II Certificates, the 'SUBORDINATE GROUP II CERTIFICATES'); and (vii) Class SB-I Certificates, Class SB-II Certificates (together, the 'CLASS SB CERTIFICATES'), Class R-I Certificates, Class R-II Certificates and Class R-III Certificates (collectively, the 'CLASS R CERTIFICATES' or the 'RESIDUAL CERTIFICATES'). The Class A-I Certificates and Subordinate Group I Certificates are referred to herein collectively as the 'GROUP I CERTIFICATES.' The Class A-II Certificates and Subordinate Group II Certificates are referred to herein as the 'GROUP II CERTIFICATES.' The Class A-I Certificates and Class A-II Certificates are referred to herein collectively as the 'CLASS A CERTIFICATES.' The Subordinate Group I Certificates and Subordinate Group II Certificates are referred to herein as the 'SUBORDINATE CERTIFICATES.' The Class M-I-1 Certificates and Class M-II-1 Certificates are referred to herein together as the 'CLASS M-1 CERTIFICATES.' The Class M-I-2 Certificates and Class M-II-2 Certificates are referred to herein together as the 'CLASS M-2 CERTIFICATES.' The Class B-I Certificates and Class B-II Certificates are referred to herein together as the 'CLASS B CERTIFICATES.' Only the Group I Certificates and Group II Certificates (collectively, the 'OFFERED CERTIFICATES') are offered hereby. See the 'Index of Principal Definitions' in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

                                                   (Continued on following page)
--------------------------------------------------------------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST
   IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE
      GROUP, INC. OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED
      CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY
       ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY,
          THE MASTER SERVICER, GMAC MORTGAGE GROUP, INC. OR ANY OF
                              THEIR AFFILIATES.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

--------------------------------------------------------------------------------

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE 'RISK FACTORS' COMMENCING ON PAGE S-16 HEREIN AND 'RISK FACTORS' IN THE PROSPECTUS COMMENCING ON PAGE 9.

There is currently no secondary market for the Offered Certificates. Prudential Securities Incorporated ('PRUDENTIAL SECURITIES') intends to make a secondary market in the Group I Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

The Group I Certificates will be purchased from the Company by Prudential Securities and will be offered by Prudential Securities from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Group I Certificates, before deducting expenses payable by the Company, will be equal to approximately 99.73% of the initial aggregate principal balance of the Group I Certificates, plus accrued interest thereon from August 1, 1997 (the 'CUT-OFF DATE'). The Group I Certificates are offered by Prudential Securities subject to prior sale, when, as and if delivered to and accepted by Prudential Securities and subject to certain other conditions. Prudential Securities reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part.

The Group II Certificates will be offered by Residential Funding Securities Corporation ('RFSC'), an affiliate of the Company, on a best efforts basis, from time to time to the public, directly or through dealers, in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Neither the Company nor RFSC intend to make a secondary market in the Group II Certificates. The termination of the offering of the Group II Certificates is the earlier to occur of August 22, 1998 or the date on which all of the Group II Certificates have been sold. Proceeds of such offering will not be placed in escrow, trust or similar arrangement.

It is expected that delivery of the Class A Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC as discussed herein, and that delivery of the related Subordinate Certificates will be made at the offices of Prudential Securities, New York, New York, and RFSC, Minneapolis, Minnesota, as applicable, on or about August 27, 1997, against payment therefor in immediately available funds.

PRUDENTIAL SECURITIES INCORPORATED    RESIDENTIAL FUNDING SECURITIES CORPORATION

The date of this Prospectus Supplement is August 22, 1997.

(Continued from previous page)

    Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in September 1997 (each, a 'DISTRIBUTION DATE'). As described herein, interest payable with respect to each Distribution Date on each class of Offered Certificates will be based on the Certificate Principal Balance thereof and the related Pass-Through Rate thereon, which will be fixed for the Group I Certificates (other than the Class A-I-1 Certificates) and adjustable for the Class A-I-1 Certificates and Group II Certificates. Distributions in respect of principal of the Offered Certificates will be made with respect to each Loan Group as described herein under 'Description of the Certificates -- Principal Distributions on the Class A Certificates' and ' -- Principal Distributions on the Subordinate Certificates.' The rights of the holders of the Subordinate, Class SB and Class R Certificates to receive distributions with respect to the Mortgage Loans in the related Loan Group will be subordinate to the rights of the holders of the related Class A Certificates to the extent described herein and in the Prospectus.

    It is a condition of the issuance of the Class A Certificates that they be rated 'AAA' by each of Standard & Poor's Ratings Services ('Standard & Poor's') and Fitch Investors Service, L.P. ('Fitch'). It is a condition of the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Standard & Poor's and Fitch.

    The Certificates in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the 'TRUST FUND') consisting primarily of a pool (the 'MORTGAGE POOL') of conventional, one- to four-family first mortgage loans and junior mortgage loans (the 'MORTGAGE LOANS') to be deposited by the Company into the Trust Fund for the benefit of the Certificateholders. The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first or junior mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac. See 'Risk Factors -- Risks Associated with the Mortgage Loans' herein. The characteristics of the Mortgage Loans are described herein under 'Description of the Mortgage Pool.' The Mortgage Pool consists of two groups of Mortgage Loans ('LOAN GROUP I' and 'LOAN GROUP II,' and each, a 'LOAN GROUP'), designated as the 'GROUP I LOANS' and 'GROUP II LOANS.' The Group I Certificates will correspond to the Group I Loans and initially will evidence, in the aggregate, an approximate 100% undivided interest in the Group I Loans, which consist of fixed-rate Mortgage Loans with terms to maturity of not more than 30 years (or, in the case of approximately 39.7% of the Group I Loans, not more than 15 years). The Group II Certificates will correspond to the Group II Loans (as defined herein) and initially will evidence an approximate 100% undivided interest in the Group II Loans, which consist of adjustable rate Mortgage Loans with terms to maturity of not more than 30 years. Distributions of interest and principal on the Group I Certificates and Group II Certificates will be based on interest and principal received or advanced with respect to the Group I Loans and Group II Loans, respectively, except under the limited circumstances described herein. See 'Description of the Certificates -- Interest Distributions,' ' -- Principal Distributions on the Class A Certificates' and
' -- Overcollateralization Provisions' herein.

    The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of DTC, as further described herein. Investors in the Class A Certificates may elect to hold such Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe). Definitive certificates will be available for the Class A Certificates only under the limited circumstances described herein. See 'Description of the Certificates -- Book-Entry Registration' herein.

    As described herein, one or more REMIC elections will be made in connection with the Trust Fund for federal income tax purposes. Each class of Offered Certificates will represent ownership of 'regular interests' in the related REMIC and each class of the Residual Certificates will constitute the sole class of 'residual interests' in the related REMIC. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

    THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS IN THE APPLICABLE LOAN GROUP. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME. THE YIELD TO MATURITY OF EACH CLASS OF SUBORDINATE CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS IN THE APPLICABLE LOAN GROUP (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY THE APPLICABLE CLASS OF CLASS SB CERTIFICATES OR BY ANY CLASS OF RELATED SUBORDINATE CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS IN THE APPLICABLE LOAN GROUP DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES MAY ALSO BE ADVERSELY AFFECTED BY THE UNCERTAINTY OF THE AVAILABILITY OF LOAN GROUP I EXCESS CASH FLOW AND LOAN GROUP II EXCESS CASH FLOW (EACH AS DEFINED HEREIN) TO COVER ANY GROUP I UNPAID INTEREST SHORTFALLS OR GROUP II UNPAID INTEREST SHORTFALLS (EACH AS DEFINED HEREIN) AND SUCH SHORTFALLS MAY REMAIN UNPAID ON THE FINAL DISTRIBUTION DATE. SEE 'SUMMARY -- SPECIAL PREPAYMENT CONSIDERATIONS,' ' -- SPECIAL YIELD CONSIDERATIONS' AND 'CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS' HEREIN AND 'YIELD CONSIDERATIONS' IN THE PROSPECTUS.
                            ------------------------
THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE COMPANY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED AUGUST 22, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                            ------------------------
UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned thereto in the Prospectus. See 'Index of Principal Definitions' in the Prospectus.

Title of Securities.................  Mortgage Pass-Through Certificates, Series 1997-KS3.
Company.............................  Residential Asset Securities Corporation, an affiliate of Residential
                                      Funding Corporation, and an indirect wholly-owned subsidiary of GMAC
                                      Mortgage Group, Inc. See 'The Company' in the Prospectus.
Master Servicer.....................  Residential Funding Corporation, an affiliate of the Company and an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. See 'Pooling and Servicing Agreement -- The Master Servicer' herein and 'Residential
                                      Funding Corporation' in the Prospectus.
Trustee.............................  The First National Bank of Chicago, a national banking association.
Cut-off Date........................  August 1, 1997.
Delivery Date.......................  On or about August 27, 1997.
Mortgage Pool.......................  The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $450,045,158. The
                                      Mortgage Loans are secured by first and junior liens on fee simple interests in one- to four-family residential real properties (each a
                                      'MORTGAGED PROPERTY'). The Mortgage Pool will consist of the Group I Loans and Group II Loans. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance of the Mortgage Loans (except as otherwise indicated) as of the Cut-off Date.
                                      Group I Loans. The Group I Loans consist of 2,464 fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately
                                      $200,042,997. The Group I Loans have individual principal balances at origination of at least $2,291 but not more than $750,000, with an average principal balance at origination of approximately $81,429. 60.3% of the
                                      Group I Loans have terms to maturity from the date of origination or modification of greater than 15 but not more than 30 years, with a weighted average term to stated maturity of approximately 351 months as of the
                                      Cut-off Date. 39.7% of the Group I Loans have terms to maturity from the date of origination of not more than 15 years, with a weighted average stated term to maturity of approximately 174 months as of the Cut-off Date.
                                      69.0% of the Group I Loans will be refinance mortgage loans. 4.2% of the
                                      Group I Loans are Junior Mortgage Loans. 28.2% of the Group I Loans are
                                      Balloon Mortgage Loans (as defined herein). 38.0% and 46.3% of the Group I
                                      Loans are being or will be subserviced by Ocwen Federal and LSI Financial, respectively.
                                      Group II Loans. The Group II Loans consist of 2,034 adjustable rate
                                      Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $250,002,161. The Group II Loans have individual principal balances at origination of at least $15,000 but not more than $588,000 with an average principal balance at origination of approximately $123,124 and terms to maturity of not more than 30 years, with a weighted average remaining term to stated maturity of approximately 358 months as of the
                                      Cut-off Date. 8.3% of the Group II Loans will have been purchased from
                                      HomeComings Financial Network, Inc., an Affiliated Seller. 83.2% and 15.8%
                                      of the Group II Loans are

                                      being or will be subserviced by Ocwen Federal and LSI Financial, respectively.
                                      The Treasury Index Group II Loans (as defined herein) will adjust annually, commencing approximately (i) one year after origination (with respect to the One-Year Fixed Period Treasury Index Group II Loans) or (ii) three years after origination (with respect to the Three-Year Fixed Period
                                      Treasury Index Group II Loans), in each case on the Adjustment Date (as defined herein) specified in the related Mortgage Note to a rate equal to the sum of One-Year U.S. Treasury (as defined herein) and the Note Margin set forth in the related Mortgage Note, subject to the limitations described herein.
                                      The Six Month LIBOR Group II Loans, Two Year Fixed Period LIBOR Group II
                                      Loans and Three Year Fixed Period LIBOR Group II Loans (each as defined herein) will adjust semi-annually commencing approximately (i) six months after origination (with respect to the Six Month LIBOR Group II Loans),
                                      (ii) two years after origination (with respect to the Two Year Fixed Period
                                      LIBOR Group II Loans), or (iii) three years after origination (with respect to the Three Year Fixed Period LIBOR Group II Loans), in each case on the
                                      Adjustment Date specified in the related Mortgage Note to a rate equal to the sum of Six-Month LIBOR (as defined herein) and the Note Margin set forth in the related Mortgage Note, subject to the limitations described herein.
                                      The amount of the monthly payment on each Group II Loan will be adjusted semi-annually or annually, as applicable, on the Due Date of the month following the month in which the first Adjustment Date occurs to the amount necessary to pay interest at the then applicable Mortgage Rate and to fully amortize the outstanding principal balance of the Group II Loan over its remaining term to stated maturity.
                                      As of the Cut-off Date, the Group II Loans will initially bear interest at
                                      Mortgage Rates of at least 6.75% per annum but no more than 14.25% per annum, with a weighted average Mortgage Rate of approximately 9.7885% per annum as of the Cut-off Date. The Group II Loans will have different
                                      Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described herein.
                                      For a further description of the Mortgage Loans, see 'Description of the
                                      Mortgage Pool' herein. The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first or junior mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac or the Company's
                                      affiliate, Residential Funding, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. and
                                      Residential Accredit Loans, Inc. See 'Risk Factors -- Risks Associated with the Mortgage Loans' herein.
Index...............................  With respect to the One Year Fixed Period Treasury Index Group II Loans and
                                      Three Year Fixed Period Treasury Index Group II Loans, the Index (as
                                      defined herein) will be One-Year U.S. Treasury, as most recently available as of forty-five days (or 30 days, with respect to one Mortgage Loan) prior to the related Adjustment Date. With respect to the Six Month LIBOR Group
                                      II Loans, Two Year Fixed Period LIBOR Group II Loans and the Three Year
                                      Fixed Period LIBOR Group II Loans, the Index will be Six-Month LIBOR, as most recently available (i) as of the first business day of the month immediately preceding the month in which the

                                      Adjustment Date occurs, or (ii) as of the date forty-five days prior to the
                                      Adjustment Date. See 'Description of the Mortgage Pool -- Group II
                                      Loans -- Mortgage Rate Adjustment -- One-Year Treasury' and ' -- Six-Month
                                      LIBOR' herein.
Conversion of Group II Loans........  0.04% of the Group II Loans provide that, at the option of the related
                                      Mortgagors, the adjustable interest rate thereon may be converted to a fixed interest rate (the 'CONVERTIBLE LOANS'), provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such
                                      Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of any such Mortgage Loan, the related Sub-Servicer will be obligated to purchase the Converting Mortgage
                                      Loan (as defined herein) at the Conversion Price (as defined herein). In the event of a failure by a Sub-Servicer to purchase a Converting Mortgage
                                      Loan, the Master Servicer is required to use its best efforts to purchase such Converted Mortgage Loan (as defined herein) from the Mortgage Pool at the Conversion Price during the one-month period following the date of conversion. In the event that neither the related Sub-Servicer nor the
                                      Master Servicer purchases a Converting or Converted Mortgage Loan, the
                                      Group II Loans will thereafter include both fixed-rate and adjustable-rate
                                      Mortgage Loans. See 'Certain Yield and Prepayment Considerations' herein.
Offered Certificates................  The Offered Certificates will be issued pursuant to a Pooling and Servicing
                                      Agreement, to be dated as of the Cut-off Date, among the Company, the
                                      Master Servicer and the Trustee (the 'POOLING AND SERVICING AGREEMENT').
                                      The Group I Certificates in the aggregate will correspond to the Group I
                                      Loans and initially will evidence an approximate 100% undivided interest in the Group I Loans. The Group II Certificates will correspond to the Group
                                      II Loans and initially will evidence an approximate 100% undivided interest in the Group II Loans. The Offered Certificates, together with the Class SB
                                      Certificates and the Class R Certificates, will evidence the entire beneficial ownership interest in the Trust Fund. The Offered Certificates will have the following Pass-Through Rates, Certificate Principal Balances and other features as of the Cut-off Date:

Class A-I-1        Certificates     Adjustable Rate(1)     $ 74,500,000        Senior/Group I
Class A-I-2        Certificates            6.55%           $ 20,000,000        Senior/Group I
Class A-I-3        Certificates            6.68%           $ 32,800,000        Senior/Group I
Class A-I-4        Certificates            6.90%           $ 16,300,000        Senior/Group I
Class A-I-5        Certificates            7.25%           $ 22,038,000        Senior/Group I
Class A-I-6        Certificates            6.90%           $ 18,400,000        Senior/Group I
Class M-I-1        Certificates            7.15%           $  9,002,000      Subordinate/Group I
Class M-I-2        Certificates            7.35%           $  4,301,000      Subordinate/Group I
Class B-I          Certificates            7.65%           $  2,701,000      Subordinate/Group I
Class A-II-1       Certificates     Adjustable Rate(2)     $159,111,000        Senior/Group II
Class A-II-2       Certificates     Adjustable Rate(2)     $ 60,012,000        Senior/Group II
Class M-II-1       Certificates     Adjustable Rate(2)     $ 15,751,000     Subordinate/Group II
Class M-II-2       Certificates     Adjustable Rate(2)     $  9,226,000     Subordinate/Group II
Class B-II         Certificates     Adjustable Rate(2)     $  5,901,000     Subordinate/Group II
------------------

(1) The Class A-I-1 Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to One-Month LIBOR plus 0.095%, not to exceed the Maximum Class A-I-1
    Rate for such Interest Accrual Period, as described herein.
(2) The Group II Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to One-Month LIBOR plus the Applicable Group II Spread with respect to the related Class of Group II Certificates, not to exceed the Maximum Group II Rate for such
    Interest Accrual Period, as described herein.


                                      For a description of the interest and principal distributions to the
                                      Offered Certificates see 'Summary -- Pass-Through Rates on the Offered

                                      S-5

                                      Certificates,' ' -- Interest Distributions,' and ' -- Principal
                                      Distributions,' 'Description of the Certificates -- Interest
                                      Distributions,' ' -- Principal Distributions on the Class A Certificates'
                                      and ' -- Principal Distributions on the Subordinate Certificates' herein.
Pass-Through Rates on the Offered
  Certificates......................  The Pass-Through Rates on the Group I Certificates (other than the Class
                                      A-I-1 Certificates) are fixed and are set forth on the cover hereof.
                                      The Pass-Through Rate on the Class A-I-1 Certificates with respect to each
                                      Distribution Date will be the per annum rate equal to the lesser of (i)
                                      One-Month LIBOR plus 0.095%, and (ii) a per annum rate (the 'MAXIMUM CLASS
                                      A-I-1 RATE') equal to (x)(1) one-twelfth of the aggregate Stated Principal
                                      Balance of the Group I Loans multiplied by the weighted average of the Net
                                      Mortgage Rates on such Mortgage Loans as of the Due Date immediately preceding the related Due Period, divided by (2) the Certificate Principal
                                      Balance of the Class A-I-1 Certificates multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period.
                                      Interest due on the Group I Certificates on any Distribution Date will also be reduced by any Group I Unpaid Interest Shortfalls (as defined below) in respect of such Distribution Date.
                                      The Pass-Through Rate on the Group II Certificates with respect to each
                                      Distribution Date will be the per annum rate equal to the lesser of (i)
                                      One-Month LIBOR plus Applicable Group II Spread (as defined herein) with respect to the related Class of Group II Certificates and (ii) a per annum rate (the 'MAXIMUM GROUP II RATE') equal to (x)(1) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by the weighted average of the Maximum Net Mortgage Rates on such Mortgage Loans as of the Due Date immediately preceding the related Due Period, divided by
                                      (2) the Certificate Principal Balance of the applicable Class of Group II
                                      Certificates multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period.
                                      The 'APPLICABLE GROUP II SPREAD' for each Class of Group II Certificates is as follows: (i) Class A-II-1, 0.23% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 0.46% per annum;
                                      (ii) Class A-II-2, 0.21% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 0.42% per annum; (iii) Class
                                      M-II-1, 0.42% per annum, or on any Distribution Date following the Loan
                                      Group II Optional Termination Date, 0.84% per annum; (iv) Class M-II-2,
                                      0.58% per annum, or on any Distribution Date following the Loan Group II
                                      Optional Termination Date, 1.16% per annum; and (v) Class B-II, 1.05% per annum, or on any Distribution Date following the Loan Group II Optional
                                      Termination Date, 2.10% per annum.
                                      Interest due on the Class A-II Certificates on any Distribution Date will also be reduced by any Group II Unpaid Interest Shortfalls (as defined below) in respect of such Distribution Date.
                                      See ' -- Interest Distributions' below.
Interest Distributions..............  On each Distribution Date, (i) holders of the Class A-I Certificates will be entitled to receive interest distributions in an amount equal to the
                                      Accrued Certificate Interest (as defined below) thereon for such
                                      Distribution Date to the extent of the Available Distribution Amount for
                                      Loan Group I for
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                                      such Distribution Date and (ii) holders of each class of Subordinate Group
                                      I Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each
                                      Distribution Date, in the manner and priority set forth herein and to the extent of the Available Distribution Amount for Loan Group I for such
                                      Distribution Date remaining after (a) distributions of interest and principal to the Class A-I Certificates, (b) reimbursements for certain
                                      Advances to the Master Servicer and (c) distributions of interest and principal to any class of Subordinate Group I Certificates having a higher payment priority; provided that on any Distribution Date on which the amount of Prepayment Interest Shortfalls (as defined herein) with respect to Loan Group I for such Distribution Date exceeds the aggregate of (a)
                                      Eligible Master Servicing Compensation (as defined herein) derived from
                                      Loan Group I, (b) Eligible Master Servicing Compensation derived from Loan
                                      Group II (to the extent remaining after covering any Prepayment Interest
                                      Shortfalls with respect to Loan Group II) and (c) Loan Group I Excess Cash
                                      Flow and Loan Group II Excess Cash Flow available to offset such shortfalls on such Distribution Date, the amount of any such difference (any such amount, a 'GROUP I UNPAID INTEREST SHORTFALL'), will not be included in the
                                      Class A-I Interest Distribution Amount or related Subordinate Group I
                                      Interest Distribution Amount (each as defined herein) for such Distribution
                                      Date. Any such Group I Unpaid Interest Shortfalls will accrue interest at the related Pass-Through Rate on the class of Group I Certificates to which such shortfalls are allocated (as adjusted from time to time, in the case of the Class A-I-1 Certificates) and will be paid (together with interest thereon) on future Distribution Dates only to the extent of any Loan Group
                                      I Excess Cash Flow and Loan Group II Excess Cash Flow available therefor on such Distribution Dates. See 'Description of the
                                      Certificates -- Overcollateralization Provisions' herein.
                                      On each Distribution Date, (i) holders of the Class A-II Certificates will be entitled to receive interest distributions in an amount equal to the
                                      Accrued Certificate Interest thereon for such Distribution Date to the extent of the Available Distribution Amount for Loan Group II for such
                                      Distribution Date and (ii) holders of each class of Subordinate Group II
                                      Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class on each
                                      Distribution Date, in the manner and priority set forth herein and to the extent of the Available Distribution Amount for Loan Group II for such
                                      Distribution Date remaining after (a) distributions of interest and principal to the Class A-II Certificates, (b) reimbursements for certain
                                      Advances to the Master Servicer and (c) distributions of interest and principal to any class of Subordinate Group II Certificates having a higher payment priority; provided, that on any Distribution Date on which:
                                        (i) Accrued Certificate Interest on the Group II Certificates exceeds an amount equal to (a) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by (b) the weighted average of the Net
                                        Mortgage Rates on the Group II Loans as of the Due Date immediately preceding the related Due Period; or
                                        (ii) the amount of Prepayment Interest Shortfalls with respect to Loan
                                        Group II for such Distribution Date exceeds the aggregate of (a) Eligible
                                        Master Servicing Compensation derived from Loan Group II,
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                                        (b) Eligible Master Servicing Compensation derived from Loan Group I (to the extent remaining after covering any Prepayment Interest Shortfalls with respect to Loan Group I) and (c) Loan Group II Excess Cash Flow and
                                        Loan Group I Excess Cash Flow available to offset such shortfalls on such
                                        Distribution Date;
                                      the aggregate amount of any such differences (any such amount, a 'GROUP II
                                      UNPAID INTEREST SHORTFALL'), will not be included in the Class A-II
                                      Interest Distribution Amount or related Subordinate Group II Interest
                                      Distribution Amount (each as defined herein) for such Distribution Date.
                                      Any such Group II Unpaid Interest Shortfalls will accrue interest at the
                                      Pass-Through Rate on the Group II Certificates (as adjusted from time to time) and will be paid (together with interest thereon) on future
                                      Distribution Dates only to the extent of any Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow available therefor on such Distribution
                                      Dates. See 'Description of the Certificates -- Overcollateralization
                                      Provisions' herein.
                                      The ratings assigned to the Offered Certificates do not address the likelihood of the receipt of any amounts in respect of any Group I Unpaid
                                      Interest Shortfalls or any Group II Unpaid Interest Shortfalls and such shortfalls may remain unpaid on the final Distribution Date.
                                      With respect to any class of Offered Certificates and any Distribution
                                      Date, Accrued Certificate Interest will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of
                                      the Certificates of such class at the Pass-Through Rate on such class for such Distribution Date, subject to reduction for certain interest shortfalls as further described herein. The Interest Accrual Period for the
                                      Group I Certificates (other than the Class A-I-1 Certificates) is the calendar month preceding the month in which such Distribution Date occurs.
                                      The Interest Accrual Period for the Class A-I-1 Certificates and Group II
                                      Certificates will be (i) with respect to the Distribution Date occurring in
                                      September 1997, the period commencing on the Delivery Date and ending on the day preceding the Distribution Date occurring in September 1997, and
                                      (ii) with respect to any Distribution Date after the Distribution Date in
                                      September 1997, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for the Group I Certificates (other than the Class A-I-1
                                      Certificates) and on the basis of the actual number of days in the related
                                      Interest Accrual Period and a 360-day year for the Class A-I-1 Certificates and Group II Certificates. See 'Description of the Certificates -- Interest
                                      Distributions' herein.
Principal Distributions.............  Holders of the Class A Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the related
                                      Available Distribution Amount remaining after the Accrued Certificate
                                      Interest has been distributed on the related Class A Certificates.
                                      The subordination and cash flow provisions of the Class SB Certificates will result in a limited acceleration of the principal payments to the holders of the Class A Certificates; such subordination provisions are described under 'Description of the Certificates -- Overcollateralization
                                      Provisions' herein. Such subordination provisions have the effect of
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                                      shortening the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to the Class A
                                      Certificateholders. See 'Certain Yield and Prepayment Considerations'
                                      herein and 'Yield Considerations' and 'Maturity and Prepayment
                                      Considerations' in the Prospectus.
                                      Holders of each class of the Subordinate Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the
                                      Available Distribution Amount for the related Loan Group remaining after
                                      (i) distributions in respect of interest and principal to the holders of the related Class A Certificates and any class of related Subordinate
                                      Certificates having a higher payment priority, (ii) reimbursements for certain Advances to the Master Servicer and (iii) distributions in respect of interest to the holders of such class of Subordinate Certificates.
                                      See 'Description of the Certificates -- Principal Distributions on the
                                      Class A Certificates' and ' -- Principal Distributions on the Subordinate
                                      Certificates' herein.
Credit Enhancement..................  The credit enhancement provided for the benefit of (A) the Class A
                                      Certificateholders primarily consists of the overcollateralization provisions described herein (represented by the related Class SB
                                      Certificates) and the subordination provided by the related classes of
                                      Subordinate Certificates and (B) the Subordinate Certificates primarily consists of the overcollateralization provisions described herein
                                      (represented by the related Class SB Certificates) and the subordination provided by any class of related Subordinate Certificates subordinate thereto, and, in each case, also includes the limited availability of (i)
                                      the Loan Group I Excess Cash Flow (as defined herein) to pay amounts related to Realized Losses allocated to the Group II Certificates and (ii)
                                      the Loan Group II Excess Cash Flow (as defined herein) to pay amounts related to Realized Losses allocated to the Group I Certificates, in each case in the manner and to the extent described herein.
                                      Overcollateralization: The subordination and cash flow provisions of the
                                      Class SB Certificates result in a limited acceleration of the Class A
                                      Certificates relating to a Loan Group relative to the amortization of the
                                      Mortgage Loans in the related Loan Group. This acceleration feature creates overcollateralization that results from the excess of the aggregate principal balances of the Mortgage Loans in a Loan Group over the aggregate
                                      Certificate Principal Balance of the related Offered Certificates. Once the required level of overcollateralization for a Loan Group is reached, the acceleration feature for such Loan Group will cease, unless necessary to maintain the required level of overcollateralization.
                                      Pursuant to the Pooling and Servicing Agreement, the required level of overcollateralization for a Loan Group may increase or decrease over time as described herein. An increase would result in a temporary period of accelerated principal distributions to the related Class A Certificates to increase the actual level of overcollateralization for such Loan Group to its required level; a decrease would result in a temporary period of decelerated principal distributions to reduce the actual level of overcollateralization to its required level. See 'Description of the
                                      Certificates -- Overcollateralization Provisions' herein.
Advances............................  The Master Servicer is required to make Advances in respect of delinquent payments of principal and interest on the Mortgage Loans,
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                                      subject to the limitations described herein. See 'Description of the
                                      Certificates -- Advances' herein and in the Prospectus.
Allocation of Losses;
  Subordination.....................  Except as otherwise described herein, Realized Losses will be allocated:
                                      first, to the Loan Group I Excess Cash Flow for the related Distribution
                                      Date in the case of Realized Losses on Group I Loans and to the Loan Group
                                      II Excess Cash Flow for the related Distribution Date in the case of
                                      Realized Losses on Group II Loans; second, to the Loan Group II Excess Cash
                                      Flow (to the extent remaining after covering Realized Losses on the Group
                                      II Loans and any Overcollateralization Increase Amount with respect to Loan
                                      Group II) for the related Distribution Date in the case of Realized Losses on Group I Loans and to the Loan Group I Excess Cash Flow (to the extent remaining after covering Realized Losses on the Group I Loans and any
                                      Overcollateralization Increase Amount with respect to Loan Group I) for the related Distribution Date in the case of Realized Losses on Group II Loans;
                                      third, to the related Class SB Certificates up to an amount equal to (i) in the case of the Group I Certificates, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group I Loans over (y) the then aggregate Certificate Principal Balance of the Group I Certificates and
                                      (ii) in the case of the Group II Certificates, the excess, if any, of (x)
                                      the then aggregate Stated Principal Balance of the Group II Loans over (y)
                                      the then aggregate Certificate Principal Balance of the Group II
                                      Certificates; provided that the allocation of Realized Losses to Excess
                                      Cash Flow and the Class SB Certificates as described in clauses first, second and third above is subject to the limitations set forth in the
                                      Pooling and Servicing Agreement; fourth, in the case of Realized Losses on the Group I Loans, to the Class B-I Certificates and in the case of
                                      Realized Losses on the Group II Loans, to the Class B-II Certificates;
                                      fifth, in the case of Realized Losses on the Group I Loans, to the Class
                                      M-I-2 Certificates and in the case of Realized Losses on the Group II
                                      Loans, to the Class M-II-2 Certificates; sixth, in the case of Realized
                                      Losses on the Group I Loans, to the Class M-I-1 Certificates and in the
                                      case of Realized Losses on the Group II Loans, to the Class M-II-1
                                      Certificates; and seventh, in the case of a Realized Loss on a Group I
                                      Loan, among all the Class A-I Certificates (on a pro rata basis) and in the case of a Realized Loss on a Group II Loan, between the Class A-II
                                      Certificates (on a pro rata basis). See in 'Description of the
                                      Certificates -- Allocation of Losses; Subordination' herein.
                                      Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee, GMAC Mortgage Group, Inc. or any
                                      affiliate thereof.
Class SB Certificates and Class R
  Certificates......................  The Class SB Certificates and Class R Certificates will have an aggregate initial Certificate Principal Balance of $2,158. Neither the Class SB
                                      Certificates nor the Class R Certificates are being offered hereby.
Optional Termination................  At its option, on any Distribution Date when the aggregate Stated Principal
                                      Balance of the Group I Loans or Group II Loans, as applicable, is less than
                                      10% of the aggregate Stated Principal Balance of the related Loan Group as of the Cut-off Date (the 'LOAN GROUP I OPTIONAL TERMINATION DATE' and 'LOAN
                                      GROUP II OPTIONAL TERMINATION DATE,'
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                                      as applicable), the Master Servicer or the Company may (i) purchase from the Trust Fund all remaining Group I Loans or Group II Loans, as applicable, and other assets related thereto, and thereby effect early retirement of the Group I Certificates or Group II Certificates, as
                                      applicable, or (ii) purchase in whole, but not in part, the Group I
                                      Certificates or Group II Certificates, as applicable. See 'Pooling and
                                      Servicing Agreement -- Termination' herein and 'The Pooling and Servicing
                                      Agreement -- Termination; Retirement of Certificates' in the Prospectus.
Special Prepayment Considerations...  The rate and timing of principal payments on the Offered Certificates related to each Loan Group will differ, and will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans in such Loan Group. As is the case with mortgage-backed securities generally, the Offered
                                      Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable.
                                      Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.
                                      Investors in the Group I Certificates should be aware that 4.2% of the
                                      Group I Loans will be secured by junior liens on the related Mortgage
                                      Properties. Generally, junior mortgage loans are not viewed by Mortgagors as permanent financing. Accordingly, such Junior Group I Loans (as defined herein) may experience a higher rate of prepayment than first lien mortgage loans.
                                      The multiple class structure of Offered Certificates results in the allocation of payments among certain classes as follows:
                                      Class A-I Certificates: The Class A-I Certificates are subject to various priorities for payment of principal as described herein.
                                      Distributions of principal on classes of Class A-I Certificates having an earlier priority of payment will be affected by the rates of prepayments of the Group I Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayments of the Group I Loans experienced both before and after the commencement of principal distributions on such classes.
                                      Class A-I-6 Certificates: As described herein, during certain periods, all or a disproportionately large percentage of principal payments on the
                                      Mortgage Loans in each Loan Group will be allocated among the related classes of Class A Certificates (other than the Class A-I-6 Certificates with respect to the Group I Loans) and, during certain periods, no principal payments (or, relative to the interest in the Group I Loans represented by the Class A-I-6 Certificates, a disproportionately small or large portion of such payments) will be distributed to the Class A-I-6
                                      Certificates. Unless the Certificate Principal Balances of the Class A-I
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                                      Certificates (other than the Class A-I-6 Certificates) have been reduced to zero, the Class A-I-6 Certificates will not be entitled to receive distributions of principal until the Distribution Date occurring in
                                      September 2000 and will not receive their pro rata share of the Class A
                                      Principal Distribution Amount with respect to Loan Group I until the
                                      Distribution Date occurring in September 2003.
                                      Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans in each Loan Group will be allocated among the related classes of Class A Certificates and, during certain periods, no principal payments will be distributed to each class of related Subordinate
                                      Certificates. Unless the Certificate Principal Balances of the related classes of Class A Certificates have been reduced to zero, the related
                                      Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in
                                      effect with respect to a Loan Group, the related classes of Subordinate
                                      Certificates will not be entitled to receive distributions in respect of principal. To the extent that no principal payments are distributed on the
                                      Subordinate Certificates, the Subordination afforded the related Class A
                                      Certificates by the related Subordinate Certificates (together with the related Class SB Certificates), in the absence of offsetting Realized
                                      Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.
                                      In addition, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Targeted
                                      Overcollateralization Amount with respect to Loan Group I and Loan Group II has been reduced to approximately $1,000,200 and approximately $1,250,000 respectively, the most subordinate class of related Subordinate
                                      Certificates then outstanding may receive more than such class' pro rata share of the related Principal Distribution Amount for such Distribution
                                      Date.
                                      See 'Description of the Certificates -- Principal Distributions on the
                                      Class A Certificates,' ' -- Principal Distributions on the Subordinate
                                      Certificates' and 'Certain Yield and Prepayment Considerations' herein and
                                      'Maturity and Prepayment Considerations' in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average life of the Offered Certificates, see the table entitled 'Percent of Initial Certificate Principal Balance Outstanding of the Group I
                                      Certificates at the Following Percentages of HEP' and 'Percent of Initial
                                      Certificate Principal Balance Outstanding of the Group II Certificates at
                                      the Following Percentages of CPR' herein.
Special Yield Considerations........  The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance of such class. In addition, to the extent Sub-Servicers and the Master Servicer fail to purchase Converting or Converted Mortgage Loans, the yield to investors on the Group II Certificates may be adversely affected by the inclusion of fixed-rate Mortgage Loans in Loan Group II to the extent such
                                      Mortgage Loans reduce the Maximum Group II Rate or the Loan
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                                      Group II Excess Cash Flow. Prepayment Interest Shortfalls will not adversely affect the yield to investors in the Offered Certificates to the extent such Prepayment Interest Shortfalls are offset by the Eligible
                                      Master Servicing Compensation, Loan Group I Excess Cash Flow and Loan Group
                                      II Excess Cash Flow available therefor. To the extent that Prepayment
                                      Interest Shortfalls are not so covered and thereby become Group I Unpaid
                                      Interest Shortfalls or Group II Unpaid Interest Shortfalls (as applicable), such shortfalls may adversely affect the yield to investors in the Offered
                                      Certificates and may remain unpaid on the final Distribution Date. See
                                      'Description of the Certificates -- Interest Distributions' herein.
                                      In general, if the Offered Certificates are purchased at a premium and principal distributions to such class occur at a rate faster than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if the
                                      Offered Certificates are purchased at a discount and principal distributions to such class occur at a rate slower than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.
                                      The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:
                                      Class A-I-6 Certificates: Investors in the Class A-I-6 Certificates should be aware that because the Class A-I-6 Certificates do not receive any payments of principal prior to the Distribution Date occurring in September
                                      2000 and prior to the Distribution Date occurring in September 2003 will receive a disproportionately small portion of principal payments with respect to the Mortgage Loans in Loan Group I (in each case, unless the
                                      Certificate Principal Balances of the other classes of Class A-I
                                      Certificates have been reduced to zero), the weighted average life of the
                                      Class A-I-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-I-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Class A-I Certificates entitled to such distributions.
                                      Class A-II Certificates: Investors in the Class A-II Certificates should be aware that the yield on such Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Sub-Group of Group II Loans to which such Class A-II Certificates relate and the allocation thereof to reduce the Certificate Principal Balance of such class. See 'Description of the
                                      Offered Certificates -- Principal Distributions on the Class A
                                      Certificates' herein.
                                      Class A-I-1 Certificates and Group II Certificates. The yield to investors on the Class A-I-1 Certificates and Group II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Maximum Class A-I-1 Rate and the Maximum
                                      Group II Rate, respectively. The prepayment of the Mortgage Loans with higher Mortgage Rates and, to the extent not repurchased, the presence of
                                      Converted Mortgage Loans among the Group II Loans (solely with respect to the Group II Certificates), may result in a lower Maximum
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                                      Class A-I-1 Rate or lower Maximum Group II Rate, as applicable.
                                      Additionally, investors in the Group II Certificates should be aware that because the Pass-Through Rate on the Group II Certificates adjusts monthly, while the interest rates of the Group II Loans adjust annually or semi-annually, Group II Unpaid Interest Shortfalls could result.
                                      Certificates with Subordination Features: The yield to investors on each class of Subordinate Certificates, and particularly on those classes of
                                      Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans in the related
                                      Loan Group (and the timing thereof), to the extent such losses are not covered by Loan Group I Excess Cash Flow, Loan Group II Excess Cash Flow,
                                      the related Class SB Certificates or by any other class of Subordinate
                                      Certificates having a lower payment priority (or allocated to Class A
                                      Certificates under the circumstances described herein), because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein.
                                      Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.
                                      Investors in the Subordinate Certificates should also be aware that on any
                                      Distribution Date prior to the Stepdown Date or if a Trigger Event has occurred, the Subordinate Certificates will not be entitled to distributions of principal. See 'Certain Yield and Prepayment
                                      Considerations' herein and 'Yield Considerations' in the Prospectus.
Certain Federal Income Tax
  Consequences......................  Three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered
                                      Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a
                                      REMIC under Sections 860A through 860G of the Code.
                                      The assets of REMIC I will consist of the Mortgage Loans, any REO
                                      Properties, such assets as from time to time are deposited in the Custodial
                                      Account and in the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds of such policies. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II, (ii) the
                                      Class R-I Certificates will be the sole class of 'residual interests' in
                                      REMIC I, (iii) the separate non-certificated regular interest in REMIC II will be the 'regular interests' in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of
                                      'residual interests' in REMIC II, (v) the Class A and Class SB Certificates
                                      will be the 'regular interests' in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of 'residual interests' in REMIC III.
                                      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax
                                      Consequences' herein and in the Prospectus.
Legal Investment....................  The Offered Certificates will not constitute 'mortgage related securities'
                                      for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Class A Certificates and should consult with their legal advisors. See 'Legal Investment' herein and 'Legal
                                      Investment Matters' in the Prospectus.
Ratings.............................  It is a condition of the issuance of the Class A Certificates that they be rated 'AAA' by each of Standard & Poor's and Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Standard &
                                      Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, the likelihood of the receipt of any amounts in respect of Group I Unpaid Interest Shortfalls or Group II
                                      Unpaid Interest Shortfalls or the corresponding effect on yield to investors. See 'Certain Yield and Prepayment Considerations' and 'Ratings'
                                      herein and 'Yield Considerations' in the Prospectus.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

     The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first or junior mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac or by the Company's affiliate, Residential Funding, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. and Residential Accredit Loans, Inc. For example, the Mortgage Loans may have been made to Mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or Mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result of the underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. As of the Cut-off Date, 10.6% and 7.9% of the Group I Loans and Group II Loans, respectively, are at least 30 days delinquent in payment of principal and interest. As of the Cut-off Date, none of the Group I Loans or Group II Loans are 60 or more days delinquent in payment of principal and interest. See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' and ' -- Underwriting Standards' herein. The Mortgage Loans with higher loan-to-value ratios (each, a 'LOAN-TO-VALUE RATIO') may also present a greater risk of loss. In particular, 21.8% and 41.2% of the Group I Loans and Group II Loans, respectively, are Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80% that are not insured by a Primary Insurance Policy that might otherwise protect against such greater risk of loss.

     28.2% of the Group I Loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a Balloon Payment, as defined herein) at their stated maturity. Mortgage loans with Balloon Payments involve a greater degree of risk because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. See 'Description of the Mortgage Pool -- General' herein.

     4.2% of the Group I Loans are Junior Mortgage Loans and accordingly are secured by junior liens on the related Mortgaged Properties, which liens will be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages (such Group I Loans, the 'JUNIOR GROUP I LOANS'). Accordingly, the holder of a Junior Group I Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a Junior Group I Loan may not be able to control the timing, method or procedure of any foreclosure action relating to the Mortgaged Property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Group I Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For additional information regarding mortgage loans secured by junior liens see 'Risk Factors' and 'Certain Legal Aspects of Mortgage Loans and Contracts' in the Prospectus.

     In addition to the foregoing, from time to time certain geographic regions will experience weaker regional economic conditions and housing markets and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans in the Trust Fund may be concentrated in these regions, and such concentration may present risks in addition to those generally present for similar mortgage-backed securities without such concentration.

LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Company, the Master Servicer, the Mortgage Collateral Sellers, GMAC Mortgage Group, Inc. or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations (if any) of the Company, the Mortgage Collateral Sellers and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and the Master Servicer's servicing obligations under the Pooling and Servicing Agreement (including the Master Servicer's limited obligation to make certain Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Master Servicer, the Mortgage Collateral Sellers, GMAC Mortgage Group, Inc. or any of their affiliates. Proceeds of the assets included in the Trust Fund will be the sole source of payments on the Certificates, and there will be no recourse to the Company, the Master Servicer, the Mortgage Collateral Sellers, GMAC Mortgage Group, Inc. or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

LIMITATIONS AND REDUCTION OF CREDIT ENHANCEMENT

     The credit enhancement (i) for the Class A Certificates primarily consists of the overcollateralization provisions described herein and subordination provided by the related classes of Subordinate Certificates and (ii) for each class of related Subordinate Certificates primarily consists of the overcollateralization provisions described herein and the subordination provided by any class of related Subordinate Certificates subordinate thereto, and, in each case, also includes the limited availability of (i) the Loan Group I Excess Cash Flow to pay amounts related to Realized Losses allocated to the Group II Certificates and (ii) the Loan Group II Excess Cash Flow to pay amounts related to Realized Losses allocated to the Group I Certificates, in each case in the manner and to the extent described herein. None of the Company, the Master Servicer, the Mortgage Collateral Sellers, GMAC Mortgage Group, Inc. nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Class A Certificates.

CLASS A-I-1 AND GROUP II CERTIFICATE PASS-THROUGH RATE RISK AND YIELD CONSIDERATIONS

     The yield to investors on the Class A-I-1 Certificates and Group II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Maximum Class A-I-1 Rate and the Maximum Group II Rate, respectively. The prepayment of the Mortgage Loans with higher Mortgage Rates and, to the extent not repurchased, the presence of Converted Mortgage Loans among the Group II Loans (solely with respect to the Group II Certificates), may result in a lower Maximum Class A-I-1 Rate or lower Maximum Group II Rate, as applicable. If on any Distribution Date the application of the Maximum Class A-I-1 Rate or Maximum Group II Rate results in an interest payment lower than One-Month LIBOR plus the related margin on such Certificates during the related Interest Accrual Period, the value of the Class A-I-1 Certificates or Group II Certificates, as applicable, may be temporarily or permanently reduced.

     Investors in the Group II Certificates should be aware that the Mortgage Rate on each Group II Loan will adjust either semi-annually or annually (such adjustment to commence as described herein), based upon One-Year U.S. Treasury or Six-Month LIBOR, as applicable, and the Pass-Through Rate on the Group II Certificates will adjust monthly based upon One-Month LIBOR as described under 'Description of the Certificates -- Calculation of One-Month LIBOR' herein, subject to the Maximum Group II Rate. Consequently, the interest that becomes due on the Group II Loans during the related Due Period may not be equal to the amount of interest that would accrue on the Group II Certificates at One-Month LIBOR plus the Applicable Group II Spread during the related Interest Accrual Period. In particular, because the Pass-Through Rate on the Group II Certificates adjusts monthly, while the interest rates on the Group II Loans adjust semi-annually or annually (and in some cases, only after the expiration of the related fixed rate period), subject to any applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate, in a rising interest rate environment, the Accrued Certificate Interest on the Group II Certificates may be greater than an amount equal to (a) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by (b) the weighted average of the Net Mortgage Rates on the Group II Loans as of the first day of the calendar month in which the Interest Accrual Period begins, resulting in Group II Unpaid Interest Shortfalls. Furthermore, each of the Group II Loans bear interest as of the Cut-off Date or as of their dates of origination at initial rates that were determined without regard to the applicable Index. Group II Unpaid Interest Shortfalls are not addressed by the rating assigned to the Group II Certificates. Such shortfalls are payable only to the extent of Eligible Master Servicing

Compensation, Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow (in each case to the extent available therefor) and may remain unpaid on the final Distribution Date.

     The yield to maturity on the Group II Certificates may be affected by the resetting of the Mortgage Rates on the Group II Loans on the related Adjustment Dates. In addition, because the Mortgage Rate for each Group II Loan is based on the related Index plus the related Note Margin, such rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the Group II Loans after such adjustment.

SUBORDINATE CERTIFICATE YIELD CONSIDERATIONS

     As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans in each Loan Group will be allocated among the related classes of Class A Certificates and, during certain periods, no principal payments will be distributed to each class of related Subordinate Certificates. Unless the Certificate Principal Balances of the related classes of Class A Certificates have been reduced to zero, the related Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect with respect to a Loan Group, the related classes of Subordinate Certificates will not be entitled to receive distributions in respect of principal. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the related Class A Certificates by the related Subordinate Certificates (together with the related Class SB Certificates), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Targeted Overcollateralization Amount with respect to Loan Group I and Loan Group II has been reduced to approximately $1,000,200 and approximately $1,250,000, respectively, the most subordinate class of related Subordinate Certificates then outstanding may receive more than such class' pro rata share of the related Principal Distribution Amount for such Distribution Date.

     The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans in the related Loan Group (and the timing thereof), to the extent such losses are not covered by Loan Group I Excess Cash Flow, Loan Group II Excess Cash Flow, the related Class SB Certificates or by any other class of Subordinate Certificates having a lower payment priority (or allocated to Class A Certificates under the circumstances described herein), because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of $450,045,158. The Mortgage Loans are secured by first and junior liens on fee simple interests in one- to four-family residential real properties. 8.1% of the Mortgage Loans have a Due Date other than the first day of each month. The Mortgage Pool consists, and the Mortgage Pool will consist, of two groups of Mortgage Loans ('LOAN GROUP I' and 'LOAN GROUP II,' and each, a 'LOAN GROUP'), designated as the 'GROUP I LOANS' and 'GROUP II LOANS.' The Group I Loans will consist of fixed-rate Mortgage Loans with original terms to maturity of not more than 30 years (or, in the case of approximately 39.7% of the Group I Loans (including Balloon Mortgage Loans), not more than 15 years). The Group II Loans will consist of adjustable rate Mortgage Loans with original terms to maturity of not more than 30 years.

     With respect to Mortgage Loans that have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

     The Company and Residential Funding will make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. The Company and Residential Funding will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan and such Mortgage Loan is not otherwise repurchased by the related Mortgage Collateral Seller. The Company, as assignee of Residential Funding, will also assign to the Trustee for the benefit of the Certificateholders certain of its rights, title and interest in any agreement relating to the transfer and assignment of the Mortgage Loans to the Company by Residential Funding, including certain representations and warranties made by the Mortgage Collateral Sellers. Insofar as any such agreement relates to the representations and warranties made by the related Mortgage Collateral Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. However, neither the Company nor Residential Funding will be required to repurchase or substitute for any Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan if the substance of any such breach also constitutes fraud in the origination of such affected Mortgage Loan.

     28.2% of the Group I Loans require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment (each such Mortgage Loan, a 'BALLOON MORTGAGE LOAN'), leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a 'BALLOON PAYMENT'). The existence of a Balloon Payment generally will require the related mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer or the Trustee is obligated to refinance any Balloon Mortgage Loan.

     Group I Loans. The Group I Loans consist of 2,464 fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $200,042,997. The Group I Loans had individual principal balances at origination of at least $2,291 but not more than $750,000, with an average principal balance at origination of approximately $81,429. 60.3% of the Group I Loans have terms to maturity from the date of origination or modification of greater than 180 months but not more than 30 years, with a weighted average remaining term to stated maturity of approximately 351 months as of the Cut-off Date. 39.7% of the Group I Loans have terms to maturity from the date of origination of not more than 15 years, with a weighted average term to maturity of approximately 174 months as of the Cut-off Date. 28.2% of the Group I Loans are Balloon Mortgage Loans. Approximately 13.6% of the Group I Loans were purchased from Equity Lending Inc. (the 'EQUITY LENDING MORTGAGE LOANS'), an Unaffiliated Seller. Approximately 4.5% of the Group I Loans were purchased from HomeComings Financial Network, an Affiliated Seller. Except as described in the second preceding sentence, no Unaffiliated Seller sold more than 6.7% of the Group I Loans to Residential Funding. Approximately 38.0% and 46.3% of the Group I Loans are being or will be subserviced by Ocwen Federal and LSI Financial, respectively.

     87.4% of the Equity Lending Mortgage Loans are Balloon Mortgage Loans. Approximately 95.4% of the Mortgage Notes with respect to Equity Lending Mortgage Loans provide that the Mortgage Rate thereon can be reduced by either 0.50%, 0.75% or 1.00% on a semi-annual basis during the first two years after origination if the Mortgagor makes its full monthly payment prior to the 12th day of each month for six consecutive months during such two year period. If the Mortgagor makes its full monthly payment prior to the 12th day of each month consecutively for each month during the first two years after origination, the Mortgage Rate may be reduced further to a level that ranges from 8.4% to 9.9%.

     Group II Loans. The Group II Loans consist of 2,034 adjustable rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $250,002,161. The Group II Loans had individual principal balances at origination of at least $15,000 but not more than $588,000, with an average principal balance at origination of approximately $123,124. All Group II Loans have original terms to maturity of not more than 30 years, with a weighted average remaining term to stated maturity of approximately 358 months as of the Cut-off Date. Approximately 11.1% of the Group II Loans will have been purchased from First Franklin

Financial Corp., an Unaffiliated Seller. Except as described in the preceding sentence, no Unaffiliated Seller sold more than 6.8% of the Group II Loans to Residential Funding. Approximately 83.2% and 15.8% of the Group II Loans are being or will be subserviced by Ocwen Federal and LSI Financial, respectively.

MORTGAGE POOL CHARACTERISTICS

     As of the Cut-off Date, 9.1% of the Mortgage Loans are at least 30 days delinquent in payment of principal and interest. As of the Cut-off Date, no Mortgage Loan is 60 days or more delinquent in payment of principal and interest.

     A substantial portion of the Mortgage Loans provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately five years of the origination of such Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal amount of the Mortgage Loan. Prepayment charges received on the Mortgage Loans will not be available for distribution on the Certificates.

     4.2% of the Group I Loans are Junior Mortgage Loans. None of the Group II Loans are Junior Mortgage Loans.

     No Mortgage Loan provides for deferred interest or negative amortization.

     One of the Group I Loans will be a Buydown Loan.

     Approximately 2.1% of the Group I Loans will be High Cost Loans. Approximately 1.0% of the Group II Loans will be High Cost Loans.

     Approximately 0.3% of the Group I Loans will have Mortgage Rates calculated on the basis of the simple interest method.

GROUP I LOANS

     None of the Group I Loans will have been originated prior to October 31, 1995 or will have a maturity date later than July 1, 2027. No Group I Loan will have a remaining term to maturity as of the Cut-off Date of less than 37 months. The weighted average stated term to maturity of the Group I Loans as of the Cut-off Date will be approximately 281 months.

     As of the Cut-off Date, 10.6% of the Group I Loans are at least 30 days delinquent in payment of principal and interest and none of the Group I Loans are 60 or more days delinquent in payment of principal and interest.

     Set forth below is a description of certain additional characteristics of the Group I Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group I Loans are as of the Cut-off Date and are rounded to the nearest dollar.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                                   MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

$      0 - 100,000............................................        1,850          $ 100,906,532           50.44%
 100,001 - 200,000............................................          498             66,331,087           33.16
 200,001 - 300,000............................................           90             21,582,964           10.79
 300,001 - 400,000............................................           17              6,124,012            3.06
 400,001 - 500,000............................................            4              1,968,888            0.98
 500,001 - 600,000............................................            2              1,122,447            0.56
 600,001 - 700,000............................................            2              1,257,521            0.63
 700,001 - 800,000............................................            1                749,546            0.37
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

     As of the Cut-off Date, the average unpaid principal balance of the Group I Mortgage Loans will be approximately $81,186.

                    NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
NET MORTGAGE RATES (%)                                           MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

 7.000 -  7.499...............................................           11          $   1,818,026            0.91%
 7.500 -  7.999...............................................           38              5,597,275            2.80
 8.000 -  8.499...............................................          103             12,169,712            6.08
 8.500 -  8.999...............................................          179             18,446,095            9.22
 9.000 -  9.499...............................................          359             35,069,360           17.53
 9.500 -  9.999...............................................          322             29,719,304           14.86
10.000 - 10.499...............................................          347             25,761,093           12.88
10.500 - 10.999...............................................          235             18,286,916            9.14
11.000 - 11.499...............................................          215             16,584,847            8.29
11.500 - 11.999...............................................          158             10,649,788            5.32
12.000 - 12.499...............................................          126              7,473,568            3.74
12.500 - 12.999...............................................          120              8,323,715            4.16
13.000 - 13.499...............................................           50              2,826,968            1.41
13.500 - 13.999...............................................           67              1,736,096            0.87
14.000 - 14.499...............................................           39              1,473,846            0.74
14.500 - 14.999...............................................           23                887,709            0.44
15.000 - 15.499...............................................           20                907,545            0.45
15.500 - 15.999...............................................           33              1,490,873            0.75
16.000 - 16.499...............................................            7                156,029            0.08
16.500 - 16.999...............................................            8                446,483            0.22
17.000 - 17.499...............................................            4                217,749            0.11
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

                      MORTGAGE RATES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
MORTGAGE RATES (%)                                               MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

 7.500 -  7.999...............................................            8          $   1,397,451            0.70%
 8.000 -  8.499...............................................           31              4,264,304            2.13
 8.500 -  8.999...............................................           85             10,419,135            5.21
 9.000 -  9.499...............................................          126             13,918,657            6.96
 9.500 -  9.999...............................................          378             37,448,412           18.72
10.000 - 10.499...............................................          274             26,103,137           13.05
10.500 - 10.999...............................................          397             30,749,730           15.37
11.000 - 11.499...............................................          237             18,591,185            9.29
11.500 - 11.999...............................................          237             18,092,188            9.04
12.000 - 12.499...............................................          165             11,394,365            5.70
12.500 - 12.999...............................................          135              8,188,612            4.09
13.000 - 13.499...............................................          130              8,768,112            4.38
13.500 - 13.999...............................................           55              3,241,809            1.62
14.000 - 14.499...............................................           28              1,282,197            0.64
14.500 - 14.999...............................................           83              2,077,317            1.04
15.000 - 15.499...............................................           10                414,493            0.21
15.500 - 15.999...............................................           31              1,315,380            0.66
16.000 - 16.499...............................................           12                480,532            0.24
16.500 - 16.999...............................................           30              1,231,751            0.62
17.000 - 17.499...............................................            5                269,771            0.13
17.500 - 17.999...............................................            7                394,461            0.20
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Mortgage Loans will be approximately 10.8415% per annum.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS*

                                                                   NUMBER OF                             PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIO (%)                                 MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

 0.01 -  50.00................................................          239          $  12,989,530            6.49%
50.01 -  55.00................................................           64              3,440,691            1.72
55.01 -  60.00................................................           98              7,880,122            3.94
60.01 -  65.00................................................          141             11,067,381            5.53
65.01 -  70.00................................................          285             23,188,022           11.59
70.01 -  75.00................................................          378             31,576,754           15.78
75.01 -  80.00................................................          649             58,948,591           29.47
80.01 -  85.00................................................          342             28,025,713           14.01
85.01 -  90.00................................................          248             22,004,631           11.00
90.01 -  95.00................................................           11                688,893            0.34
95.01 - 100.00................................................            9                232,668            0.12
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

------------

* With respect to the Junior Group I Loans, this table was calculated using the Combined Loan-to-Value Ratio of such Mortgage Loans.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately 72.21%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
STATE                                                            MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

California....................................................          204          $  24,562,408           12.28%
Minnesota.....................................................          237             19,446,222            9.72
Florida.......................................................          241             18,264,388            9.13
Colorado......................................................          113             11,760,767            5.88
Texas.........................................................          193             10,677,541            5.34
Maryland......................................................          148             10,435,774            5.22
Georgia.......................................................          114              9,706,670            4.85
New York......................................................           73              9,062,630            4.53
Washington....................................................           67              7,043,680            3.52
Michigan......................................................          101              6,997,466            3.50
Other(1)......................................................          973             72,085,451           36.03
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 0.4% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.6% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                   MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
LOAN PURPOSE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

Purchase......................................................          717          $  62,059,078           31.02%
Rate/Term Refinance...........................................          276             24,209,110           12.10
Equity Refinance..............................................        1,471            113,774,809           56.88
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

     The weighted average Loan-to-Value Ratio at origination of rate and term refinance of the Group I Mortgage Loans will be 75.86%. The weighted average Loan-to-Value Ratio at origination of equity refinance of the Group I Mortgage Loans will be 68.16%.

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
DOCUMENTATION TYPE                                               MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

Full Documentation............................................        2,066          $ 162,281,690           81.12%
Limited/Reduced...............................................            6                358,681            0.18
Reduced Documentation.........................................          392             37,402,625           18.70
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

     The weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans which were underwritten under a reduced loan documentation program will be 67.57%. No more than 14.1% of such reduced loan documentation of the Group I Mortgage Loans will be secured by Mortgaged Properties located in California.

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
OCCUPANCY                                                        MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

Primary Residence.............................................        2,220          $ 183,222,193           91.59%
Second/Vacation...............................................           28              2,333,307            1.17
Non Owner-occupied............................................          216             14,487,496            7.24
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

                 MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
PROPERTY TYPE                                                    MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

Single-family detached........................................        2,082          $ 170,281,915           85.12%
Planned Unit Developments (detached)..........................           91              8,971,278            4.48
Two- to four-family units.....................................           95              8,000,730            4.00
Condo Low-Rise (less than 5 stories)..........................           60              3,362,841            1.68
Condo Mid-Rise (5 to 8 stories)...............................            2                 89,721            0.04
Manufactured Home.............................................           12              1,257,078            0.63
Condo High-Rise (9 stories or more)...........................            2                124,294            0.06
Townhouse.....................................................           83              4,667,049            2.33
Townhouse (2 to 4 family units)...............................            5                618,491            0.31
Planned Unit Developments (attached)..........................           29              2,483,147            1.24
Leasehold.....................................................            1                 51,361            0.03
Modular.......................................................            2                135,092            0.07
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

                        RISK GRADES OF THE GROUP I LOANS

                                                                   NUMBER OF                             PERCENT OF
RISK GRADE                                                       MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP I LOANS
--------------------------------------------------------------   --------------    -----------------    -------------

Category 1A...................................................          807          $  76,382,592           38.18%
Category 1....................................................          727             63,597,958           31.79
Category 2....................................................          538             37,250,243           18.62
Category 3....................................................          243             15,447,663            7.72
Category 4....................................................          149              7,364,541            3.68
                                                                     ------        -----------------    -------------
     Total....................................................        2,464          $ 200,042,997          100.00%
                                                                     ------        -----------------    -------------
                                                                     ------        -----------------    -------------

GROUP II LOANS

     Mortgage Rate Adjustment. The Mortgage Rate on 309 Group II Loans, representing approximately 14.4% of the Group II Loans (the 'TREASURY INDEX MORTGAGE LOANS'), will adjust annually commencing approximately (i) one year after origination (with respect to 292 Group II Loans representing approximately 13.7% of the Group II Loans) (the 'ONE YEAR FIXED PERIOD TREASURY INDEX GROUP II LOANS'), or (ii) three years after origination (with respect to 17 Group II Loans, representing approximately 0.7% of the Group II Loans) (the 'THREE YEAR FIXED PERIOD TREASURY INDEX GROUP II LOANS') specified in the related Mortgage Note to a rate equal to the sum of One-Year U.S. Treasury and a fixed percentage set forth in the related Mortgage Note (the 'NOTE MARGIN'), subject to the limitations described herein. The Mortgage Rate on 1,725 Group II Loans, representing approximately 85.6% of the Group II Loans, will adjust semi-annually commencing approximately (i) six months after origination (with respect to 329 Group II Loans, representing approximately 17.6% of the Group II Loans) (the 'SIX MONTH LIBOR GROUP II LOANS'), (ii) two years after origination (with respect to 1,242 Group II Loans, representing approximately 60.5% of the Group II Loans) or 12 months after origination (with respect to 40 Group II Loans, representing approximately 2.6% of the Group II Loans) (collectively, the 'TWO YEAR FIXED PERIOD LIBOR GROUP II LOANS')), or (iii) three years after origination (with respect to 114 Group II Loans, representing approximately 4.9% of the Group II Loans (the 'THREE YEAR FIXED PERIOD LIBOR GROUP II LOANS'), in each case on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Notes) of Six-Month LIBOR and the Note Margin set forth in the related Mortgage Note, subject to the limitations described herein.

     The amount of the monthly payment on each Group II Loan will be adjusted semi-annually or annually, as applicable, on the Due Date of the month following the month in which the Adjustment Date occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and to fully amortize the outstanding principal balance of each Group II Loan over its remaining term to stated maturity. As of the Cut-off Date, 1.4% of the Group II Loans will have reached their first Adjustment Date. The Group II Loans will have various Adjustment Dates, Note Margins and limitations on the Mortgage Rate adjustments, as described below.

     The Mortgage Rate on each Group II Loan may not increase or decrease on any Adjustment Date by more than a specified percentage per annum (the 'PERIODIC RATE CAP'). With respect to the One Year Fixed Period Treasury Index Group II Loans, the Periodic Rate Cap is not more than 2.0%; provided, however, that certain of the One Year Fixed Period Treasury Index Group II Loans may adjust up to 3.0% on the initial Adjustment Date. With respect to the Three-Year Fixed Period Treasury Index Group II Loans, the Periodic Rate Cap is not more than 2.0%; provided, however, that certain of the Three-Year Fixed Period Treasury Index Group II Loans may adjust up to 3.0% on the initial Adjustment Date. With respect to the Six Month LIBOR Group II Loans, the Periodic Rate Cap is not more than 1.5%; provided, however, that certain of the Six Month LIBOR Group II Loans may adjust up to 3.0% on the initial Adjustment Date. With respect to the Two Year Fixed Period LIBOR Group II Loans, the Periodic Rate Cap is not more than 3.0%; provided, however, that certain of the Two Year Fixed Period LIBOR Group II Loans may adjust up to 6.0% on the initial Adjustment Date. With respect to the Three Year Fixed Period LIBOR Group II Loans, the Periodic Rate Cap is not more than 1.5%; provided, however, that certain of Three Year Fixed Period LIBOR Group II Loans may adjust up to 6.0% on the initial Adjustment Date.

     The Mortgage Rate on a Group II Loan may not exceed the maximum Mortgage Rate (the 'MAXIMUM MORTGAGE RATE') or be less than the minimum Mortgage Rate (the 'MINIMUM MORTGAGE RATE') specified for such Group II Loan in the related Mortgage Note. The Minimum Mortgage Rate for each Group II Loan will be equal to the Note Margin, except in the case of 63.5% of the Group II Loans, which have a Minimum Mortgage Rate greater than the Note Margin. The Minimum Mortgage Rates on the Group II Loans will range from 2.75% to 14.00%, with a weighted average Minimum Mortgage Rate as of the Cut-off Date of 8.3505%. The Maximum Mortgage Rates on the Group II Loans will range from 12.25% to 20.99%, with a weighted average Maximum Mortgage Rate as of the Cut-off Date of 16.0589%. No Group II Loan provides for payment caps on any Adjustment Date that would result in deferred interest or negative amortization.

     With respect to the One Year Fixed Period Treasury Index Group II Loans and Three Year Fixed Period Treasury Index Group II Loans, the Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) (the 'RELEASE') as most recently available as of the date forty-five days prior to the Adjustment Date ('ONE-YEAR U.S. TREASURY'). Such average yields reflect the yields for the week prior to that week. With respect to the Six Month LIBOR Group II Loans, Two Year Fixed Period LIBOR Group II Loans and the Three Year Fixed Period LIBOR Group II Loans, the Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks ('SIX-MONTH LIBOR') as published in The Wall Street Journal and as most recently available
(i) as of the first business day of the month immediately preceding the month in which the Adjustment Date occurs or (ii) as of the date forty-five days prior to the Adjustment Date (each such date as of which Six-Month LIBOR is determined, a 'REFERENCE DATE'). With respect to 65 Six Month LIBOR Group II Loans, representing approximately 3.6% of the Group II Loans, the Index will be Six-Month LIBOR, as published by Fannie Mae and as most recently available as of the date forty-five days prior to the Adjustment Date. One-Year U.S. Treasury and Six-Month LIBOR are referred to herein as an 'INDEX.' In the event that the related Index specified in a Mortgage Note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

     One-Year U.S. Treasury. One-Year U.S. Treasury is currently calculated based on information reported in the Release. Listed below are the weekly average yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the date that would have been applicable to mortgage loans whose index was most recently available as of the date forty-five days prior to the adjustment date and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such U.S. Treasury securities on any Adjustment Date or during the life of any Treasury Index Group II Loan.

                             ONE-YEAR U.S. TREASURY

ADJUSTMENT DATE                                             1993     1994     1995     1996     1997
---------------------------------------------------------   ----     ----     ----     ----     ----

January 1................................................   3.64%    3.55%    6.42%    5.45%    5.44%
February 1...............................................   3.72     3.60     7.10     5.35     5.46
March 1..................................................   3.60     3.63     7.24     5.17     5.61
April 1..................................................   3.41     3.85     6.79     4.85     5.53
May 1....................................................   3.39     4.28     6.54     5.15     5.72
June 1...................................................   3.31     4.71     6.28     5.62     5.99
July 1...................................................   3.27     5.49     6.00     5.67     5.90
August 1.................................................   3.61     5.16     5.69     5.86     5.72
September 1..............................................   3.42     5.49     5.47     5.90     5.54
October 1................................................   3.48     5.60     5.71     5.60
November 1...............................................   3.32     5.62     5.63     5.88
December 1...............................................   3.35     6.04     5.60     5.57

     Six-Month LIBOR. Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a Reference Date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in The Wall Street Journal on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae or The Wall Street Journal). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any Mortgage Loan based on Six-Month LIBOR.

                                SIX-MONTH LIBOR

ADJUSTMENT DATE                                             1993      1994      1995      1996      1997
---------------------------------------------------------   -----     -----     -----     -----     -----

January 1................................................   4.000%    3.500%    6.562%    5.718%    5.562%
February 1...............................................   3.625     3.500     7.000     5.531     5.625
March 1..................................................   3.375     3.375     6.687     5.281     5.687
April 1..................................................   3.312     4.000     6.437     5.312     5.718
May 1....................................................   3.375     4.250     6.500     5.531     5.968
June 1...................................................   3.312     4.688     6.375     5.562     6.000
July 1...................................................   3.500     5.000     6.000     5.656     6.000
August 1.................................................   3.500     5.250     6.000     5.812     5.937
September 1..............................................   3.500     5.313     5.875     5.906     5.812
October 1................................................   3.437     5.313     5.906     5.843
November 1...............................................   3.375     5.750     5.968     5.750
December 1...............................................   3.437     5.937     5.875     5.562

     The initial Mortgage Rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Note Margin. Therefore, unless the related Index declines after origination of a Group II Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Group II Loan subject to the Periodic Rate Cap. The repayment of the Group II Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following adjustments of the Mortgage Rate. Group II Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the Mortgage Rates therefore may reflect different related Index values), Note Margins, Maximum Mortgage Rates and Minimum Mortgage Rates. The Net Mortgage Rate with respect to each Group II Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. The 'NET MORTGAGE RATE' on each Group II Loan will be adjusted on each Adjustment Date to equal the Mortgage Rate thereon minus the rate per annum at which the related master servicing and subservicing fees accrue thereon (the 'SERVICING FEE RATE'), subject to any Periodic Rate Cap, but may not exceed the Maximum Mortgage Rate minus the Servicing Fee Rate (the 'MAXIMUM NET MORTGAGE RATE') or be less than the Minimum Mortgage Rate minus the Servicing Fee Rate (the 'MINIMUM NET MORTGAGE RATE') for such Group II Loan. The Net Mortgage Rate with respect to each Group I Loan will equal the Mortgage Rate thereon minus the Servicing Fee Rate with respect to such Group I Loan. See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' herein.

     Convertible Mortgage Loans. Approximately 0.04% of the Group II Loans provide that, at the option of the related Mortgagors, the adjustable interest rate on such Group II Loans may be converted to a fixed interest rate (the 'CONVERTIBLE MORTGAGE LOANS'). With respect to the Group II Loans, the first month in which any of the Convertible Mortgage Loans can convert is January 1, 2000, and the last month in which any of the Convertible Mortgage Loans may convert is January 1, 2004. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Group II Loan (a 'CONVERTING MORTGAGE LOAN'), the related Sub-Servicer will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any subservicing fees (the 'CONVERSION PRICE'). In the event of a failure by a Sub-Servicer to purchase a Converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Group II Loan following its conversion (a 'CONVERTED MORTGAGE LOAN') during the one-month period following the date of conversion at the Conversion Price.

     If the related Sub-Servicer fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, none of the Company, GMAC Mortgage Group, Inc., the Trustee (either in its capacity as trustee or as successor master servicer) or any of their affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in Loan Group II as a fixed-rate Mortgage Loan (with a Maximum Mortgage Rate equal to the fixed Mortgage Rate) and will result in Loan Group II having both fixed-rate and adjustable-rate Mortgage Loans. See 'Certain Yield and Prepayment Considerations' herein.

     Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Mortgage Loans Secured by Multiple Properties. 16 of the Group I Loans, representing 1.90% of the Group I Loans (the 'MULTIPLE PROPERTY GROUP I LOANS'), are secured by a mortgage and deed of trust covering two properties. The laws of the states may limit the amount of recovery on a particular foreclosure property located in such state to the difference between the amount of the outstanding indebtedness and the value of the property or properties previously foreclosed, rather than the actual amounts recovered in such foreclosure or foreclosures. Furthermore, due to the effect of 'one-action' or 'security first' rules in some states, the remedies that a lender may exercise upon an event of default as against a property or other collateral or against a borrower may result in the impairment or loss of the lender's lien on other properties lender's security interest in other collateral. Such considerations could delay or reduce the ultimate recovery by a Certificateholder in the event of an event of default under a Multiple Property Group I Loan and could increase the costs of foreclosure.

     Group II Loan Characteristics. The Group II Loans will have the following characteristics as of the Cut-off Date:

                                                  LIBOR INDEX          TREASURY INDEX      AGGREGATE FOR ALL
                                               MORTGAGE LOANS(1)     MORTGAGE LOANS(2)       GROUP II LOANS
                                               ------------------    ------------------    ------------------

Number of Mortgage Loans....................                1,725                   309                 2,034
Weighted Average of Net Mortgage Rates......               9.2437                8.9992                9.2085
Range of Net Mortgage Rates.................    6.1700 to 13.6700     6.9200 to 11.6700     6.1700 to 13.6700
Mortgage Rates:
     Weighted Average.......................               9.8237                9.5792                9.7885
     Range..................................    6.7500 to 14.2500      7.500 to 12.2500     6.7500 to 14.2500
Note Margins:
     Weighted Average.......................               6.0127                5.8667                5.9917
     Range..................................    2.7500 to 10.3750      2.7500 to 8.5000     2.7500 to 10.3750
Minimum Mortgage Rates:
     Weighted Average.......................               8.5799                6.9875                8.3505
     Range..................................    3.0000 to 14.0000     2.7500 to 12.2500     2.7500 to 14.0000
Minimum Net Mortgage Rates:
     Weighted Average.......................               7.9999                6.4075                7.7705
     Range..................................    2.4200 to 13.4200     2.1700 to 11.6700     2.1700 to 13.4200
Maximum Mortgage Rates:
     Weighted Average.......................              16.1100               15.7550               16.0589
     Range..................................   12.2500 to 20.9900    12.7500 to 18.3750    12.2500 to 20.9900
Maximum Net Mortgage Rates:
     Weighted Average.......................              15.5300               15.1750               15.4789
     Range..................................   11.6700 to 20.4100    12.1700 to 17.7950    11.6700 to 20.4100
Weighted Average Months to next Adjustment
  Date after August 1, 1997(3)..............                   18                    10                    17

------------

(1) This column contains aggregate information with respect to the Six Month LIBOR Group II Loans, Two Year Fixed Period LIBOR Group II Loans and Three Year Fixed Period LIBOR Group II Loans.

(2) This column contains aggregate information with respect to the One Year Fixed Period Treasury Index Group II Loans and the Three Year Fixed Period Treasury Index Group II Loans.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The Weighted Average Months to next Adjustment Date will be equal to the weighted average of the number of months until the Adjustment Date next following August 1997.

                            ------------------------

     None of the Group II Loans will have been originated prior to June 29, 1994 or will have a maturity date later than August 1, 2027. No Group II Loan will have a remaining term to stated maturity as of the Cut-off Date of less than 324 months. The weighted average term to stated maturity of the Group II Loans as of the Cut-off Date will be approximately 358 months. The weighted average original term to maturity of the Group II Loans as of the Cut-off Date will be approximately 360 months.

     As of the Cut-off Date, 7.9% of the Group II Loans are at least 30 days delinquent in payment of principal and interest, and none of the Group II Loans are 60 or more days delinquent in payment of principal and interest.

     The Group II Mortgage Loans are generally assumable pursuant to the terms of the related Mortgage Note. See 'Maturity and Prepayment Considerations' in the Prospectus.

     Set forth below is a description of certain additional characteristics of the Group II Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all principal balances of the Group II Loans are as of the Cut-off Date and are rounded to the nearest dollar.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                                  MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

$      0 - 100,000...........................................          962          $  66,511,633           26.60%
 100,001 - 200,000...........................................          810            112,915,283           45.17
 200,001 - 300,000...........................................          200             48,133,920           19.25
 300,001 - 400,000...........................................           51             17,407,537            6.96
 400,001 - 500,000...........................................           10              4,446,554            1.78
 500,001 - 600,000...........................................            1                587,234            0.23
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     As of the Cut-off Date, the average unpaid principal balance of the Group II Mortgage Loans will be approximately $122,912.

     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE SUB-GROUP II-B LOANS

                                                                                                         PERCENT OF
ORIGINAL MORTGAGE                                                 NUMBER OF                                 SUCH
LOAN BALANCE                                                    MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

$      0 -  50,000...........................................          39            $ 1,511,415             2.21%
  50,001 - 100,000...........................................         178             13,343,782            19.49
 100,001 - 150,000...........................................         173             21,763,495            31.79
 150,001 - 200,000...........................................         147             25,840,116            37.74
 200,001 - 214,600...........................................          29              6,010,841             8.78
                                                                      ---         -----------------       -------
     Total...................................................         566            $68,469,648           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the average unpaid principal balance of the Sub-Group II-B Mortgage Loans will be approximately $120,971.

                    NET MORTGAGE RATES OF THE GROUP II LOANS

                                                                NUMBER OF                                PERCENT OF
NET MORTGAGE RATES (%)                                        MORTGAGE LOANS    PRINCIPAL BALANCE      GROUP II LOANS
-----------------------------------------------------------   --------------    -----------------    ------------------

 6.000 -  6,499............................................            4          $     514,112              0.21%
 6.500 -  6.999............................................           19              3,060,362              1.22
 7.000 -  7.499............................................           35              5,957,742              2.38
 7.500 -  7.999............................................          116             16,264,456              6.51
 8.000 -  8.499............................................          285             42,778,790             17.11
 8.500 -  8.999............................................          308             39,565,743             15.83
 9.000 -  9.499............................................          403             50,944,673             20.38
 9.500 -  9.999                                                      309             36,261,034             14.50
10.000 - 10.499............................................          259             28,152,034             11.26
10.500 - 10.999............................................          144             14,336,454              5.73
11.000 - 11.499............................................           95              7,883,057              3.15
11.500 - 11.999............................................           26              2,295,875              0.92
12.000 - 12.499............................................           20              1,478,456              0.59
12.500 - 12.999............................................            6                267,108              0.11
13.000 - 13.499............................................            4                204,599              0.08
13.500 - 13.999............................................            1                 37,667              0.02
                                                                  ------        -----------------         -------
     Total.................................................        2,034          $ 250,002,161            100.00%
                                                                  ------        -----------------         -------
                                                                  ------        -----------------         -------

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
MORTGAGE RATES (%)                                              MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

 6.500 -  6.999..............................................            3          $     410,283            0.16%
 7.000 -  7.499..............................................           14              2,104,414            0.84
 7.500 -  7.999..............................................           32              5,606,539            2.24
 8.000 -  8.499..............................................           82             11,769,921            4.71
 8.500 -  8.999..............................................          278             41,203,350           16.48
 9.000 -  9.499..............................................          253             33,729,826           13.49
 9.500 -  9.999..............................................          441             56,549,196           22.62
10.000 - 10.499..............................................          295             35,194,514           14.08
10.500 - 10.999..............................................          301             32,903,137           13.16
11.000 - 11.499..............................................          142             14,855,774            5.94
11.500 - 11.999..............................................          118              9,977,535            3.99
12.000 - 12.499..............................................           38              3,178,753            1.27
12.500 - 12.999..............................................           22              1,723,391            0.69
13.000 - 13.499..............................................            9                528,276            0.21
13.500 - 13.999..............................................            4                180,856            0.07
14.000 - 14.499..............................................            2                 86,399            0.03
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans will be approximately 9.7885% per annum.

                ORIGINAL LOAN-TO-VALUE RATIOS OF GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIO (%)                                MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

 0.01 - 50.00................................................           42          $   2,862,304            1.14%
50.01 - 55.00................................................           27              2,323,655            0.93
55.01 - 60.00................................................           45              5,230,263            2.09
60.01 - 65.00................................................           90              7,944,026            3.18
65.01 - 70.00................................................          167             16,721,540            6.69
70.01 - 75.00................................................          262             29,406,751           11.76
75.01 - 80.00................................................          624             80,912,272           32.36
80.01 - 85.00................................................          356             45,291,891           18.12
85.01 - 90.00................................................          413             57,966,275           23.19
90.01 - 95.00................................................            8              1,343,184            0.54
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     The weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans will be approximately 80.10%.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
STATE                                                           MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

California...................................................          353          $  62,417,015           24.97%
Texas........................................................          220             21,972,784            8.79
Washington...................................................          143             18,594,419            7.44
Illinois.....................................................          105             14,753,786            5.90
Oregon.......................................................          104             11,588,161            4.64
Colorado.....................................................           92             10,875,727            4.35
Utah.........................................................           98             10,853,064            4.34
Arizona......................................................           82              9,790,509            3.92
Georgia......................................................           63              8,633,980            3.45
Florida......................................................           85              8,137,917            3.26
Maryland.....................................................           51              8,102,689            3.24
Other(1).....................................................          638             64,282,109           25.71
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 0.4% of the Group II Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Group II Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                  MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
LOAN PURPOSE                                                    MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

Purchase.....................................................        1,029          $ 132,766,292           53.11%
Rate/Term Refinance..........................................          193             23,207,210            9.28
Equity Refinance.............................................          810             93,650,782           37.46
Purchase (non-owner occ).....................................            2                377,877            0.15
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     The weighted average Loan-to-Value Ratio at origination of rate and term refinance Group II Mortgage Loans will be 77.86%. The weighted average Loan-to-Value Ratio at origination of equity refinance Group II Mortgage Loans will be 77.65%.

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
DOCUMENTATION TYPE                                              MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

Full Documentation...........................................        1,644          $ 200,160,526           80.06%
Limited/Reduced..............................................           12              1,197,506            0.48
Reduced Documentation........................................          378             48,644,128           19.46
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     The weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans which were underwritten under a reduced loan documentation program will be 73.18%. No more than 22.9% of such reduced loan documentation Mortgage Loans will be secured by Mortgaged Properties located in California.

                     OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
OCCUPANCY                                                       MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

Primary Residence............................................        1,894          $  26,807,996           94.72%
Second/Vacation..............................................           15              1,460,128            0.58
Non Owner-occupied...........................................          125             11,734,037            4.69
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
PROPERTY TYPE                                                   MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

Single-family detached.......................................        1,635          $ 199,432,505           79.77%
Planned Unit Developments (detached).........................          169             26,143,261           10.46
Two- to four-family units....................................           63              7,409,152            2.96
Condo Low-Rise (less than 5 stories).........................           73              7,575,284            3.03
Condo Mid-Rise (5 to 8 stories)..............................            2                268,123            0.11
Manufactured Home............................................           24              1,930,770            0.77
Condo High-Rise (9 stories or more)..........................            4                748,526            0.30
Townhouse....................................................           30              2,099,024            0.84
Townhouse (2 to 4 family units)..............................            4                402,292            0.16
Planned Unit Developments (attached).........................           29              3,850,537            1.54
Modular......................................................            1                142,686            0.06
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

                         RISK GRADES OF GROUP II LOANS

                                                                  NUMBER OF                              PERCENT OF
RISK GRADE                                                      MORTGAGE LOANS    PRINCIPAL BALANCE    GROUP II LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

Category 1A..................................................          763          $ 106,219,580           42.49%
Category 1...................................................          622             78,369,632           31.35
Category 2...................................................          437             46,850,137           18.74
Category 3...................................................          142             12,898,405            5.16
Category 4...................................................           70              5,664,407            2.27
                                                                    ------        -----------------       -------
     Total...................................................        2,034          $ 250,002,161          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

                                 MORTGAGE RATES
                           (BASED ON SIX-MONTH LIBOR)

                                                                 NUMBER OF                            PERCENT OF SUCH
MORTGAGE RATES (%)                                             MORTGAGE LOANS    PRINCIPAL BALANCE     MORTGAGE LOANS
------------------------------------------------------------   --------------    -----------------    ----------------

 6.500 -  6.999.............................................            3          $     410,283             0.19%
 7.000 -  7.499.............................................           14              2,104,414             0.98
 7.500 -  7.999.............................................           27              4,719,832             2.21
 8.000 -  8.499.............................................           75             11,058,435             5.17
 8.500 -  8.999.............................................          226             33,809,985            15.80
 9.000 -  9.499.............................................          204             28,150,553            13.16
 9.500 -  9.999.............................................          349             46,053,268            21.52
10.000 - 10.499.............................................          233             28,375,240            13.26
10.500 - 10.999.............................................          276             30,103,680            14.07
11.000 - 11.499.............................................          129             13,786,804             6.44
11.500 - 11.999.............................................          116              9,827,928             4.59
12.000 - 12.499.............................................           36              3,067,557             1.43
12.500 - 12.999.............................................           22              1,723,391             0.81
13.000 - 13.499.............................................            9                528,276             0.25
13.500 - 13.999.............................................            4                180,856             0.08
14.000 - 14.499.............................................            2                 86,399             0.04
                                                                   ------        -----------------        -------
     Total..................................................        1,725          $ 213,986,901           100.00%
                                                                   ------        -----------------        -------
                                                                   ------        -----------------        -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans based on Six-Month LIBOR will be approximately 9.8237% per annum.

                                  NOTE MARGINS
                           (BASED ON SIX-MONTH LIBOR)

                                                                NUMBER OF                             PERCENT OF SUCH
NOTE MARGINS (%)                                              MORTGAGE LOANS    PRINCIPAL BALANCE     MORTGAGE LOANS
-----------------------------------------------------------   --------------    -----------------    -----------------

 2.500 -  2.999............................................            1          $      46,959              0.02%
 3.000 -  3.499............................................            1                236,153              0.11
 3.500 -  3.999............................................            6                917,909              0.43
 4.000 -  4.499............................................           53              7,524,803              3.52
 4.500 -  4.999............................................          149             22,463,536             10.50
 5.000 -  5.499............................................          217             30,446,880             14.23
 5.500 -  5.999............................................          374             46,971,187             21.95
 6.000 -  6.499............................................          265             33,496,373             15.65
 6.500 -  6.999............................................          319             35,889,280             16.77
 7.000 -  7.499............................................          169             18,910,838              8.84
 7.500 -  7.999............................................          106             10,957,801              5.12
 8.000 -  8.499............................................           40              4,566,981              2.13
 8.500 -  8.999............................................           10                727,403              0.34
 9.000 -  9.499............................................            8                509,380              0.24
 9.500 -  9.999............................................            4                169,649              0.08
10.000 - 10.499............................................            3                151,769              0.07
                                                                  ------        -----------------         -------
     Total.................................................        1,725          $ 213,986,901            100.00%
                                                                  ------        -----------------         -------
                                                                  ------        -----------------         -------

     As of the Cut-off Date, the weighted average Note Margin of the Group II Mortgage Loans based on Six-Month LIBOR will be approximately 6.0127% per annum.

                             MAXIMUM MORTGAGE RATES
                           (BASED ON SIX-MONTH LIBOR)

                                                                 NUMBER OF                            PERCENT OF SUCH
MAXIMUM MORTGAGE RATES (%)                                     MORTGAGE LOANS    PRINCIPAL BALANCE     MORTGAGE LOANS
------------------------------------------------------------   --------------    -----------------    ----------------

12.000 - 12.999.............................................            3          $     410,283             0.19%
13.000 - 13.999.............................................           33              5,342,680             2.50
14.000 - 14.999.............................................          271             39,493,206            18.46
15.000 - 15.999.............................................          441             63,137,252            29.51
16.000 - 16.999.............................................          444             53,375,261            24.94
17.000 - 17.999.............................................          316             33,546,268            15.68
18.000 - 18.999.............................................          181             16,264,963             7.60
19.000 - 19.999.............................................           26              2,027,822             0.95
20.000 - 20.999.............................................           10                389,167             0.18
                                                                   ------        -----------------        -------
     Total..................................................        1,725          $ 213,986,901           100.00%
                                                                   ------        -----------------        -------
                                                                   ------        -----------------        -------

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group II Mortgage Loans based on Six-Month LIBOR will be approximately 16.1100% per annum.

                             MINIMUM MORTGAGE RATES
                           (BASED ON SIX-MONTH LIBOR)

                                                                 NUMBER OF                            PERCENT OF SUCH
MINIMUM MORTGAGE RATES (%)                                     MORTGAGE LOANS    PRINCIPAL BALANCE     MORTGAGE LOANS
------------------------------------------------------------   --------------    -----------------    ----------------

 3.000 -  3.999.............................................            2          $     365,326             0.17%
 4.000 -  4.999.............................................           68              9,139,492             4.27
 5.000 -  5.999.............................................          200             25,865,454            12.09
 6.000 -  6.999.............................................          179             24,080,919            11.25
 7.000 -  7.999.............................................          111             14,247,325             6.66
 8.000 -  8.999.............................................          235             35,970,726            16.81
 9.000 -  9.999.............................................          334             43,925,300            20.53
10.000 - 10.999.............................................          335             36,969,192            17.28
11.000 - 11.999.............................................          200             18,639,066             8.71
12.000 - 12.999.............................................           48              4,078,015             1.91
13.000 - 13.999.............................................           12                657,356             0.31
14.000 - 14.999.............................................            1                 48,732             0.02
                                                                   ------        -----------------        -------
     Total..................................................        1,725          $ 213,986,901           100.00%
                                                                   ------        -----------------        -------
                                                                   ------        -----------------        -------

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Group II Mortgage Loans based on Six-Month LIBOR will be approximately 8.5799% per annum.

                      NEXT INTEREST RATE ADJUSTMENT DATES
                           (BASED ON SIX-MONTH LIBOR)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
NEXT INTEREST ADJUSTMENT DATE                                   MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

September 1997...............................................           20          $   2,947,568            1.38%
October 1997.................................................           44              6,678,627            3.12
November 1997................................................           58              7,474,384            3.49
December 1997................................................          107             13,425,009            6.27
January 1998.................................................           81             10,454,268            4.89
February 1998................................................           19              3,014,669            1.41
April 1998...................................................            2                250,778            0.12
May 1998.....................................................            3                554,017            0.26
June 1998....................................................           25              3,875,648            1.81
July 1998....................................................           10              1,759,256            0.82
September 1998...............................................            1                 95,550            0.04
October 1998.................................................            1                112,580            0.05
November 1998................................................            1                 87,628            0.04
December 1998................................................            1                 40,118            0.02
January 1999.................................................            7                926,850            0.43
February 1999................................................            9              1,555,364            0.73
March 1999...................................................           50              6,434,657            3.01
April 1999...................................................          112             13,530,325            6.32
May 1999.....................................................          143             17,316,306            8.09
June 1999....................................................          461             58,482,689           27.33
July 1999....................................................          409             47,321,610           22.11
August 1999..................................................           46              5,198,520            2.43
September 1999...............................................            1                 26,901            0.01
November 1999................................................            1                 99,906            0.05
March 2000...................................................            2                384,170            0.18
April 2000...................................................            4                553,941            0.26
May 2000.....................................................           18              1,903,270            0.89
June 2000....................................................           63              6,371,541            2.98
July 2000....................................................           22              2,629,251            1.23
August 2000..................................................            4                481,500            0.23
                                                                    ------        -----------------       -------
     Total...................................................        1,725          $ 213,986,901          100.00%
                                                                    ------        -----------------       -------
                                                                    ------        -----------------       -------

     As of the Cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date will be approximately 18.

                                 MORTGAGE RATES
                       (BASED ON ONE-YEAR U.S. TREASURY)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
MORTGAGE RATES (%)                                              MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------
 7.500 -  7.999..............................................           5            $   886,706             2.46%
 8.000 -  8.499..............................................           7                711,486             1.98
 8.500 -  8.999..............................................          52              7,393,365            20.53
 9.000 -  9.499..............................................          49              5,579,273            15.49
 9.500 -  9.999..............................................          92             10,495,928            29.14
10.000 - 10.499..............................................          62              6,819,273            18.93
10.500 - 10.999..............................................          25              2,799,457             7.77
11.000 - 11.499..............................................          13              1,068,970             2.97
11.500 - 11.999..............................................           2                149,607             0.42
12.000 - 12.499..............................................           2                111,195             0.31
                                                                      ---         -----------------       -------
     Total...................................................         309            $36,015,260           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans based on One-Year U.S. Treasury will be approximately 9.5792% per annum.

                                  NOTE MARGINS
                       (BASED ON ONE-YEAR U.S. TREASURY)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
NOTE MARGINS (%)                                                MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------
2.500 - 2.999................................................           1            $    64,226             0.18%
3.500 - 3.999................................................           2                286,614             0.80
4.000 - 4.499................................................           4                361,441             1.00
4.500 - 4.999................................................          31              3,131,940             8.70
5.000 - 5.499................................................          69              9,058,852            25.15
5.500 - 5.999................................................          71              9,212,831            25.58
6.000 - 6.499................................................          43              4,190,404            11.64
6.500 - 6.999................................................          41              4,441,222            12.33
7.000 - 7.499................................................          31              3,673,718            10.20
7.500 - 7.999................................................          10                867,154             2.41
8.000 - 8.499................................................           5                677,559             1.88
8.500 - 8.999................................................           1                 49,300             0.14
                                                                      ---         -----------------       -------
     Total...................................................         309            $36,015,260           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the weighted average Note Margin of the Group II Mortgage Loans based on One-Year U.S. Treasury will be approximately 5.8667% per annum.

                             MAXIMUM MORTGAGE RATES
                       (BASED ON ONE-YEAR U.S. TREASURY)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
MAXIMUM MORTGAGE RATES (%)                                      MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------
12.000 - 12.999..............................................           1            $    64,226             0.18%
13.000 - 13.999..............................................           6              1,034,132             2.87
14.000 - 14.999..............................................          51              7,330,702            20.35
15.000 - 15.999..............................................         120             13,791,363            38.29
16.000 - 16.999..............................................          89              9,681,932            26.88
17.000 - 17.999..............................................          34              3,454,322             9.59
18.000 - 18.999..............................................           8                658,584             1.83
                                                                      ---         -----------------       -------
     Total...................................................         309            $36,015,260           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group II Mortgage Loans based on One-Year U.S. Treasury will be approximately 15.7550% per annum.

                             MINIMUM MORTGAGE RATES
                       (BASED ON ONE-YEAR U.S. TREASURY)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
MINIMUM MORTGAGE RATES (%)                                      MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

 2.000 -  2.999..............................................           1            $    64,226             0.18%
 3.000 -  3.999..............................................           1                147,425             0.41
 4.000 -  4.999..............................................          31              3,058,085             8.49
 5.000 -  5.999..............................................         118             15,260,901            42.37
 6.000 -  6.999..............................................          45              4,411,976            12.25
 7.000 -  7.999..............................................           9              1,063,626             2.95
 8.000 -  8.999..............................................          16              2,002,415             5.56
 9.000 -  9.999..............................................          38              4,592,530            12.75
10.000 - 10.999..............................................          37              4,360,773            12.11
11.000 - 11.999..............................................          12              1,014,846             2.82
12.000 - 12.999..............................................           1                 38,458             0.11
                                                                      ---         -----------------       -------
     Total...................................................         309            $36,015,260           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Group II Mortgage Loans based on One-Year U.S. Treasury will be approximately 6.9875% per annum.

                      NEXT INTEREST RATE ADJUSTMENT DATES
                       (BASED ON ONE-YEAR U.S. TREASURY)

                                                                                                         PERCENT OF
                                                                  NUMBER OF                                 SUCH
NEXT INTEREST ADJUSTMENT DATE                                   MORTGAGE LOANS    PRINCIPAL BALANCE    MORTGAGE LOANS
-------------------------------------------------------------   --------------    -----------------    --------------

September 1997...............................................           2            $    96,638             0.27%
October 1997.................................................           3                282,538             0.78
November 1997................................................           4                505,774             1.40
December 1997................................................           8                923,244             2.56
January 1998.................................................          10              1,359,684             3.78
February 1998................................................           8                748,365             2.08
March 1998...................................................           6                811,723             2.25
April 1998...................................................          16              1,643,525             4.56
May 1998.....................................................          31              3,001,449             8.33
June 1998....................................................          98             11,565,330            32.11
July 1998....................................................          86             10,777,393            29.92
August 1998..................................................          19              2,382,644             6.62
November 1998................................................           3                489,408             1.36
December 1998................................................           1                126,741             0.35
October 1999.................................................           2                195,011             0.54
November 1999................................................           2                254,851             0.71
December 1999................................................           1                 57,565             0.16
January 2000.................................................           6                532,942             1.48
March 2000...................................................           1                116,623             0.32
April 2000...................................................           2                143,812             0.40
                                                                      ---         -----------------       -------
     Total...................................................         309            $36,015,260           100.00%
                                                                      ---         -----------------       -------
                                                                      ---         -----------------       -------

     As of the Cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date will be approximately 10.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the Company's knowledge, 21 Group I Loans and 10 Group II Loans with Loan-to-Value Ratios at origination in excess of 80%, representing 1.6% and 0.6% of such Mortgage Loans, respectively, will be insured by a Primary Insurance Policy covering the amount of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (the 'APPRAISED VALUE'). An additional 21.8% and 41.2% of the Group I Loans and Group II Loans, respectively, are Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80% that are not insured by a Primary Insurance Policy. Substantially all of such Primary Insurance Policies were issued by General Electric Mortgage Insurance Corporation, Republic Mortgage Insurance Company, United Guaranty Residential Insurance Company, Mortgage Guaranty Insurance Corporation, Commonwealth Mortgage Assurance Company and PMI Mortgage Insurance Company (collectively, the 'PRIMARY INSURERS'). Each Primary Insurer has a claims paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See 'Insurance Policies on Mortgage Loans or Contracts -- Standard Hazard Insurance on Mortgaged Properties' and ' -- Primary Mortgage Insurance Policies' in the Prospectus.

UNDERWRITING STANDARDS

     Prior to assignment to the Company, Residential Funding reviewed the underwriting standards for the Mortgage Loans and purchased all such Mortgage Loans from Mortgage Collateral Sellers who participated in or whose loans were in substantial conformity with the standards set forth in Residential Funding's AlterNet Program or which are otherwise in conformity with the standards set forth in the description of risk categories set forth herein.

     All of the Mortgage Loans had features that generally distinguish such loans from the more stringent underwriting requirements used as standards for Fannie Mae and Freddie Mac, and moreover, from the more stringent underwriting standards set forth in Residential Funding's Seller Guide for mortgage loan collateral that does not present significant special risk features (which generally provides the basis for underwriting Mortgage Loans that serve as the assets for securities issued by Residential Funding's affiliates, Residential Funding Mortgage Securities I, Inc. and Residential Accredit Loans, Inc.). Residential Funding established risk categories by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those risk categories applicable to the Mortgage Loans is set forth below.

     Residential Funding's underwriting of the Mortgage Loans generally consisted of analyzing the following as standards applicable to the Mortgage
Loans: the creditworthiness of a mortgagor, the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations (including in certain instances rental income from investment property), and the adequacy of the mortgaged property (expressed in terms of Loan-to-Value Ratio), to serve as the collateral for a mortgage loan.

     Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor furnished information (which may have been supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes.

     Based on the data provided in the application, certain verifications (if required by the originator of the mortgage loan) and the appraisal or other valuation of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). The originator's guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

     Certain of the Mortgage Loans have been originated under 'limited documentation' programs that require less documentation and verification than do traditional 'full documentation' programs. Generally, under such a program, minimal investigation into a mortgagor's credit history and income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. As used in this section, 'LOAN-TO-VALUE RATIO' shall generally mean that ratio, expressed as a percentage of (a) the principal amount of the Mortgage Loan at origination, over (b) the lesser of the sales price or the appraised value of the related Mortgaged Property at origination, or in the case of a refinanced or modified Mortgage Loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers were either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the Loan-to-Value Ratio or Combined Loan-to-Value Ratio may have been based on the appraised value as indicated on a review appraisal conducted by the Mortgage Collateral Seller or originator.

     Generally, the Mortgage Loans were either originated and underwritten in accordance with Residential Funding's AlterNet Program, as discussed below, or otherwise acquired from a Mortgage Collateral Seller based on standards consistent with the following discussion on risk category classification.

     The risk categories determined by Residential Funding as applicable to all of the Mortgage Loans are expressed herein as Risk Categories 1A, 1, 2, 3 and 4.

     Risk Category 1A: Under Risk Category 1A, the prospective mortgagor must have repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. Minor derogatory items are allowed as to non-mortgage credit (provided, open collections and charge-offs in excess of $200 must be paid down to zero at closing unless they are 3 years or older and not reflected in the title report or are medical related). As to each mortgagor in this Risk Category, no bankruptcies were discharged during the two-year period prior to the date the mortgage loan was made and there was evidence that the mortgagor had re-established its credit to an acceptable level. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property (with the exception of six Mortgage Loans with Loan-to-Value Ratios in excess of 90%) (or 85% for a mortgage loan originated under a limited documentation program (with the exception of three Mortgage Loans with Loan-to-Value Ratios in excess of 85%)). A maximum Loan-to-Value Ratio of 90% (or 70% for mortgage loans originated under the limited documentation program, with the exception of six non-owner-occupied limited documentation Mortgage Loans with Loan-to-Value Ratios in excess of 70%) is permitted for a mortgage loan on a non-owner occupied property. The mortgagor's debt service-to-income ratio generally is 50% or less which, in the case of adjustable rate mortgage loans will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

     Risk Category 1: Under Risk Category 1, the prospective mortgagor is required to have generally repaid all previous or existing installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and charge-offs in excess of $200 must be paid down to zero at closing unless they are 3 years or older and not reflected in the title report or are medical related). No bankruptcies were discharged during the two-year period prior to the date the mortgage loan was made and there was evidence that the Mortgagor had re-established its credit to an acceptable level. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% (with the exception of six Mortgage Loans for which a Loan-to-Value Ratios in excess of 90% was allowed or 85% for mortgage loans originated under a limited documentation program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 75% (or 70% for mortgage loans originated under a limited documentation program) is permitted for a mortgage loan on a non-owner-occupied property (with the exception of nineteen Mortgage Loans on non-owner-occupied property with Loan-to-Value Ratios in excess of 75% and seven such Mortgage Loans with Loan-to-Value Ratios in excess of 70% for mortgage loans originated under a limited documentation program). The debt service-to-income ratio generally is 50% or less which, in the case of adjustable rate mortgage loans will be based on an initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

     Risk Category 2: Under Risk Category 2, the prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. A maximum of six 30-day late payments, and one 60-day but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $500 at closing unless they are 3 years or older and not reflected in the title report or are medical related). No bankruptcies were discharged during the eighteen-month period prior to the date the mortgage loan was made and there was evidence that the Mortgagor had re-established its credit to an acceptable level. The applicant must have also established some good credit since any bankruptcy proceedings. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% (or 80% for mortgage loans originated under a limited documentation program (with the exception of four Mortgage Loans with Loan-to-Value Ratios in excess of 80%)) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 85% (or 70% for mortgage loans originated under a limited documentation program (with the exception of one Mortgage Loan with a Loan-to-Value Ratio in excess of 70%)) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally is 50% (or 55% if the Loan-to-Value Ratio is 70% or less) or less which, in the case of adjustable rate mortgage loans will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

     Risk Category 3: Under Risk Category 3, the prospective mortgagor may have experienced significant credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $1,000 at closing unless they are 3 years or older and not reflected in the title report or are medical related). No bankruptcies were discharged during the 12-month period prior to the date the mortgage loan was made. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 75% is permitted for mortgage loans originated under a full or limited documentation program on an owner-occupied property (with the exception of 114 Mortgage Loans with Loan-to-Value Ratios in excess of 75%). A maximum Loan-to-Value Ratio of 70% (with the exception of five Mortgage Loans with Loan-to-Value Ratios in excess of 70%) (or 60% for mortgage loans originated under a limited documentation program (with the exception of one Mortgage Loan with a Loan-to-Value Ratio in excess of 60%)) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally is 55% or less which, in the case of adjustable rate mortgage loans will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

     Risk Category 4: Under Risk Category 4, the prospective mortgagor may have experienced substantial credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. The prospective mortgagor's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred and any open collections and charge-offs may not have been paid off prior to closing. A bankruptcy filing by the mortgagor is permitted if it is discharged at closing. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 70% for mortgage loans originated under a full or limited documentation program is permitted for a mortgage loan on an owner-occupied property (with the exception of 24 Mortgage Loans with Loan-to-Value Ratios in excess of 70%). A maximum Loan-to-Value Ratio of 65% for mortgage loans originated under a full or limited documentation program is permitted for a mortgage loan on a non-owner-occupied property (with the exception of 2 Mortgage Loans with Loan-to-Value Ratios in excess of 65%). The debt service-to-income ratio generally is 60% or less which, in the case of adjustable rate mortgage loans will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

     As described above, the indicated underwriting standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the underwriting process may determine that the prospective mortgagor warrants a risk category upgrade based on compensating factors. For example, the underwriting standards applicable for Risk Categories 1A, 1 and 2 may include debt service-to-income ratios up to 5% higher for mortgage loans which have Loan-to-Value Ratios of 70% or less. An additional 5% variance for mortgage loans which have Loan-to-Value Ratios 65% or less may also have been permitted. Similar variance adjustments of up to 5% may have been allowed for Risk Category 3 for mortgage loans that have Loan-to-Value Ratios less than 65%.

     In the preceding discussion of risk grade classifications, standards referencing a Loan-to-Value Ratio would also apply, with respect to 94.7% of the Junior Group I Loans, to a Combined Loan-to-Value Ratio. The remaining 5.3% of the Junior Group I Loans have Combined Loan-to-Value Ratios of up to 100%.

     The foregoing risk grade classifications are based on factors that are exclusive of the additional protection against loss that primary mortgage insurance customarily provides on loans which have Loan-to-Value Ratios in excess of 80%. 21.8% and 41.2% of the Group I Loans and Group II Loans, respectively, have Loan-to-Value Ratios in excess of 80% with no primary mortgage insurance coverage.

     Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular mortgage loans in Risk Categories 3 and 4 as described herein, such mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

THE ALTERNET PROGRAM

     Residential Funding has established a program (the 'ALTERNET PROGRAM') primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The Mortgage Collateral Sellers that participate in the AlterNet Mortgage Program (each, an 'ALTERNET PROGRAM SELLER') have been selected by Residential Funding on the basis of criteria set forth in Residential Funding's AlterNet Seller Guide (the 'ALTERNET SELLER GUIDE'). For those Mortgage Loans that Residential Funding purchased from AlterNet Program Sellers, each Mortgage Loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the AlterNet Seller Guide. With limited exceptions, each AlterNet Program Seller is a HUD-approved mortgagee (or otherwise originates loans on behalf of a HUD-approved mortgagee) or a financial institution supervised by a federal or state authority and has demonstrated experience (which may be through a predecessor entity) in originating mortgage loans. If an AlterNet Program Seller becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if an AlterNet Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution may continue to be treated as an AlterNet Program Seller.

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the Mortgage Loans. Such responsibilities will include the receipt of funds from Sub-Servicers, the reconciliation of servicing activity with respect to the Mortgage Loans, investor reporting, remittances to the Trustee to accommodate distributions to Certificateholders, follow up with Sub-Servicers with respect to Mortgage Loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the Pooling and Servicing Agreement.

     Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the Mortgage Loans as described herein. Residential Funding serves as the master servicer for transactions backed by most of such mortgage loans. As of June 30, 1997, Residential Funding was master servicing approximately

170,557 of such mortgage loans, totalling approximately $36,545 million. As a result of the program criteria and underwriting standards of the Mortgage Loans, however, the Mortgage Loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

SERVICING

     Primary servicing will be provided by Ocwen Federal Bank FSB ('OCWEN FEDERAL') and LSI Financial Group ('LSI FINANCIAL') with respect to approximately 63.1% and 29.4% of the Mortgage Loans, respectively.

     Ocwen Federal, a federally-chartered savings bank, is a wholly-owned subsidiary of Ocwen Financial Corporation, which is engaged in the servicing of various financial instruments, including performing and non-performing single-family, multi-family and commercial mortgage loans. It has entered into an agreement by which it will provide the primary servicing for various risk featured mortgage loans that had been acquired by Residential Funding. Ocwen Federal is an approved HUD servicer. The home office of Ocwen Federal is in Fort Lee, New Jersey, and its servicing operations are located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. Ocwen Federal has acquired mortgage loan portfolios from the Resolution Trust Corporation, private investors and HUD through HUD's auction of defaulted FHA loans.

     LSI Financial is a privately held Arkansas corporation which is actively engaged in the servicing of various financial instruments, including auto receivables, and second and first mortgage loans. It has entered into an agreement by which it will provide the primary servicing for various risk featured mortgage loans which had been acquired by Residential Funding. LSI Financial is an approved HUD Title I and Title II servicer. LSI Financial services several securitized and whole loan portfolios comprised of single family mortgage products. LSI Financial's corporate offices are located at 17500 Chenal Parkway, Suite 200, Little Rock, Arkansas 72211. LSI Financial commenced mortgage servicing operations in 1990 and since then has managed and serviced sub-prime conduit programs, distressed RTC portfolios, and third-party mortgage loan portfolios.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K, together with the Pooling and Servicing Agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1997-KS3 Mortgage Pass-Through Certificates (the 'CERTIFICATES') will consist of the following nineteen classes: (i) Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates, Class A-I-4 Certificates, Class A-I-5 Certificates and Class A-I-6 Certificates (collectively, the 'CLASS A-I CERTIFICATES'); (ii) Class M-I-1 Certificates and Class M-I-2 Certificates (together, the 'CLASS M GROUP I CERTIFICATES'); (iii) Class B-I Certificates (together with the Class M Group I Certificates, the 'SUBORDINATE GROUP I CERTIFICATES'); (iv) Class A-II-1 Certificates and Class A-II-2 Certificates (together, the 'CLASS A-II CERTIFICATES'); (v) Class M-II-1 Certificates and Class M-II-2 Certificates (together, the 'CLASS M GROUP II CERTIFICATES'); (vi) Class B-II Certificates (together with the Class M Group II Certificates, the 'SUBORDINATE GROUP II CERTIFICATES'); and (vii) Class SB-I Certificates, Class SB-II Certificates (together, the 'CLASS SB CERTIFICATES'), Class R-I Certificates, Class R-II Certificates and Class R-III Certificates (collectively, the 'CLASS R CERTIFICATES' or the 'RESIDUAL CERTIFICATES'). The Class A-I Certificates and Subordinate Group I Certificates are referred to herein collectively as the 'GROUP I CERTIFICATES.' The Class A-II Certificates and Subordinate Group II Certificates are referred to herein as the 'GROUP II CERTIFICATES.' The Class A-I Certificates and Class A-II Certificates are referred to herein collectively as the 'CLASS A CERTIFICATES.' The Subordinate Group I Certificates and Subordinate Group II Certificates are referred to herein as the 'SUBORDINATE CERTIFICATES.' The Class M-I-1 Certificates and Class M-II-1 Certificates are referred to herein together as the 'CLASS M-1 CERTIFICATES.' The Class M-I-2 Certificates and Class M-II-2 Certificates are referred to herein together as the 'CLASS M-2 CERTIFICATES.' The Class B-I Certificates and Class B-II Certificates are referred to herein together as the 'CLASS B CERTIFICATES.' Only the Group I Certificates and Group II Certificates (collectively, the 'OFFERED CERTIFICATES') are offered hereby. See the 'Index of Principal Definitions' in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

     The Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies and standard hazard insurance policies; and (v) all proceeds of the foregoing.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-1 Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class M-2 Certificates and Class B Certificates will be issued in registered, certificated form, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

     The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ('CEDE'). No Beneficial Owner will be entitled to receive a Definitive Certificate, except as set forth in the Prospectus under 'Description of the Certificates -- Form of Certificates.' Investors in the Class A Certificates may elect to hold their Class A Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe). CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their Depositaries, which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless and until Definitive Certificates are issued for the Class A Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

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

BOOK-ENTRY REGISTRATION

     General. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Class A Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the Class A Certificates, it is anticipated that the only registered Certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of Class A Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Class A Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Class A Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Class A Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Class A Certificates. Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     None of the Company, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under 'Description of the Certificates -- Form of Certificates.'

     Upon the occurrence of an event described in the Prospectus in the fourth paragraph under 'Description of the Certificates -- Form of Certificates,' the Trustee is required to notify, through DTC, Participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC, Cedel and Euroclear and the Class A Certificates, see 'Description of the Certificates -- Form of Certificates' in the Prospectus.

MULTIPLE LOAN GROUP STRUCTURE

     The Mortgage Loans in the Trust Fund consist of the Group I Loans and Group II Loans, as described above under 'Description of the Mortgage Pool.' Distributions of interest and principal on the Group I Certificates and Group II Certificates will be based primarily on interest and principal received or advanced with respect to the Group I Loans and Group II Loans, respectively; however, the Loan Group I Excess Cash Flow will be available to pay amounts related to Realized Losses allocated to the Group II Certificates, the Overcollateralization Increase Amount with respect to Loan Group II and Group II Unpaid Interest Shortfalls and the Loan Group II Excess Cash Flow will be available to pay amounts related to Realized Losses allocated to the Group I Certificates, the Overcollateralization Increase Amount with respect to Loan Group I and Group I Unpaid Interest Shortfalls, in each case in the manner and to the extent described herein. See ' -- Interest Distributions,' ' -- Principal Distributions on the Class A Certificates' and ' -- Overcollateralization Provisions' herein.

AVAILABLE DISTRIBUTION AMOUNT

     The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date will be determined separately with respect to Loan Group I and Loan Group II, and in each case will equal the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any related subservicing fees (collectively, the 'SERVICING FEES') for such Distribution Date, (ii) certain unscheduled payments, including Mortgagor prepayments on such Mortgage Loans, Insurance Proceeds and Liquidation Proceeds from such Mortgage Loans and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date in respect of such Mortgage Loans, in each case net of amounts reimbursable therefrom to the Master Servicer and any Sub-Servicer. In addition to the foregoing amounts, with respect to unscheduled collections (other than Mortgagor prepayments) on the Mortgage Loans in any Loan Group, the Master Servicer may elect to treat such amounts as included in the related Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. Any such amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of Certificates. With respect to any Distribution Date, (i) the 'DUE PERIOD' is the second day of the calendar month immediately preceding the month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs and (ii) the 'DETERMINATION DATE' is the 20th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. The 'DUE DATE' with respect to each Mortgage Loan is the date on which the monthly payment is due.

INTEREST DISTRIBUTIONS

     On each Distribution Date, (i) holders of the Class A-I Certificates will be entitled to receive interest distributions (the 'CLASS A-I INTEREST DISTRIBUTION AMOUNT') in an amount equal to the Accrued Certificate Interest (as defined below) thereon for such Distribution Date to the extent of the Available Distribution Amount for Loan Group I for such Distribution Date and (ii) holders of each class of Subordinate Group I Certificates will be entitled to receive interest distributions (with respect to each class, the 'SUBORDINATE GROUP I INTEREST DISTRIBUTION AMOUNT') in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for Loan Group I for such Distribution Date remaining after
(a) distributions of interest and principal to the Class A-I Certificates, (b) reimbursements for certain Advances to the Master Servicer and distributions of interest and (c) principal to any class of Subordinate Group I Certificates having a higher payment priority; provided, in each case, that on any Distribution Date on which the amount of Prepayment Interest Shortfalls with respect to Loan Group I for such Distribution Date exceeds the aggregate of (a) Eligible Master Servicing Compensation derived from Loan Group I, (b) Eligible Master Servicing Compensation derived from Loan Group II (to the extent remaining after covering any Prepayment Interest Shortfalls with respect to Loan Group II) and (c) Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow available to offset such shortfalls on such Distribution Date, the aggregate amount of any such differences (any such amount, a 'GROUP I UNPAID INTEREST SHORTFALL') allocable to the related class of Group I Certificates, will not be included in the Class A-I Interest Distribution Amount or related Subordinate Group I Interest Distribution Amount for such Distribution Date. Any such Group I Unpaid Interest Shortfalls will accrue interest at the related Pass-Through Rate on the class of Group I Certificates to which such shortfalls are allocated (as adjusted from time to time, in the case of the Class A-I-1 Certificates) and will be paid (together with interest thereon) on future Distribution Dates only to the extent of any Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow available therefor on such Distribution Dates.

     On each Distribution Date, (i) holders of the Class A-II Certificates will be entitled to receive interest distributions (the 'CLASS A-II INTEREST DISTRIBUTION AMOUNT' and, together with the Class A-I Interest Distribution Amount, the 'CLASS A INTEREST DISTRIBUTION AMOUNT') in an amount equal to the Accrued Certificate Interest thereon for such Distribution Date to the extent of the Available Distribution Amount for Loan Group II for such Distribution Date and (ii) holders of each class of Subordinate Group II Certificates will be entitled to receive interest distributions (with respect to each class, the 'SUBORDINATE GROUP II INTEREST DISTRIBUTION AMOUNT') in an amount equal to the Accrued Certificate Interest on such class on each Distribution Date, to the extent of the Available Distribution Amount for Loan Group II for such Distribution

Date remaining after (a) distributions of interest and principal to the Class A-II Certificates, (b) reimbursements for certain Advances to the Master Servicer and (c) distributions of interest and principal to any class of Subordinate Group II Certificates having a higher payment priority; provided, that on any Distribution Date on which:

          (i) Accrued Certificate Interest on the Group II Certificates exceeds an amount equal to (a) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by (b) the weighted average of the Net Mortgage Rates on the Group II Loans as of the Due Date immediately preceding the related Due Period; or

          (ii) the amount of Prepayment Interest Shortfalls with respect to Loan Group II for such Distribution Date exceeds the aggregate of (a) Eligible Master Servicing Compensation derived from Loan Group II, (b) Eligible Master Servicing Compensation derived from Loan Group I (to the extent remaining after covering any Prepayment Interest Shortfalls with respect to Loan Group I) and (c) Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow available to offset such shortfalls on such Distribution Date;

the aggregate amount of any such differences (any such amount, a 'GROUP II UNPAID INTEREST SHORTFALL'), will not be included in the Class A-II Interest Distribution Amount or related Subordinate Group II Interest Distribution Amount for such Distribution Date. Any such Group II Unpaid Interest Shortfalls will accrue interest at the related Pass-Through Rate on the class of Group II Certificates to which such shortfalls are allocated (as adjusted from time to time) and will be paid (together with interest thereon) on future Distribution Dates only to the extent of any Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow available therefor on such Distribution Dates.

     The ratings assigned to the Offered Certificates do not address the likelihood of the receipt of any amounts in respect of any Group I Unpaid Interest Shortfalls or Group II Unpaid Interest Shortfalls and such shortfalls may remain unpaid on the final Distribution Date. See ' -- Overcollateralization Provisions' herein.

     With respect to any class of Offered Certificates and any Distribution Date, Accrued Certificate Interest will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class at the Pass-Through Rate on such class for such Distribution Date, less interest shortfalls from the related Loan Group, if any, allocated to such class for such Distribution Date, to the extent not covered with respect to the Class A Certificates by the Subordination provided by the related classes of Subordinate Certificates and Class SB Certificates and, with respect to the Subordinate Certificates to the extent not covered by the Subordination provided by any related class or classes of Subordinate Certificates having a lower payment priority and the Class SB Certificates, including in each case (i) the interest portions of Realized Losses incurred by the related Loan Group including Special Hazard Losses in excess of the related Special Hazard Amount ('EXCESS SPECIAL HAZARD LOSSES'), Fraud Losses in excess of the related Fraud Amount ('EXCESS FRAUD LOSSES'), Bankruptcy Losses in excess of the related Bankruptcy Amount ('EXCESS BANKRUPTCY LOSSES') and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES') not allocated through Subordination, (ii) the interest portion of any Advances with respect to the related Loan Group that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and (iii) any other interest shortfalls with respect to the related Loan Group not covered by Subordination, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated to the related class or classes of Offered Certificates in accordance with the amounts of Accrued Certificate Interest that would have accrued on such Certificates absent such reduction.

     The Interest Accrual Period for the Group I Certificates (other than the Class A-I-1 Certificates) is the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-I-1 Certificates and Group II Certificates, the Interest Accrual Period shall be (i) with respect to the Distribution Date in September 1997, the period commencing on the Delivery Date and ending on the day preceding the Distribution Date in September 1997, and (ii) with respect to any Distribution Date after the Distribution Date in September 1997, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for the Group I Certificates (other than the Class A-I-1 Certificates) and on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year for the Class A-I-1 Certificates and Group II Certificates.

     The Pass-Through Rates on the Group I Certificates (other than the Class A-I-1 Certificates) are fixed and are set forth on the cover hereof.

     The Pass-Through Rate on the Class A-I-1 Certificates with respect to each Distribution Date will be the per annum rate equal to the lesser of (i) a per annum rate equal to 0.095% plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as set forth herein ('ONE-MONTH LIBOR'), and (ii) a per annum rate (the 'MAXIMUM CLASS A-I-1 RATE') equal to (x)(1) one-twelfth of the aggregate Stated Principal Balance of the Group I Loans multiplied by the weighted average of the Net Mortgage Rates on such Mortgage Loans as of the Due Date immediately preceding the related Due Period divided by (2) the Certificate Principal Balance of the Class A-I-1 Certificates multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period.

     The Pass-Through Rate on the Group II Certificates with respect to each Distribution Date will be the per annum rate equal to the lesser of (i) One-Month LIBOR plus the Applicable Group II Spread (as defined herein) with respect to the related Class of Group II Certificates and (ii) a per annum rate (the 'MAXIMUM GROUP II RATE') equal to (x)(1) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by the weighted average of the Maximum Net Mortgage Rates on such Mortgage Loans as of the Due Date immediately preceding the related Due Period, divided by (2) the Certificate Principal Balance of the applicable Class of Group II Certificates multiplied by (y) 360 divided by the actual number of days in the related Interest Accrual Period. The 'APPLICABLE GROUP II SPREAD' for each Class of Group II Certificates is as follows: (i) Class A-II-1, 0.23% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 0.46% per annum; (ii) Class A-II-2, 0.21% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 0.42% per annum; (iii) Class M-II-1, 0.42% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 0.84% per annum; (iv) Class M-II-2, 0.58% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 1.16% per annum; and (v) Class B-II, 1.05% per annum, or on any Distribution Date following the Loan Group II Optional Termination Date, 2.10% per annum.

     The Pass-Through Rate on the Class A-I-1 Certificates and Group II Certificates for the current and immediately preceding calendar month may be obtained by telephoning the Trustee at (800) 524-9274.

     With respect to any Distribution Date, any Prepayment Interest Shortfalls on the Group I Loans during the preceding calendar month will be offset: (i) first, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from Loan Group I; (ii) second, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from Loan Group II, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to Loan Group II; and
(iii) third, by Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow available therefor for such Distribution Date. Any Prepayment Interest Shortfalls with respect to Loan Group I not covered by clauses (i), (ii) and
(iii) of the previous sentence for the related Distribution Date will be Group I Unpaid Interest Shortfalls and will be allocated to each class of Group I Certificates on a pro rata basis based on the amount of Accrued Certificate Interest on each such class otherwise payable on such Distribution Date.

     With respect to any Distribution Date, any Prepayment Interest Shortfalls on the Group II Loans during the preceding calendar month will be offset: (i) first, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from Loan Group II; (ii) second, by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from Loan Group I, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to Loan Group I; and
(iii) third, by Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow available therefor for such Distribution Date. Any Prepayment Interest Shortfalls with respect to Loan Group II not covered by clauses (i), (ii) and
(iii) of the previous sentence for the related Distribution Date will be Group II Unpaid Interest Shortfalls and will be allocated to each class of Group II Certificates on a pro rata basis based on the amount of Accrued Certificate Interest on each such class otherwise payable on such Distribution Date.

     With respect to each Loan Group, 'ELIGIBLE MASTER SERVICING COMPENSATION' shall be an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance (as defined herein) of the Mortgage Loans in the related Loan Group immediately preceding such Distribution Date and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to such Distribution Date with respect to such Loan Group.

     The Prepayment Interest Shortfall for any Distribution Date and each Loan Group is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments on the Mortgage Loans in the related Loan Group during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See
' -- Overcollateralization Provisions' and 'The Pooling and Servicing
Agreement -- Servicing and Other Compensation and Payment of Expenses' herein.

     The 'CERTIFICATE PRINCIPAL BALANCE' of any Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The Certificate Principal Balance of each of the Class SB Certificates, as of any date of determination, is equal to the excess, if any, of (a) the then aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans in the related Loan Group over (b) the then aggregate Certificate Principal Balance of the Group I Certificates or Group II Certificates, as applicable.

DETERMINATION OF ONE-MONTH LIBOR

     The Pass-Through Rate on the Class A-I-1 Certificates and Group II Certificates for any Interest Accrual Period, including the initial Interest Accrual Period, will be determined on the second LIBOR Business Day immediately prior to the commencement of such Interest Accrual Period (each, a 'LIBOR RATE ADJUSTMENT DATE').

     On each LIBOR Rate Adjustment Date, One-Month LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. 'TELERATE SCREEN PAGE 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The 'REFERENCE BANK RATE' will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-I-1 Certificates and Group II Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-I-1 Certificates and Group II Certificates then outstanding. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date. 'LIBOR BUSINESS DAY' means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of One-Month LIBOR by the Trustee and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A-I-1 Certificates and Group II Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     Holders of the Class A Certificates will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the related Available Distribution Amount remaining after the related Class A Interest Distribution Amounts have been distributed, a distribution allocable to principal equal to the related Class A Principal Distribution Amount for such Loan Group and such Distribution Date.

     The 'CLASS A PRINCIPAL DISTRIBUTION AMOUNT' with respect to a Loan Group and any Distribution Date shall be equal to the lesser of:

          (a) the Available Distribution Amount with respect to the related Loan Group after the related Class A Interest Distribution Amount has been distributed; and

          (b) (i) prior to the related Stepdown Date or on or after the related Stepdown Date if a Trigger Event is in effect for such Loan Group, 100% of the Principal Distribution Amount for such Loan Group and such Distribution Date, or

             (ii) on or after the related Stepdown Date if a Trigger Event is not in effect for such Loan Group and such Distribution Date, the lesser of:

             (I) the Principal Distribution Amount for such Loan Group and such Distribution Date; and

             (II) the excess of (A) the aggregate Certificate Principal Balance of the Class A Certificates related to such Loan Group immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) approximately 82.0% in the case of the Group I Certificates and approximately 71.3% in the case of the Group II Certificates and (2) the Stated Principal Balance of the Mortgage Loans in such Loan Group after giving effect to distributions to be made on such Distribution Date and
        (y) the Scheduled Principal Balances of the Mortgage Loans in such Loan Group immediately preceding such Distribution Date less approximately $1,000,200 for the Group I Loans and approximately $1,250,000 for the Group II Loans.

     The 'PRINCIPAL DISTRIBUTION AMOUNT' for any Loan Group and any Distribution Date is equal to the sum of:

          (a) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Loan Group received or Advanced (as defined herein) with respect to the related Due Period;

          (b) the principal portion of all proceeds of the repurchase of Mortgage Loans in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month;

          (c) the principal portion of all other unscheduled collections received on the Mortgage Loans in the related Loan Group during the preceding calendar month (or deemed to be received during the preceding calendar month) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors), to the extent not distributed in the preceding month;

          (d) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the related Loan Group in the calendar month preceding such Distribution Date to the extent covered by Loan Group I Excess Cash Flow for such Distribution Date (in the case of Realized Losses incurred on Group I Loans) or to the extent covered by Loan Group II Excess Cash Flow for such Distribution Date (in the case of Realized Losses incurred on Group II Loans) or by the Excess Cash Flow from the other Loan Group, in each case to the extent described under ' -- Overcollateralization Provisions' below; and

          (e) the amount of any related Overcollateralization Increase Amount (as defined herein) for such Distribution Date;

        minus

          (f) the amount of any related Overcollateralization Reduction Amount (as defined herein) for such Distribution Date.

     The 'STEPDOWN DATE' with respect to each Loan Group is the later to occur of (x) the Distribution Date in September 2000 and (y) the Distribution Date on which the Senior Enhancement Percentage is equal to or greater than the Senior Specified Enhancement Percentage.

     The 'SENIOR ENHANCEMENT PERCENTAGE' with respect to a Loan Group and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the related Subordinate Certificates and (ii) the related Overcollateralization Amount (as defined under ' -- Overcollateralization Provisions,' below), in each case assuming that the Principal Distribution Amount for such Distribution Date is paid entirely to the holders of the related Class A Certificates, by (y) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group after giving effect to distributions to be made on such Distribution Date.

     The 'SENIOR SPECIFIED ENHANCEMENT PERCENTAGE' as of any date of determination means approximately 18% with respect to the Loan Group I and approximately 28.70% with respect to the Loan Group II.

     A 'TRIGGER EVENT' is in effect with respect to a Loan Group and any Distribution Date if the percentage obtained by dividing (x) the aggregate Stated Principal Balance of all of the Mortgage Loans in such Loan Group that are 60 or more days delinquent in payment of principal and interest as of such Distribution Date (including Mortgage Loans in foreclosure and REO Mortgage Loans), by (y) the aggregate Stated Principal Balance of all of the Mortgage Loans in such Loan Group, in each case immediately preceding such Distribution Date, equals or exceeds (i) with respect to the Loan Group I, 50% of the related Senior Specified Enhancement Percentage and (ii) with respect to the Loan Group II, 50% of the related Senior Specified Enhancement Percentage.

     The Class A Principal Distribution Amount with respect to Loan Group I will be distributed to the Class A-I Certificates on each Distribution Date, in the following order of priority:

          (i) first, to the Class A-I-6 Certificates, in an amount equal to the Class A-I-6 Lockout Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class A-I-6 Certificates has been reduced to zero; and

          (ii) second, the amount remaining, as follows:

             (a) first, to the Class A-I-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (b) second, to the Class A-I-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (c) third, to the Class A-I-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (d) fourth, to the Class A-I-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

             (e) fifth, to the Class A-I-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

             (f) sixth, to the Class A-I-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     The 'CLASS A-I-6 LOCKOUT DISTRIBUTION AMOUNT' for any Distribution Date will be the product of (i) the Class A-I-6 Lockout Percentage for such Distribution Date and (ii) the Class A-I-6 Lockout Pro Rata Distribution Amount for such Distribution Date.

     The 'CLASS A-I-6 LOCKOUT PERCENTAGE' for each Distribution Date shall be as follows:

                                                                                       LOCKOUT
                                    PAYMENT DATES                                     PERCENTAGE
------------------------------------------------------------------------------------- ----------

September 1997 through August 2000...................................................       0%
September 2000 through August 2002...................................................      45%
September 2002 through August 2003...................................................      80%
September 2003 through August 2004...................................................     100%
September 2004 and thereafter........................................................     300%

     In no event shall the Class A-I-6 Lockout Distribution Amount for a Distribution Amount for a Distribution Date exceed the Principal Distribution Amount for Loan Group I for such Distribution Date.

     The 'CLASS A-I-6 LOCKOUT PRO RATA DISTRIBUTION AMOUNT' for any Distribution Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-I-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount with respect to Loan Group I for such Distribution Date.

     The Class A Principal Distribution Amount with respect to Loan Group II will be distributed on each Distribution Date concurrently to the Class A-II-1 Certificates and Class A-II-2 Certificates on a pro rata basis in accordance with the percentage of the amounts described in clauses (a) through (c) of the definition of Principal Distribution Amount derived from the related Sub-Group of Loan Group II, in each case until the Certificate Principal Balance of either such class has been reduced to zero and thereafter shall be distributed to the remaining class of Class A-II Certificates until the Certificate Principal Balance thereof has been reduced to zero.

     The Sub-Group of Group II Loans ('SUB-GROUP II-A') corresponding to the Class A-II-1 Certificates shall consist of the Group II Loans that do not correspond to the Class A-II-2 Certificates. The Sub-Group of Group II Loans ('SUB-GROUP II-B') corresponding to the Class A-II-2 Certificates shall consist of the Group II Loans described in the table entitled 'SUB-GROUP II-B LOANS' set forth herein under 'Description of the Mortgage Pool -- Group II Loans.' Sub-Group II-A and Sub-Group II-B are each referred to herein as a 'SUB-GROUP.'

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

     Holders of each class of Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the related Available Distribution Amount remaining after (a) the sum of the related Class A Interest Distribution Amount and related Class A Principal Distribution Amount have been distributed; (b) reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed following the final liquidation of the related Mortgage Loan to the extent described below under 'Advances;' (c) the aggregate amount of Accrued Certificate Interest and principal required to be paid on any class of related Subordinate Certificates having a higher payment priority on such Distribution Date is distributed to such class of Subordinate Certificates; and (d) the aggregate amount of Accrued Certificate Interest required to be distributed to such class of Subordinate Certificates on such Distribution Date has been distributed to such class of Subordinate Certificates, a distribution allocable to principal equal to the related Class M-1 Principal Distribution Amount, M-2 Principal Distribution Amount or the related Class B Principal Distribution Amount, as applicable.

     The 'CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT' with respect to a Loan Group and any Distribution Date on or after the related Stepdown Date and provided that a Trigger Event is not in effect for such Loan Group and such Distribution Date, shall be equal to the lesser of:

          (A) the Principal Distribution Amount for such Loan Group and such Distribution Date remaining after distribution of the related Class A Principal Distribution Amount; and

          (B) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the related Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount for such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the related Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.0% in the case of the Group I Certificates and approximately 83.9% in the case of the Group II Certificates and (ii) the Stated Principal Balance of the Mortgage Loans in such Loan Group after giving effect to distributions to be made on such Distribution Date and (B) the Scheduled Principal Balances of the Mortgage Loans in such Loan Group immediately preceding such Distribution Date less approximately $1,000,200 for the Group I Loans and approximately $1,250,000 for the Group II Loans.

     The 'CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT' with respect to a Loan Group and any Distribution Date on or after the related Stepdown Date and provided that a Trigger Event is not in effect for such Loan Group and such Distribution Date, shall be equal to the lesser of:

          (A) the Principal Distribution Amount for such Loan Group and such Distribution Date remaining after distribution of the related Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and

          (B) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the related Class A Certificates and Class M-1 Certificates (after taking into account the distribution of the related Class A Principal Distribution Amount and ClassM-1 Principal Distribution Amount on such Distribution Date and (ii) the aggregate Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over (y)the lesser of (A) the product of (i) approximately 95.3% in the case of the Group I Certificates and approximately 91.3% in the case of the Group II Certificates and (ii) the Stated Principal Balance of the Mortgage Loans in such Loan Group after giving effect to distributions to be made on such Distribution Date and (B) the Scheduled Principal Balances of the Mortgage Loans in such Loan Group immediately preceding such Distribution Date less approximately $1,000,200 for the Group I Loans and approximately $1,250,000 for the Group II Loans.

     The 'CLASS B PRINCIPAL DISTRIBUTION AMOUNT' with respect to a Loan Group and any Distribution Date on or after the related Stepdown Date and provided that a Trigger Event is not in effect for such Loan Group and such Distribution Date, shall be equal to the lesser of:

          (A) the Principal Distribution Amount for such Loan Group and such Distribution Date remaining after distribution of the related Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount; and

          (B) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the related Class A Certificates and Class M Certificates (after giving effect to the distribution of the related Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the related Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.0% in the case of the Group I Certificates and approximately 96.0% in the case of the Group II Certificates and (ii) the Stated Principal Balance of the Mortgage Loans in such Loan Group after giving effect to distributions to be made on such Distribution Date and (B) the Scheduled Principal Balances of the Mortgage Loans in such Loan Group immediately preceding such Distribution Date less approximately $1,000,200 for the Group I Loans and approximately $1,250,000 for the Group II Loans.

OVERCOLLATERALIZATION PROVISIONS

     Loan Group I. The Pooling and Servicing Agreement requires that, on each Distribution Date, Loan Group I Excess Cash Flow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A-I Certificates, but only in the manner and to the extent hereafter described. 'LOAN GROUP I EXCESS CASH FLOW' for a Distribution Date is equal to the excess of (x) the Available Distribution Amount for the Group I Loans for such Distribution Date over (y) the sum of (i) the sum of the Class A-I Interest Distribution Amount and the Subordinate Group I Interest Distribution Amount for such Distribution Date, and (ii) the sum of the amounts relating to the Group I Loans described in clauses (a)-(c) of the definition of Principal Distribution Amount. The Loan Group I Excess Cash Flow for any Distribution Date will derive primarily from the amount of interest accrued on the Group I Loans in excess of the sum of (a) interest at the related Pass-Through Rates on the Certificate Principal Balances of the Group I Certificates and (b) accrued Servicing Fees in respect of the Group I Loans, in each case in respect of such Distribution Date. Loan Group I Excess Cash Flow will be applied on any Distribution Date first, to pay to the holders of the Group I Certificates the principal portion of Realized Losses incurred on the Group I Loans for the preceding calendar month; second, to pay any Overcollateralization Increase Amount with respect to Loan Group I; third, to pay to the holders of the Group II Certificates the principal portion of any Realized Losses on the Group II Loans for the preceding calendar month to the extent not covered by the Loan Group II Excess Cash Flow (in the case of first and third, subject to the limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses as described herein); fourth, to pay any Overcollateralization Increase Amount with respect to Loan Group II; fifth, to pay the holders of the Group I Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans, to the extent not covered by Eligible Master Servicing Compensation; sixth, to pay to the holders of the Group II Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans, to the extent not covered by Eligible Master Servicing Compensation and Loan Group II Excess Cash Flow; seventh, to pay the holders of the Group I Certificates any Group I Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon; eighth, to pay the Group II Certificates any Group II Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon (to the extent not covered by the Loan Group II Excess Cash Flow); and ninth, to pay to the holders of the Class SB and Class R Certificates any balance remaining in accordance with the terms of the Pooling and Servicing Agreement.

     With respect to any Distribution Date, the 'OVERCOLLATERALIZATION AMOUNT' for Loan Group I shall be equal to the excess, if any, of (a) the aggregate Stated Principal Balances of the Group I Loans immediately following such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group I Certificates as of such date (after taking into account the payment to the Group I Certificates of the amounts relating to the Group I Loans described in clauses (a)-(c) of the definition of Principal Distribution Amount on such Distribution Date). The Pooling and Servicing Agreement requires that the Loan Group I Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Class A-I Certificates to the extent that the Targeted Overcollateralization Amount for Loan Group I exceeds the applicable Overcollateralization Amount as of such Distribution Date. Any amount of Loan Group I Excess Cash Flow actually applied as an accelerated payment of principal on the Class A-I Certificates is an 'OVERCOLLATERALIZATION INCREASE AMOUNT' for Loan Group I. The required level of the Overcollateralization Amount for Loan Group I with respect to a Distribution Date is the Targeted Overcollateralization Amount for Loan Group I with respect to such Distribution Date. The 'TARGETED OVERCOLLATERALIZATION AMOUNT' means, for Loan Group I and as of any Distribution Date, (x) prior to the related Stepdown Date, 1.00% of the initial Certificate Principal Balance of the Group I Certificates and (y) on and after the related Stepdown Date, the greater of (i) 2.00% of the aggregate Stated Principal Balance of the Group I Loans after giving effect to the distributions to be made on such Distribution Date and (ii) approximately $1,000,200; provided, however, that on any Distribution Date on which cumulative Realized Losses on the Group I Loans exceed certain percentages set forth in the Pooling and Servicing Agreement, the Targeted Overcollateralization Amount for Loan Group I thereafter shall be equal to: (x) prior to the related Stepdown Date, 1.25% of the initial Certificate Principal Balance of the Group I Certificates and (y) on and after the related Stepdown Date, the greater of (i) 2.50% of the aggregate Stated Principal Balance of the Group I Loans after giving effect to the distributions to be made on such Distribution Date and (ii) approximately $1,000,200. The application of Loan Group I Excess Cash Flow to the payment of principal on the Class A-I Certificates has the effect of accelerating the amortization of the Class A-I Certificates relative to the amortization of the Group I Loans.

     Loan Group II. The Pooling and Servicing Agreement requires that, on each Distribution Date, Loan Group II Excess Cash Flow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A-II Certificates, but only in the manner and to the extent hereafter described. 'LOAN GROUP II EXCESS CASH FLOW' for a Distribution Date is equal to the excess of (x) the Available Distribution Amount for the Group II Loans for such Distribution Date over (y) the sum of (i) the sum of the Class A-II Interest Distribution Amount and the Subordinate Group II Interest Distribution Amount for such Distribution Date, and (ii) the sum of the amounts relating to the Group II Loans described in clauses (a)-(c) of the definition of Principal Distribution Amount. The Loan Group II Excess Cash Flow for any Distribution Date will derive primarily from the amount of interest accrued on the Group II Loans in excess of the sum of (a) interest at the related Pass-Through Rates on the Certificate Principal Balances of the Group II Certificates and (b) accrued Servicing Fees in respect of the Group II Loans, in each case in respect of such Distribution Date. Loan Group II Excess Cash Flow will be applied on any Distribution Date first, to pay to the holders of the Group II Certificates the principal portion of Realized Losses incurred on the Group II Loans for the preceding calendar month; second, to pay any Overcollateralization Increase Amount with respect to Loan Group II; third, to pay to the holders of the Group I Certificates the principal portion of any Realized Losses on the Group I Loans for the preceding calendar month to the extent not covered by the Loan Group I Excess Cash Flow (in the case of first and third, subject to the limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses as described herein); fourth, to pay any Overcollateralization Increase Amount with respect to Loan Group I; fifth, to pay the holders of the Group II Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group II Loans, to the extent not covered by Eligible Master Servicing Compensation; sixth, to pay to the holders of the Group I Certificates the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the Group I Loans, to the extent not covered by Eligible Master Servicing Compensation and Loan Group I Excess Cash Flow; seventh, to pay the holders of the Group II Certificates any Group II Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon; eighth, to pay the Group I Certificates any Group I Unpaid Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon (to the extent not covered by the

Loan Group I Excess Cash Flow); and ninth, to pay to the holders of the Class SB and Class R Certificates any balance remaining in accordance with the terms of the Pooling and Servicing Agreement.

     With respect to any Distribution Date, the 'OVERCOLLATERALIZATION AMOUNT' for Loan Group II shall be equal to the excess, if any, of (a) the aggregate Stated Principal Balances of the Group II Loans immediately following such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group II Certificates as of such date (after taking into account the payment to the Group II Certificates of the amounts relating to the Group II Loans described in clauses (a)-(c) of the definition of Principal Distribution Amount on such Distribution Date). The Pooling and Servicing Agreement requires that the Loan Group II Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Class A-II Certificates to the extent that the Required Overcollateralization Amount for Loan Group II exceeds the applicable Overcollateralization Amount as of such Distribution Date. Any amount of Loan Group II Excess Cash Flow actually applied as an accelerated payment of principal on the Class A-II Certificates is a 'OVERCOLLATERALIZATION INCREASE AMOUNT' for Loan Group II. The required level of the Overcollateralization Amount for Loan Group II with respect to a Distribution Date is the Targeted Overcollateralization Amount for Loan Group II with respect to such Distribution Date. The 'TARGETED OVERCOLLATERALIZATION AMOUNT' means, for Loan Group II and as of any Distribution Date, (x) prior to the related Stepdown Date, 2.00% of the initial Certificate Principal Balance of the Group II Certificates and (y) on and after the related Stepdown Date, the greater of (i) 4.00% of the aggregate Stated Principal Balance of the Group II Loans after giving effect to the distributions to be made on such Distribution Date and (ii) approximately $1,250,000; provided, however, that on any Distribution Date on which cumulative Realized Losses on the Group II Loans exceed certain percentages set forth in the Pooling and Servicing Agreement, the Targeted Overcollateralization Amount for Loan Group II shall thereafter be equal to: (x) prior to the related Stepdown Date, 3.00% of the initial Certificate Principal Balance of the Group II Certificates and (y) on and after the related Stepdown Date, the greater of (i) 6.00% of the aggregate Stated Principal Balance of the Group II Loans after giving effect to the distributions to be made on such Distribution Date and (ii) approximately $1,250,000. The application of Loan Group II Excess Cash Flow to the payment of principal on the Class A-II Certificates has the effect of accelerating the amortization of the Class A-II Certificates relative to the amortization of the Group II Loans.

     Overcollateralization Reduction Amount. In the event that the Required Overcollateralization Amount for a Loan Group is permitted to decrease or 'step down' on a Distribution Date in the future, a portion of the principal that would otherwise be distributed to the holders of the related class or classes of Class A Certificates on such Distribution Date shall not be distributed to the holders of the Class A Certificates on such Distribution Date. This has the effect of decelerating principal distributions to the applicable Class A Certificates relative to the amortization of the Mortgage Loans in the related Loan Group, and of reducing the applicable Overcollateralization Amount. With respect to any Distribution Date and a Loan Group, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date for a Loan Group over
(b) the Required Overcollateralization Amount for the Loan Group is the 'EXCESS OVERCOLLATERALIZATION AMOUNT' with respect to such Distribution Date. If, on any Distribution Date, the Excess Overcollateralization Amount for a Loan Group is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the related Required Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related class or classes of Class A Certificates on such Distribution Date shall instead be distributed to the holders of the related Class SB Certificates in an amount equal to the lesser of
(x) the related Excess Overcollateralization Amount and (y) the amount available for distribution specified in clauses (a)-(c) of the definition of Principal Distribution Amount on such Distribution Date; such amount being the 'OVERCOLLATERALIZATION REDUCTION AMOUNT' for such Distribution Date for the related Loan Group.

ALLOCATION OF LOSSES; SUBORDINATION

     The Subordination provided to (i) the related Class A Certificates by the related Class SB Certificates and related Subordinate Certificates and (ii) each class of Subordinate Certificates by the related Class SB Certificates and any class of related Subordinate Certificates with a lower payment priority, will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein), subject to the limitations set forth below and in the Pooling and Servicing Agreement. Any Realized Losses that are not Excess Special Hazard

Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated, first, to the Loan Group I Excess Cash Flow for the related Distribution Date in the case of Realized Losses on Group I Loans and to the Loan Group II Excess Cash Flow for the related Distribution Date in the case of Realized Losses on Group II Loans; second, to the Loan Group II Excess Cash Flow (to the extent remaining after covering Realized Losses on the Group II Loans and any Overcollateralization Increase Amount with respect to Loan Group II) for the related Distribution Date in case of Realized Losses on Group I Loans and to the Loan Group I Excess Cash Flow (to the extent remaining after covering Realized Losses on the Group I Loans and any Overcollateralization Increase Amount with respect to Loan Group I) for the related Distribution Date in the case of Realized Losses on Group II Loans; third, to the related Class SB Certificates up to an amount equal to (i) in the case of the Group I Certificates, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group I Loans over (y) the then aggregate Certificate Principal Balance of the Group I Certificates and (ii) in the case of the Group II Certificates, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group II Loans over (y) the then aggregate Certificate Principal Balance of the Group II Certificates; provided that the allocation of Realized Losses to Excess Cash Flow and the Class SB Certificates as described in clauses first, second and third above is subject to the limitations set forth in the Pooling and Servicing Agreement; fourth, in the case of Realized Losses on the Group I Loans, to the Class B-I Certificates and in the case of Realized Losses on the Group II Loans, to the Class B-II Certificates; fifth, in the case of Realized Losses on the Group I Loans, to the Class M-I-2 Certificates and in the case of Realized Losses on the Group II Loans, to the Class M-II-2 Certificates; sixth, in the case of Realized Losses on the Group I Loans, to the Class M-I-1 Certificates and in the case of Realized Losses on the Group II Loans, to the Class M-II-1 Certificates; and seventh, in the case of Realized Losses on Group I Loans, among all the classes of Class A-I Certificates on a pro rata basis and in the case of Realized Losses on Group II Loans, between the classes of Class A-II Certificates on a pro rata basis. The interest portion of any such Realized Loss will be allocated on any Distribution Date among the related Class A Certificates on a pro rata basis in accordance with the amount of Accrued Certificate Interest payable from the related Loan Group for such Distribution Date. The principal portion of such a Realized Loss will be allocated on any Distribution Date among the related classes of Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date.

     Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under ' -- Principal Distributions on the Class A Certificates' and any class of related Subordinate Certificates with a higher payment priority as set forth under ' -- Principal Distributions on the Subordinate Certificates'. As used herein, 'DEBT SERVICE REDUCTION' means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, 'SUBORDINATION' refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein. As used herein, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     As described in the Prospectus, under certain circumstances the Master Servicer may permit the modification of a defaulted Mortgage Loan to reduce the applicable Mortgage Rate or to reduce the outstanding principal amount thereof (a 'SERVICING MODIFICATION'). Any such principal reduction shall constitute a Realized Loss at the time of such reduction, and the amount by which each Monthly Payment is reduced by any such Mortgage Rate reduction shall constitute a Realized Loss in the month in which each such reduced Monthly Payment is due. Servicing Modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described herein. Any Advances made on any Mortgage Loan will be reduced to reflect any related Servicing Modifications previously made. As used herein, the Mortgage Rate, Maximum Net Mortgage Rate and Net Mortgage as to any Mortgage Loan will not be reduced by any Servicing Modification.

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     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available Distribution Amount as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the related Senior Certificateholders or the related Subordinated Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination (collectively, 'EXCESS LOSSES') with respect to each Loan Group will be allocated to the related Class A Certificates and related Subordinate Certificates on a pro rata basis and in an aggregate amount equal to the percentage of such loss equal to the amount by which the then aggregate Certificate Principal Balance of the related Class A Certificates and related Subordinate Certificates exceeds the then aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, in each case subject to the limitations set forth in the Pooling and Servicing Agreement, and the remainder of such Realized Losses will be allocated to the related Class SB Certificates. An allocation of a Realized Loss on a 'pro rata basis' among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date (in the case of an allocation of the principal portion of a Realized Loss) or based on the Accrued Certificate Interest thereon (in the case of an allocation of the interest portion of a Realized Loss).

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses (except for Bankruptcy Losses that result from an extension of the maturity of a Mortgage Loan) and Extraordinary Losses are referred to herein as 'REALIZED LOSSES.'

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each applicable Distribution Date, holders of Class A Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Subordinate, Class SB and Class R Certificates. In addition, the overcollateralization, together with the limited availability of the Loan Group I Excess Cash Flow to cover the principal portion of current Realized Losses on Group II Loans and of the Loan Group II Excess Cash Flow to cover the principal portion of current Realized Losses on Group I Loans will also increase the likelihood of distribution of full amounts of interest and principal to the Class A Certificates on each Distribution Date.

     The priority of payments among the Subordinate Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of related Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such class of the Subordinate Certificates by the related Class SB Certificates and any class of related Subordinate Certificates with a lower payment priority.

     With respect to Loan Group I and Loan Group II, the aggregate amount of Realized Losses that may be allocated to the related Subordinate Certificates and Class SB Certificates or covered by Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow otherwise distributable to the related Class SB Certificateholders in connection with Special Hazard Losses (with respect to each Loan Group, the 'SPECIAL HAZARD AMOUNT') through Subordination shall initially be equal to $2,000,430 and $2,500,022, respectively. As of any date of determination following the Cut-off Date and with respect to Loan Group I and Loan Group II, the Special Hazard Amount shall equal $2,000,430 and $2,500,022, respectively, in each case less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses with respect to such Loan Group and (B) the related Adjustment Amount. The Adjustment Amount with respect to each Loan Group will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this

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Prospectus Supplement, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     With respect to Loan Group I and Loan Group II, the aggregate amount of Realized Losses that may be allocated to the related Subordinate Certificates and Class SB Certificates or covered by Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow otherwise distributable to the related Class SB Certificateholders in connection with Fraud Losses (with respect to each Loan Group, the 'FRAUD AMOUNT') through Subordination shall initially be equal to $6,001,290 and $7,500,065, respectively. As of any date of determination after the Cut-off Date and with respect to Loan Group I and Loan Group II, the related Fraud Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate principal balance of all of the Mortgage Loans in the related Loan Group as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses with respect to such Loan Group up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Amount for such Loan Group as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses with respect to such Loan Group since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Amount for such Loan Group as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses with respect to such Loan Group since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date each Fraud Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     With respect to Loan Group I and Loan Group II, the aggregate amount of Realized Losses that may be allocated to the related Subordinate Certificates and Class SB Certificates or covered by Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow otherwise distributable to the related Class SB Certificateholders in connection with Bankruptcy Losses (with respect to each Loan Group, the 'BANKRUPTCY AMOUNT') through Subordination will initially be equal to $100,000 and $166,618, respectively. As of any date of determination and with respect to Loan Group I and Loan Group II, the related Bankruptcy Amount shall equal $100,000 or $166,618, respectively, in each case less the sum of any amounts allocated through Subordination for such losses with respect to the related Loan Group up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Sub-Servicer.

     Each Special Hazard Amount, Fraud Amount and Bankruptcy Amount are subject to further reduction as described in the Prospectus under 'Subordination.' The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount are determined separately for each Loan Group.

ADVANCES

     Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds, advances made by a Sub-Servicer, or funds held in the Custodial Account (as described in the Prospectus under 'Description of the Certificates -- Withdrawals from the Custodial Account') for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) that were due on the Mortgage Loans in any Loan Group during the immediately preceding Due Period and delinquent on the business day next preceding the related Determination Date.

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     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from either late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account prior to distributions on the Class A Certificates.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of Mortgagor defaults resulting in Realized Losses and by adjustments to the Mortgage Rates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or the conversion of Convertible Mortgage Loans (in the case of Group II Loans). The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'Yield Considerations' and 'Maturity and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. If a substantial number of Mortgagors exercise their conversion rights with respect to Convertible Mortgage Loans, and the related subservicers or the Master Servicer purchase the Converting and Converted Mortgage Loans, Loan Group II will experience a substantial prepayment of principal.

     The Group I Certificates and Group II Certificates will receive distributions with respect to principal and interest primarily from collections on the Group I Loans and Group II Loans, respectively. In certain situations,
(i) the Loan Group I Excess Cash Flow will be available to make payments to holders of Group II Certificates in respect of Realized Losses incurred on the Group II Loans, the Overcollateralization Increase Amount with respect to Loan Group II, Prepayment Interest Shortfalls related to the Group II Loans (to the extent not covered by Eligible Master Servicing Compensation) and Group II Unpaid Interest Shortfalls and (ii) the Loan Group II Excess Cash Flow will be available to make payments to holders of Group I Certificates in respect of Realized Losses incurred on the Group I Loans, the Overcollateralization Increase Amount with respect to Loan Group I, Prepayment Interest Shortfalls related to the Group I Loans (to the extent not covered by Eligible Master Servicing Compensation) and Group I Unpaid Interest Shortfalls. Except as described in the preceding sentence, the Group I Certificates and Group II Certificates will receive distributions with respect to principal and interest solely from collections on the Mortgage Loans in the related Loan Group.

     The Group II Loans adjust annually or semi-annually based upon the related Index, whereas the Pass-Through Rate on the Group II Certificates adjusts monthly based upon One-Month LIBOR as described under 'Description of the Certificates -- Determination of One-Month LIBOR' herein, subject to the Maximum Group II Rate. Consequently, the interest that becomes due on the Group II Loans during the related Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the Applicable Group II Spread on the Group II Certificates during the related Interest Accrual Period. In particular, because the Pass-Through

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Rate on the Group II Certificates will adjust monthly, while the interest rates of the Group II Loans will adjust semi-annually or annually (and in some cases, only after the expiration of the related fixed rate period), subject to any applicable Periodic Cap, Maximum Mortgage Rate or Minimum Mortgage Rate, in a rising interest rate environment, the Accrued Certificate Interest on the Group II Certificates may be greater than an amount equal to (a) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans multiplied by (b) the weighted average of the Net Mortgage Rates on the Group II Loans as of the first day of the calendar month in which the Interest Accrual Period begins, possibly resulting in Group II Unpaid Interest Shortfalls to holders of the Group II Certificates. In addition, each of the Indices and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between any of the Indices and One-Month LIBOR. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or are falling or that, even if One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise more rapidly than the Indices, potentially resulting in the Maximum Group II Rate being lower than One-Month LIBOR plus the Applicable Group II Spread on the Group II Certificates during the related Interest Accrual Period, resulting in Group II Unpaid Interest Shortfalls. Any Group II Unpaid Interest Shortfalls are payable only to the extent of Eligible Master Servicing Compensation, Loan Group II Excess Cash Flow and Loan Group I Excess Cash Flow (in each case to the extent available therefor) and may remain unpaid on the final Distribution Date.

     The Mortgage Loans generally may be prepaid in full or in part at any time, although a substantial portion of the Mortgage Loans provide for payment of a prepayment charge. Investors in the Group I Certificates should be aware that 4.2% of the Group I Loans will be Junior Group I Loans, which are secured by junior liens on the related Mortgaged Properties. Generally, junior mortgage loans are not viewed by Mortgagors as permanent financing. Accordingly, such Junior Group I Loans may experience a higher rate of prepayment than first lien mortgage loans. The Group II Loans generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Sub-Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Master Servicer or Sub-Servicer does not approve an assumption, the related Mortgaged Property will be due-on-sale. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that the Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related Offered Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See 'Maturity and Prepayment Considerations' in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

     The Convertible Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Company is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the adjustable-rate Mortgage Loans included in the Loan Group II. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments (or purchases by the related Sub-Servicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For

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example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to 'lock in' a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Group II Loans. If the related Sub-Servicer or the Master Servicer purchases Converting or Converted Mortgage Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Group II Certificateholders, as described herein. Alternatively, to the extent Sub-Servicers fail to purchase Converting Mortgage Loans and the Master Servicer does not purchase Converted Mortgage Loans, the Loan Group II will include fixed-rate Mortgage Loans, which will have the effect of limiting the extent to which the related Pass-Through Rate can increase or decrease in accordance with changes in the Index and accordingly may affect the yield to the Group II Certificateholders.

     The rate of prepayments and defaults on the Group II Loans will differ from the rate of prepayments and defaults on the Group I Loans and may increase during periods near their Adjustment Dates, to the extent that the formula for determining the new Mortgage Rate after the Adjustment Date results in an above market interest rate.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Group II Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each Group II Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Group II Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. With respect to the Group I Loans, the Junior Group I Loans are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages and, therefore, the holder of a Junior Group I Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Group I Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. See 'Risk Factors' herein and in the Prospectus and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Foreclosure on Mortgage Loans' in the Prospectus. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first or junior mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. and Residential Accredit Loans, Inc. See 'Description of the Mortgage Pool -- Underwriting Standards.' In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The Master Servicer has a limited right, but not an obligation, to repurchase certain defaulted Mortgage Loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a

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payment of principal on the Offered Certificates earlier than might have been the case if foreclosure proceedings had been commenced. See 'Maturity and Prepayment Considerations' in the Prospectus.

     Because principal distributions are paid to certain classes of Group I Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

     The yield to investors on the Offered Certificates may also be adversely affected by the uncertainty of the availability of Eligible Master Servicing Compensation, Loan Group I Excess Cash Flow and Loan Group II Excess Cash Flow, as applicable and to the extent described herein, to cover any Group I Unpaid Interest Shortfalls and Group II Unpaid Interest Shortfalls and such shortfalls may remain unpaid on the final Distribution Date.

     In addition, the yield to maturity of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

     Class A-I-1 Certificates and Group II Certificates: Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Group I Certificates (other than the Class A-I-1 Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Group I Certificates (other than the Class A-I-1 Certificates) were to rise, the market value of such Certificates may decline. The yield to investors on the Class A-I-1 Certificates and Group II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Maximum Class A-I-1 Rate and the Maximum Group II Rate. The prepayment of the Mortgage Loans with higher Mortgage Rates and, to the extent not repurchased, the presence of Converted Mortgage Loans among the Group II Loans (solely with respect to the Group II Certificates), may result in a lower Maximum Class A-I-1 Rate or lower Maximum Group II Rate. Investors in the Group II Certificates should also be aware that although the Mortgage Rates on the Group II Loans will adjust periodically, such increases and decreases will be limited by the applicable Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates thereon. In addition, the Mortgage Rates on the Group II Loans will be based on the related Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Note Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Group II Loans at any time may not equal the prevailing rates for other adjustable rate mortgage loans and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Class A-II Certificates: Investors in the Class A-II Certificates should be aware that the yield on such Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Sub-Group of Group II Loans to which such Class A-II Certificates relate and the allocation thereof to reduce the Certificate Principal Balance of such class. See 'Description of the Offered Certificates -- Principal Distributions on the Class A Certificates' herein.

     Class A-I-6 Certificates: Investors in the Class A-I-6 Certificates should be aware that because the Class A-I-6 Certificates do not receive any payments of principal prior to the Distribution Date occurring in September 2000 and prior to the Distribution Date occurring in September 2003 will receive a disproportionately small portion of principal payments with respect to the Mortgage Loans in Loan Group I (in each case, unless the Certificate Principal Balances of the Class A-I Certificates have been reduced to zero (other than the Class A-I-6 Certificates), the weighted average life of the Class A-I-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-I-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Class A-I Certificates entitled to such distributions.

     Certificates with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Mortgage Loans in each Loan Group will be

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allocated among the related classes of Class A Certificates and, during certain periods, no principal payments will be distributed to each class of related Subordinate Certificates. Unless the Certificate Principal Balances of the related classes of Class A Certificates have been reduced to zero, the related Subordinate Certificates will not be entitled to receive distributions of principal until the Stepdown Date. Furthermore, if a Trigger Event is in effect with respect to a Loan Group, the related classes of Subordinate Certificates will not be entitled to receive distributions in respect of principal. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the related Class A Certificates by the related Subordinate Certificates (together with the related Class SB Certificates), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

     In addition, investors in the Subordinate Certificates should be aware that on and after the Distribution Date on which the Targeted Overcollateralization Amount with respect to Loan Group I and Loan Group II has been reduced to approximately $1,000,200 and approximately $1,250,000, respectively, the most subordinate class of related Subordinate Certificates then outstanding may receive more than such class' pro rata share of the related Principal Distribution Amount for such Distribution Date.

     The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans in the related Loan Group (and the timing thereof), to the extent such losses are not covered by Loan Group I Excess Cash Flow, Loan Group II Excess Cash Flow, the related Class SB Certificates or by any other class of Subordinate Certificates having a lower payment priority (or allocated to Class A Certificates under the circumstances described herein), because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

     As described under 'Description of the Certificates -- Allocation of Losses; Subordination' and ' -- Advances,' amounts otherwise distributable to holders of one or more classes of the Subordinate Certificates may be made available to protect the holders of the related Class A Certificates and holders of any related Subordinate Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such classes of the Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Subordinate Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Subordinate Certificates if it delays the Stepdown Date causes a Trigger Event.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to the Offered Certificates and Residual Certificates is August 25, 2027, which date is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan in the related Loan Group. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     Weighted Average Life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the applicable Loan Group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this Prospectus Supplement for the Group I Loans is the Home Equity Prepayment assumption ('HEP'), which assumes a rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. 23% HEP assumes a CPR of one-tenth of 23% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional one-tenth of 23% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a 23% HEP assumes a CPR of 23% per annum each month. The Group I Certificates were structured on the basis of, among other things, a prepayment assumption of 23% HEP. HEP does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group I Loans.

     The prepayment model used in this Prospectus Supplement for the Group II Loans ('CPR'), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 26% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. The Group II Certificates were structured on the basis of, among other things, a prepayment assumption of 26% CPR. No representation is made that the Group II Loans will prepay at that or any other rate.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under 'Description of the Mortgage Pool' herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Offered Certificates, the Mortgage Loans have the following characteristics:

                                  LOAN GROUP I

                                            GROUP I LOANS
                                            WITH TERMS TO     GROUP I LOANS
                                              MATURITY        WITH TERMS TO
                                            GREATER THAN        MATURITY        GROUP I LOANS
                                              25 YEARS        GREATER THAN      WITH TERMS TO
                                            AND LESS THAN       15 YEARS         MATURITY OF          BALLOON
                                             OR EQUAL TO      AND LESS THAN        NOT MORE           MORTGAGE
                                              30 YEARS          25 YEARS       THAN 15 YEARS(1)       LOANS(2)
                                           ---------------    -------------    ----------------    --------------

Aggregate principal balance.............   $115,337,854.32    $5,267,807.63     $ 23,254,249.03    $56,183,085.60
Mortgage rate...........................           10.3370%         11.3330%            10.7340%          11.8750%
Aggregate servicing fee rate............              0.58%            0.58%               0.58%             0.58%
Original term to maturity (months)......               360              240                 176               179
Remaining term to maturity (months).....               356              236                 172               174

------------

(1) Other than the Balloon Mortgage Loans in Loan Group I.

(2) The original amortization term with respect to the Balloon Loans is 360 months and the remaining amortization term with respect to the Balloon Loans is 355 months.

                                 LOAN GROUP II

                                 SUB-GROUP II-A

                                                                                         ONE YEAR FIXED
                                                                         THREE YEAR          PERIOD          THREE YEAR
                                     SIX MONTH       TWO YEAR FIXED     FIXED PERIOD        TREASURY        FIXED PERIOD
                                       LIBOR          PERIOD LIBOR          LIBOR            INDEX         TREASURY INDEX
                                   SUB-GROUP II-A    SUB-GROUP II-A       SUB-GROUP      SUB-GROUP II-A      SUB-GROUP
                                       LOANS            LOANS(1)         II-A LOANS          LOANS           II-A LOANS
                                   --------------    ---------------    -------------    --------------    --------------

Aggregate principal balance.....   $24,632,651.51    $124,098,217.53    $8,639,916.38    $22,712,213.81    $1,449,513.99
Initial Mortgage Rate...........          9.2720 %           9.8732 %         10.4895%          9.5343 %         10.0180 %
Original term to maturity
  (months)......................             360                360               360              360               360
Remaining term to stated
  maturity (months).............             357                358               358              358               349
Aggregate Servicing Fee Rate....            0.58 %             0.58 %            0.58%            0.58 %            0.58 %
Gross Margin....................          5.7927 %           6.0487 %          6.0521%          5.8267 %          5.5136 %
Periodic Rate Cap...............             1.0 %             1.12 %             1.0%             2.0 %            1.93 %
Initial Adjustment Date.........         11/1/97             5/1/99            6/1/00           6/1/98            9/1/99
Adjustment Frequency (months)...               6                  6                 6               12                12
Assumed Index effective for the
  Adjustment Date...............           5.844 %            5.844 %           5.844%           5.530 %           5.530 %

------------

(1) Includes the One-Year Fixed-Period LIBOR Group II Loans (with an aggregate Stated Principal Balance as of the Cut-off Date of $6,439,699.61).

                                 SUB-GROUP II-B

                                                                                         ONE YEAR FIXED
                                                                         THREE YEAR          PERIOD          THREE YEAR
                                     SIX MONTH       TWO YEAR FIXED     FIXED PERIOD        TREASURY        FIXED PERIOD
                                       LIBOR          PERIOD LIBOR          LIBOR            INDEX         TREASURY INDEX
                                   SUB-GROUP II-B    SUB-GROUP II-B       SUB-GROUP      SUB-GROUP II-B      SUB-GROUP
                                       LOANS              LOANS          II-B LOANS          LOANS           II-B LOANS
                                   --------------    ---------------    -------------    --------------    --------------

Aggregate principal balance.....   $19,361,873.45    $33,543,584.78     $3,710,657.59    $11,490,602.81    $  362,929.37
Initial Mortgage Rate...........          9.4544 %          10.0197 %         10.4342%          9.5925 %         10.2108 %
Original term to maturity
  (months)......................             360                360               360              360               360
Remaining term to stated
  maturity (months).............             357                358               358              357               348
Aggregate Servicing Fee Rate....            0.58 %             0.58 %            0.58%            0.58 %            0.58 %
Gross Margin....................          5.8601 %           6.1090 %          6.1065%          5.9875 %          5.9499 %
Periodic Rate Cap...............             1.0 %              1.0 %             1.0%             2.0 %            1.68 %
Initial Adjustment Date.........         12/1/97             6/1/99            6/1/00           5/1/98            8/1/99
Adjustment Frequency (months)...               6                  6                 6               12                12
Assumed Index effective for the
  Adjustment Date...............           5.844 %            5.844 %           5.844%           5.530 %           5.530 %

(ii) the value of one-month LIBOR will be 5.625% per annum; (iii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iv) none of the Unaffiliated Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under 'The Trust Funds -- Representations with Respect to Mortgage Collateral' and 'Description of the Certificates -- Assignment of Mortgage Loans' in the Prospectus, and neither the Master Servicer nor the Company exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (v) all delinquencies of payments due on or prior to the Cut-off Date are brought current, and thereafter there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of HEP or CPR, as applicable, set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month;
(vii) payments on the Certificates will be received on the 25th day of each month, commencing in September 1997; (viii) payments on the Mortgage Loans earn no reinvestment return; (ix) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and (x) the Certificates will be purchased on August 27, 1997 (collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant percentage of HEP or CPR, as applicable, until maturity or that all of the Mortgage Loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of HEP or CPR, as applicable, specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average life of the Class A Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the Offered Certificates, and sets forth the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of HEP or CPR, as applicable.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE GROUP I
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF HEP

                              CLASS A-I-1
                     -----------------------------
DISTRIBUTION DATE     0%   17%  19%  23%  27%  29%
-------------------- ----  ---  ---  ---  ---  ---
Initial
 Percentage.........  100  100  100  100  100  100
August 25, 1998.....   95  55   50   41   31   26
August 25, 1999.....   93  15    6    0    0    0
August 25, 2000.....   90   0    0    0    0    0
August 25, 2001.....   87   0    0    0    0    0
August 25, 2002.....   84   0    0    0    0    0
August 25, 2003.....   80   0    0    0    0    0
August 25, 2004.....   77   0    0    0    0    0
August 25, 2005.....   73   0    0    0    0    0
August 25, 2006.....   70   0    0    0    0    0
August 25, 2007.....   66   0    0    0    0    0
August 25, 2008.....   61   0    0    0    0    0
August 25, 2009.....   56   0    0    0    0    0
August 25, 2010.....   49   0    0    0    0    0
August 25, 2011.....   42   0    0    0    0    0
August 25, 2012.....    0   0    0    0    0    0
August 25, 2013.....    0   0    0    0    0    0
August 25, 2014.....    0   0    0    0    0    0
August 25, 2015.....    0   0    0    0    0    0
August 25, 2016.....    0   0    0    0    0    0
August 25, 2017.....    0   0    0    0    0    0
August 25, 2018.....    0   0    0    0    0    0
August 25, 2019.....    0   0    0    0    0    0
August 25, 2020.....    0   0    0    0    0    0
August 25, 2021.....    0   0    0    0    0    0
August 25, 2022.....    0   0    0    0    0    0
August 25, 2023.....    0   0    0    0    0    0
August 25, 2024.....    0   0    0    0    0    0
August 25, 2025.....    0   0    0    0    0    0
August 25, 2026.....    0   0    0    0    0    0
August 25, 2027.....    0   0    0    0    0    0
Weighted Average
 Life in Years**.... 10.7  1.2  1.1  0.9  0.8  0.7

                               CLASS A-I-2
                       ----------------------------
DISTRIBUTION DATE       0%  17%  19%  23%  27%  29%
--------------------   ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....    100 100  100  100  100  100
August 25, 1999.....    100 100  100  64    7    0
August 25, 2000.....    100 31    0    0    0    0
August 25, 2001.....    100  0    0    0    0    0
August 25, 2002.....    100  0    0    0    0    0
August 25, 2003.....    100  0    0    0    0    0
August 25, 2004.....    100  0    0    0    0    0
August 25, 2005.....    100  0    0    0    0    0
August 25, 2006.....    100  0    0    0    0    0
August 25, 2007.....    100  0    0    0    0    0
August 25, 2008.....    100  0    0    0    0    0
August 25, 2009.....    100  0    0    0    0    0
August 25, 2010.....    100  0    0    0    0    0
August 25, 2011.....    100  0    0    0    0    0
August 25, 2012.....     41  0    0    0    0    0
August 25, 2013.....     27  0    0    0    0    0
August 25, 2014.....     12  0    0    0    0    0
August 25, 2015.....      0  0    0    0    0    0
August 25, 2016.....      0  0    0    0    0    0
August 25, 2017.....      0  0    0    0    0    0
August 25, 2018.....      0  0    0    0    0    0
August 25, 2019.....      0  0    0    0    0    0
August 25, 2020.....      0  0    0    0    0    0
August 25, 2021.....      0  0    0    0    0    0
August 25, 2022.....      0  0    0    0    0    0
August 25, 2023.....      0  0    0    0    0    0
August 25, 2024.....      0  0    0    0    0    0
August 25, 2025.....      0  0    0    0    0    0
August 25, 2026.....      0  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   15.3 2.9  2.6  2.1  1.8  1.7

                               CLASS A-I-3
                       ----------------------------
DISTRIBUTION DATE       0%  17%  19%  23%  27%  29%
--------------------   ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....    100 100  100  100  100  100
August 25, 1999.....    100 100  100  100  100  88
August 25, 2000.....    100 100  95   52   12    0
August 25, 2001.....    100 66   45    8    0    0
August 25, 2002.....    100 28    7    0    0    0
August 25, 2003.....    100  0    0    0    0    0
August 25, 2004.....    100  0    0    0    0    0
August 25, 2005.....    100  0    0    0    0    0
August 25, 2006.....    100  0    0    0    0    0
August 25, 2007.....    100  0    0    0    0    0
August 25, 2008.....    100  0    0    0    0    0
August 25, 2009.....    100  0    0    0    0    0
August 25, 2010.....    100  0    0    0    0    0
August 25, 2011.....    100  0    0    0    0    0
August 25, 2012.....    100  0    0    0    0    0
August 25, 2013.....    100  0    0    0    0    0
August 25, 2014.....    100  0    0    0    0    0
August 25, 2015.....     97  0    0    0    0    0
August 25, 2016.....     86  0    0    0    0    0
August 25, 2017.....     74  0    0    0    0    0
August 25, 2018.....     62  0    0    0    0    0
August 25, 2019.....     48  0    0    0    0    0
August 25, 2020.....     33  0    0    0    0    0
August 25, 2021.....     17  0    0    0    0    0
August 25, 2022.....      0  0    0    0    0    0
August 25, 2023.....      0  0    0    0    0    0
August 25, 2024.....      0  0    0    0    0    0
August 25, 2025.....      0  0    0    0    0    0
August 25, 2026.....      0  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   21.7 4.5  4.0  3.2  2.6  2.4





                               CLASS A-I-4
                       ----------------------------
DISTRIBUTION DATE       0%  17%  19%  23%  27%  29%
--------------------   ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....    100 100  100  100  100  100
August 25, 1999.....    100 100  100  100  100  100
August 25, 2000.....    100 100  100  100  100  88
August 25, 2001.....    100 100  100  100  50   21
August 25, 2002.....    100 100  100  42    0    0
August 25, 2003.....    100 100  61    0    0    0
August 25, 2004.....    100 57   21    0    0    0
August 25, 2005.....    100 39    7    0    0    0
August 25, 2006.....    100 16    0    0    0    0
August 25, 2007.....    100  0    0    0    0    0
August 25, 2008.....    100  0    0    0    0    0
August 25, 2009.....    100  0    0    0    0    0
August 25, 2010.....    100  0    0    0    0    0
August 25, 2011.....    100  0    0    0    0    0
August 25, 2012.....    100  0    0    0    0    0
August 25, 2013.....    100  0    0    0    0    0
August 25, 2014.....    100  0    0    0    0    0
August 25, 2015.....    100  0    0    0    0    0
August 25, 2016.....    100  0    0    0    0    0
August 25, 2017.....    100  0    0    0    0    0
August 25, 2018.....    100  0    0    0    0    0
August 25, 2019.....    100  0    0    0    0    0
August 25, 2020.....    100  0    0    0    0    0
August 25, 2021.....    100  0    0    0    0    0
August 25, 2022.....     97  0    0    0    0    0
August 25, 2023.....     56  0    0    0    0    0
August 25, 2024.....     11  0    0    0    0    0
August 25, 2025.....      0  0    0    0    0    0
August 25, 2026.....      0  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   26.2 7.6  6.4  5.0  4.1  3.7

                                 CLASS A-I-5
                       -------------------------------
DISTRIBUTION DATE       0%  17%   19%   23%   27%  29%
--------------------   ---- ----  ----  ----  ---  ---
Initial
 Percentage.........    100 100   100   100   100  100
August 25, 1998.....    100 100   100   100   100  100
August 25, 1999.....    100 100   100   100   100  100
August 25, 2000.....    100 100   100   100   100  100
August 25, 2001.....    100 100   100   100   100  100
August 25, 2002.....    100 100   100   100   88   70
August 25, 2003.....    100 100   100    97   60   46
August 25, 2004.....    100 100   100    73   43   32
August 25, 2005.....    100 100   100    69   42   32
August 25, 2006.....    100 100    90    57   35   27
August 25, 2007.....    100  95    75    46   27   20
August 25, 2008.....    100  78    60    35   20   13
August 25, 2009.....    100  64    48    27   13    8
August 25, 2010.....    100  52    38    20    8    4
August 25, 2011.....    100  41    30    13    4    1
August 25, 2012.....    100  23    15     4    0    0
August 25, 2013.....    100  17    10     2    0    0
August 25, 2014.....    100  13     7     0    0    0
August 25, 2015.....    100   9     4     0    0    0
August 25, 2016.....    100   6     2     0    0    0
August 25, 2017.....    100   4     1     0    0    0
August 25, 2018.....    100   2     0     0    0    0
August 25, 2019.....    100   1     0     0    0    0
August 25, 2020.....    100   0     0     0    0    0
August 25, 2021.....    100   0     0     0    0    0
August 25, 2022.....    100   0     0     0    0    0
August 25, 2023.....    100   0     0     0    0    0
August 25, 2024.....    100   0     0     0    0    0
August 25, 2025.....     71   0     0     0    0    0
August 25, 2026.....     30   0     0     0    0    0
August 25, 2027.....      0   0     0     0    0    0
Weighted Average
 Life in Years**....   28.5 13.6  12.3  10.0  8.0  7.1

------------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

This table has been prepared based on the Structuring Assumptions (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE GROUP I
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF HEP

                                  CLASS A-I-6
                      ------------------------------------
DISTRIBUTION DATE      0%    17%    19%    23%   27%   29%
--------------------  ----   ----   ----   ---   ---   ---
Initial
 Percentage.........   100   100    100    100   100   100
August 25, 1998.....   100   100    100    100   100   100
August 25, 1999.....   100   100    100    100   100   100
August 25, 2000.....   100   100    100    100   100   100
August 25, 2001.....    99    90     90    89    89    89
August 25, 2002.....    99    83     81    79    77    76
August 25, 2003.....    97    70     68    63    59    57
August 25, 2004.....    96    57     54    48    42    40
August 25, 2005.....    90    31     27    20    17    16
August 25, 2006.....    84    16     13     9     6     5
August 25, 2007.....    77     9      6     4     2     2
August 25, 2008.....    70     4      3     1     1     0
August 25, 2009.....    63     2      1     1     0     0
August 25, 2010.....    55     1      1     0     0     0
August 25, 2011.....    48     1      0     0     0     0
August 25, 2012.....     0     0      0     0     0     0
August 25, 2013.....     0     0      0     0     0     0
August 25, 2014.....     0     0      0     0     0     0
August 25, 2015.....     0     0      0     0     0     0
August 25, 2016.....     0     0      0     0     0     0
August 25, 2017.....     0     0      0     0     0     0
August 25, 2018.....     0     0      0     0     0     0
August 25, 2019.....     0     0      0     0     0     0
August 25, 2020.....     0     0      0     0     0     0
August 25, 2021.....     0     0      0     0     0     0
August 25, 2022.....     0     0      0     0     0     0
August 25, 2023.....     0     0      0     0     0     0
August 25, 2024.....     0     0      0     0     0     0
August 25, 2025.....     0     0      0     0     0     0
August 25, 2026.....     0     0      0     0     0     0
August 25, 2027.....     0     0      0     0     0     0
Weighted Average
 Life in Years**....  12.3   7.1    7.0    6.6   6.4   6.4

                                  CLASS M-I-1
                       ---------------------------------
DISTRIBUTION DATE       0%   17%   19%   23%   27%   29%
--------------------   ----  ---   ---   ---   ---   ---
Initial
 Percentage.........    100  100   100   100   100   100
August 25, 1998.....    100  100   100   100   100   100
August 25, 1999.....    100  100   100   100   100   100
August 25, 2000.....    100  100   100   100   100   100
August 25, 2001.....    100  93    85    70    57    51
August 25, 2002.....    100  76    68    53    41    36
August 25, 2003.....    100  62    54    40    29    25
August 25, 2004.....    100  51    43    30    21    17
August 25, 2005.....    100  42    34    23    15    12
August 25, 2006.....    100  34    27    17    10     6
August 25, 2007.....    100  27    21    13     4     1
August 25, 2008.....    100  22    17     8     0     0
August 25, 2009.....    100  18    13     3     0     0
August 25, 2010.....    100  14    10     0     0     0
August 25, 2011.....    100  11     5     0     0     0
August 25, 2012.....     97   1     0     0     0     0
August 25, 2013.....     93   0     0     0     0     0
August 25, 2014.....     90   0     0     0     0     0
August 25, 2015.....     86   0     0     0     0     0
August 25, 2016.....     81   0     0     0     0     0
August 25, 2017.....     76   0     0     0     0     0
August 25, 2018.....     71   0     0     0     0     0
August 25, 2019.....     66   0     0     0     0     0
August 25, 2020.....     60   0     0     0     0     0
August 25, 2021.....     53   0     0     0     0     0
August 25, 2022.....     46   0     0     0     0     0
August 25, 2023.....     38   0     0     0     0     0
August 25, 2024.....     29   0     0     0     0     0
August 25, 2025.....     19   0     0     0     0     0
August 25, 2026.....      5   0     0     0     0     0
August 25, 2027.....      0   0     0     0     0     0
Weighted Average
 Life in Years**....   23.6  8.1   7.3   6.1   5.2   4.9

                                   CLASS M-I-2
                       -----------------------------------
DISTRIBUTION DATE       0%   17%    19%    23%   27%   29%
--------------------   ----  ----   ----   ---   ---   ---
Initial
 Percentage.........    100  100    100    100   100   100
August 25, 1998.....    100  100    100    100   100   100
August 25, 1999.....    100  100    100    100   100   100
August 25, 2000.....    100  100    100    100   100   100
August 25, 2001.....    100   93     85    70    57    51
August 25, 2002.....    100   76     68    53    41    36
August 25, 2003.....    100   62     54    40    29    25
August 25, 2004.....    100   51     43    30    21    13
August 25, 2005.....    100   42     34    23     8     2
August 25, 2006.....    100   34     27    13     0     0
August 25, 2007.....    100   27     21     4     0     0
August 25, 2008.....    100   22     12     0     0     0
August 25, 2009.....    100   14      4     0     0     0
August 25, 2010.....    100    6      0     0     0     0
August 25, 2011.....    100    0      0     0     0     0
August 25, 2012.....     97    0      0     0     0     0
August 25, 2013.....     93    0      0     0     0     0
August 25, 2014.....     90    0      0     0     0     0
August 25, 2015.....     86    0      0     0     0     0
August 25, 2016.....     81    0      0     0     0     0
August 25, 2017.....     76    0      0     0     0     0
August 25, 2018.....     71    0      0     0     0     0
August 25, 2019.....     66    0      0     0     0     0
August 25, 2020.....     60    0      0     0     0     0
August 25, 2021.....     53    0      0     0     0     0
August 25, 2022.....     46    0      0     0     0     0
August 25, 2023.....     38    0      0     0     0     0
August 25, 2024.....     29    0      0     0     0     0
August 25, 2025.....     17    0      0     0     0     0
August 25, 2026.....      0    0      0     0     0     0
August 25, 2027.....      0    0      0     0     0     0
Weighted Average
 Life in Years**....   23.6  7.8    7.0    5.8   5.0   4.7






                                    CLASS B-I
                       -----------------------------------
DISTRIBUTION DATE       0%   17%    19%    23%   27%   29%
--------------------   ----  ----   ----   ---   ---   ---
Initial
 Percentage.........    100  100    100    100   100   100
August 25, 1998.....    100  100    100    100   100   100
August 25, 1999.....    100  100    100    100   100   100
August 25, 2000.....    100  100    100    100   100   100
August 25, 2001.....    100   93     85    70    57    51
August 25, 2002.....    100   76     68    53    34    25
August 25, 2003.....    100   62     54    33    14     6
August 25, 2004.....    100   51     38    16     0     0
August 25, 2005.....    100   35     23     3     0     0
August 25, 2006.....    100   22     10     0     0     0
August 25, 2007.....    100   11      0     0     0     0
August 25, 2008.....    100    1      0     0     0     0
August 25, 2009.....    100    0      0     0     0     0
August 25, 2010.....    100    0      0     0     0     0
August 25, 2011.....    100    0      0     0     0     0
August 25, 2012.....     97    0      0     0     0     0
August 25, 2013.....     93    0      0     0     0     0
August 25, 2014.....     90    0      0     0     0     0
August 25, 2015.....     86    0      0     0     0     0
August 25, 2016.....     81    0      0     0     0     0
August 25, 2017.....     76    0      0     0     0     0
August 25, 2018.....     71    0      0     0     0     0
August 25, 2019.....     66    0      0     0     0     0
August 25, 2020.....     60    0      0     0     0     0
August 25, 2021.....     53    0      0     0     0     0
August 25, 2022.....     43    0      0     0     0     0
August 25, 2023.....     29    0      0     0     0     0
August 25, 2024.....     14    0      0     0     0     0
August 25, 2025.....      0    0      0     0     0     0
August 25, 2026.....      0    0      0     0     0     0
August 25, 2027.....      0    0      0     0     0     0
Weighted Average
 Life in Years**....   23.1  7.1    6.3    5.2   4.5   4.2

------------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING OF THE GROUP II
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

                             CLASS A-II-1
                     -----------------------------
DISTRIBUTION DATE     0%   18%  20%  26%  30%  35%
                     ----  ---  ---  ---  ---  ---
Initial
 Percentage.........  100  100  100  100  100  100
August 25, 1998.....   97  77   74   68   63   57
August 25, 1999.....   96  59   56   45   39   31
August 25, 2000.....   96  45   41   29   22   14
August 25, 2001.....   95  36   33   24   19   14
August 25, 2002.....   94  29   26   18   13    9
August 25, 2003.....   94  24   21   13    9    6
August 25, 2004.....   93  19   16    9    6    4
August 25, 2005.....   92  16   13    7    4    2
August 25, 2006.....   91  13   10    5    3    2
August 25, 2007.....   89  10    8    4    2    1
August 25, 2008.....   88   8    6    3    1    0
August 25, 2009.....   86   7    5    2    1    0
August 25, 2010.....   85   5    4    1    0    0
August 25, 2011.....   83   4    3    1    0    0
August 25, 2012.....   80   4    2    0    0    0
August 25, 2013.....   78   3    2    0    0    0
August 25, 2014.....   75   2    1    0    0    0
August 25, 2015.....   72   2    1    0    0    0
August 25, 2016.....   68   1    1    0    0    0
August 25, 2017.....   64   1    0    0    0    0
August 25, 2018.....   59   1    0    0    0    0
August 25, 2019.....   54   0    0    0    0    0
August 25, 2020.....   48   0    0    0    0    0
August 25, 2021.....   42   0    0    0    0    0
August 25, 2022.....   36   0    0    0    0    0
August 25, 2023.....   30   0    0    0    0    0
August 25, 2024.....   24   0    0    0    0    0
August 25, 2025.....   16   0    0    0    0    0
August 25, 2026.....    8   0    0    0    0    0
August 25, 2027.....    0   0    0    0    0    0
Weighted Average
 Life in Years**.... 20.8  4.2  3.8  2.8  2.4  1.9

                               CLASS A-II-2
                       ----------------------------
DISTRIBUTION DATE       0%  18%  20%  26%  30%  35%
                       ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....     97 77   74   68   63   57
August 25, 1999.....     96 60   56   45   39   31
August 25, 2000.....     96 46   41   29   22   14
August 25, 2001.....     95 36   33   24   19   14
August 25, 2002.....     95 29   26   18   13    9
August 25, 2003.....     94 24   21   13    9    6
August 25, 2004.....     93 19   16    9    6    4
August 25, 2005.....     92 16   13    7    4    2
August 25, 2006.....     91 13   10    5    3    2
August 25, 2007.....     89 10    8    4    2    1
August 25, 2008.....     88  8    6    3    1    0
August 25, 2009.....     86  7    5    2    1    0
August 25, 2010.....     85  5    4    1    0    0
August 25, 2011.....     83  4    3    1    0    0
August 25, 2012.....     80  4    2    0    0    0
August 25, 2013.....     78  3    2    0    0    0
August 25, 2014.....     75  2    1    0    0    0
August 25, 2015.....     72  2    1    0    0    0
August 25, 2016.....     68  1    1    0    0    0
August 25, 2017.....     64  1    0    0    0    0
August 25, 2018.....     59  1    0    0    0    0
August 25, 2019.....     54  0    0    0    0    0
August 25, 2020.....     48  0    0    0    0    0
August 25, 2021.....     42  0    0    0    0    0
August 25, 2022.....     36  0    0    0    0    0
August 25, 2023.....     30  0    0    0    0    0
August 25, 2024.....     23  0    0    0    0    0
August 25, 2025.....     16  0    0    0    0    0
August 25, 2026.....      7  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   20.8 4.2  3.8  2.8  2.4  1.9

                               CLASS M-II-1
                       ----------------------------
DISTRIBUTION DATE       0%  18%  20%  26%  30%  35%
                       ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....    100 100  100  100  100  100
August 25, 1999.....    100 100  100  100  100  100
August 25, 2000.....    100 100  100  100  100  100
August 25, 2001.....    100 88   80   59   47   35
August 25, 2002.....    100 72   64   43   33   23
August 25, 2003.....    100 59   51   32   23   15
August 25, 2004.....    100 48   40   23   16    9
August 25, 2005.....    100 39   32   17   11    6
August 25, 2006.....    100 31   25   12    8    1
August 25, 2007.....    100 25   20    9    4    0
August 25, 2008.....    100 21   16    7    0    0
August 25, 2009.....    100 17   12    3    0    0
August 25, 2010.....    100 13   10    0    0    0
August 25, 2011.....    100 11    8    0    0    0
August 25, 2012.....    100  9    6    0    0    0
August 25, 2013.....    100  7    3    0    0    0
August 25, 2014.....    100  5    0    0    0    0
August 25, 2015.....    100  2    0    0    0    0
August 25, 2016.....    100  0    0    0    0    0
August 25, 2017.....    100  0    0    0    0    0
August 25, 2018.....    100  0    0    0    0    0
August 25, 2019.....    100  0    0    0    0    0
August 25, 2020.....    100  0    0    0    0    0
August 25, 2021.....    100  0    0    0    0    0
August 25, 2022.....     89  0    0    0    0    0
August 25, 2023.....     74  0    0    0    0    0
August 25, 2024.....     58  0    0    0    0    0
August 25, 2025.....     39  0    0    0    0    0
August 25, 2026.....     19  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   27.3 8.0  7.2  5.5  4.9  4.5






                               CLASS M-II-2
                       ----------------------------
DISTRIBUTION DATE       0%  18%  20%  26%  30%  35%
                       ---- ---  ---  ---  ---  ---
Initial
 Percentage.........    100 100  100  100  100  100
August 25, 1998.....    100 100  100  100  100  100
August 25, 1999.....    100 100  100  100  100  100
August 25, 2000.....    100 100  100  100  100  100
August 25, 2001.....    100 88   80   59   47   35
August 25, 2002.....    100 72   64   43   33   23
August 25, 2003.....    100 59   51   32   23   15
August 25, 2004.....    100 48   40   23   16    7
August 25, 2005.....    100 39   32   17   10    0
August 25, 2006.....    100 31   25   12    3    0
August 25, 2007.....    100 25   20    6    0    0
August 25, 2008.....    100 21   16    1    0    0
August 25, 2009.....    100 17   12    0    0    0
August 25, 2010.....    100 13    8    0    0    0
August 25, 2011.....    100 10    3    0    0    0
August 25, 2012.....    100  5    0    0    0    0
August 25, 2013.....    100  1    0    0    0    0
August 25, 2014.....    100  0    0    0    0    0
August 25, 2015.....    100  0    0    0    0    0
August 25, 2016.....    100  0    0    0    0    0
August 25, 2017.....    100  0    0    0    0    0
August 25, 2018.....    100  0    0    0    0    0
August 25, 2019.....    100  0    0    0    0    0
August 25, 2020.....    100  0    0    0    0    0
August 25, 2021.....    100  0    0    0    0    0
August 25, 2022.....     89  0    0    0    0    0
August 25, 2023.....     74  0    0    0    0    0
August 25, 2024.....     58  0    0    0    0    0
August 25, 2025.....     39  0    0    0    0    0
August 25, 2026.....     19  0    0    0    0    0
August 25, 2027.....      0  0    0    0    0    0
Weighted Average
 Life in Years**....   27.3 7.8  7.0  5.4  4.7  4.2

                                 CLASS B-II
                       -------------------------------
DISTRIBUTION DATE       0%  18%   20%   26%   30%  35%
                       ---- ----  ----  ----  ---  ---
Initial
 Percentage.........    100 100   100   100   100  100
August 25, 1998.....    100 100   100   100   100  100
August 25, 1999.....    100 100   100   100   100  100
August 25, 2000.....    100 100   100   100   100  100
August 25, 2001.....    100  88    80    59   47   35
August 25, 2002.....    100  72    64    43   33   20
August 25, 2003.....    100  59    51    32   21    6
August 25, 2004.....    100  48    40    22    8    0
August 25, 2005.....    100  39    32    10    0    0
August 25, 2006.....    100  31    25     2    0    0
August 25, 2007.....    100  25    16     0    0    0
August 25, 2008.....    100  17     8     0    0    0
August 25, 2009.....    100  10     2     0    0    0
August 25, 2010.....    100   4     0     0    0    0
August 25, 2011.....    100   0     0     0    0    0
August 25, 2012.....    100   0     0     0    0    0
August 25, 2013.....    100   0     0     0    0    0
August 25, 2014.....    100   0     0     0    0    0
August 25, 2015.....    100   0     0     0    0    0
August 25, 2016.....    100   0     0     0    0    0
August 25, 2017.....    100   0     0     0    0    0
August 25, 2018.....    100   0     0     0    0    0
August 25, 2019.....    100   0     0     0    0    0
August 25, 2020.....    100   0     0     0    0    0
August 25, 2021.....    100   0     0     0    0    0
August 25, 2022.....     89   0     0     0    0    0
August 25, 2023.....     74   0     0     0    0    0
August 25, 2024.....     58   0     0     0    0    0
August 25, 2025.....     39   0     0     0    0    0
August 25, 2026.....     13   0     0     0    0    0
August 25, 2027.....      0   0     0     0    0    0
Weighted Average
 Life in Years**....   27.3 7.5   6.7   5.1   4.5  4.0

------------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 1997, among the Company, the Master Servicer, and The First National Bank of Chicago, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee. The Trustee will appoint Norwest Bank Minnesota, National Association to serve as Custodian in connection with the Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Company will provide a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, Residential Asset Securities Corporation, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. See 'The Pooling and Servicing Agreement -- The Trustee' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the Company, will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus and 'The Mortgage Pool -- Residential Funding' herein.

     The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four-family residential mortgage loans that generally complied with Residential Funding's Alter Net Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1995, December 31, 1996 and June 30, 1997. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis. Because the Alter Net Program is relatively new, the loss experience with respect to these mortgage loans is limited and is not sufficient to provide meaningful disclosure with respect to losses.

            EXPANDED CREDIT MORTGAGE PROGRAM DELINQUENCY EXPERIENCE

                                            AT DECEMBER 31, 1995    AT DECEMBER 31, 1996       AT JUNE 30, 1997
                                            --------------------    ---------------------    ---------------------
                                            BY NO.     BY DOLLAR    BY NO.     BY DOLLAR     BY NO.     BY DOLLAR
                                              OF        AMOUNT        OF         AMOUNT        OF         AMOUNT
                                            LOANS      OF LOANS      LOANS      OF LOANS      LOANS      OF LOANS
                                            ------     ---------    -------    ----------    -------    ----------
                                                                (DOLLAR AMOUNTS IN THOUSANDS)

Total Loan Portfolio.....................   4,901      $ 565,845     10,986    $1,266,378     17,590    $1,888,240
Period of Delinquency
     31 to 59 days.......................     448         51,628        807        95,551      1,295       138,275
     60 to 89 days.......................      77         10,001        154        18,722        225        26,535
     90 days or more(1)..................      47          4,288         61         6,665         67         6,257
Foreclosures pending.....................     130         13,080        254        32,584        406        50,166
                                            ------     ---------    -------    ----------    -------    ----------
Total Delinquent Loans...................     702         78,997      1,276       153,522      1,993       221,234
                                            ------     ---------    -------    ----------    -------    ----------
                                            ------     ---------    -------    ----------    -------    ----------
Percent of Loan Portfolio................   14.32 %        13.96%     11.61%        12.12%     11.33%        11.72%

------------

(1) Does not include foreclosures pending

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each Mortgage Loan will be at least 0.33% per annum and not more than

0.96% per annum of the outstanding principal balance of such Mortgage Loan except that, with respect to each Convertible Mortgage Loan which becomes a Converted Mortgage Loan and remains in the Loan Group II, the Servicing Fees will be fixed at 0.50% per annum. The Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the Sub-Servicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Sub-Servicer). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.08% per annum of the outstanding principal balance of each Mortgage Loan. The Sub-Servicer is entitled to servicing compensation in a minimum amount equal to at least 0.25% per annum and not more than 0.88% per annum of the outstanding principal balance of each Mortgage Loan serviced by it. As of the Cut-off Date, the weighted average of the Servicing Fee Rates for the Mortgage Loans is approximately 0.58% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'Description of the Certificates -- Spread' and ' -- Withdrawals from the Custodial Account' in the Prospectus for information regarding other possible compensation to the Master Servicer and the Sub-Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 97% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class SB Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, 1% and 1%, respectively, of all Voting Rights will be allocated among the holders of the Class SB-I Certificates and Class SB-II Certificates, and 1% of all Voting Rights will be allocated among holders of the Residual Certificates, in each case in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates.

TERMINATION

     The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the Prospectus. The Master Servicer or the Company will have the option on any Distribution Date on or after the Loan Group I Optional Termination Date or Loan Group II Optional Termination Date, as applicable, (i) to purchase all remaining Group I Loans or Group II Loans, as applicable, and other assets in the Trust Fund related thereto thereby effecting early retirement of the Group I Certificates or Group II Certificates, as applicable, or (ii) to purchase in whole, but not in part, the Group I Certificates or Group II Certificates. Any such purchase of Group I Loans or Group II Loans and other assets of the Trust Fund related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Group I Loan or Group II Loan, as applicable, (or, if less than such unpaid principal balance, the fair market value of the related underlying Mortgaged Properties with respect to Group I Loans or Group II Loans, as applicable, as to which title to such underlying Mortgaged Properties has been acquired) (net of any unreimbursed Advance attributable to principal) as of the date of repurchase, (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed and (c) any Group I Unpaid Interest Shortfalls or Group II Unpaid Interest Shortfalls, as applicable, together with interest thereon. Distributions on the Class A-I Certificates in respect of any such optional termination will be paid, first, to the related Class A Certificates, second, to the related classes of Subordinate Certificates in order of their payment priority and third, except as set forth in the Pooling and Servicing Agreement, to the related Class SB and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the Offered Certificates if the purchase price is based in part on the fair market value of any underlying Mortgaged Property in the related Loan Group and such fair market value is less than 100% of the unpaid principal balance of the related Group I Loan or Group II Loan, as applicable.

     Any such purchase of the Group I Certificates or Group II Certificates as discussed above, will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of interest accrued thereon at the applicable Pass-Through Rate (including any Group I Unpaid Interest Shortfalls, Group II Unpaid Interest

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Shortfalls and interest thereon) and any previously accrued and unpaid interest.
Upon the purchase of the Group I Certificates or Group II Certificates, as applicable, or at any time thereafter, at the option of the Master Servicer or the Company, the Group I Loans or the Group II Loans, as applicable, may be sold, thereby effecting a retirement of the Group I Certificates or Group II Certificates and the termination of the related Loan Group from the Trust Fund, or the Group I Certificates or Group II Certificates so purchased may be held or resold by the Master Servicer or the Company. Upon presentation and surrender of the Group I Certificates or Group II Certificates, as applicable, in connection with a purchase thereof, the holders of the Group I Certificates or Group II Certificates, as applicable, will receive an amount equal to the Certificate Principal Balance of such class plus interest accrued thereon at the related Pass-Through Rate plus any previously accrued and unpaid interest.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being referred to as 'REMIC I,' 'REMIC II' and 'REMIC III,' respectively). Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under Sections 860A through 860G of the Code.

     The assets of REMIC I will consist of the Mortgage Loans, any REO Properties, such assets as from time to time are deposited in the Custodial Account and in the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds of such policies. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I, (iii) the separate non-certificated regular interest in REMIC II will be the 'regular interests' in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will be the sole class of 'residual interests' in REMIC II; (v) the Offered Certificates and Class SB Certificates will be the 'regular interests' in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will be the sole class of 'residual interests' in REMIC III.

     For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 23% HEP (with respect to the Group I Loans) and 26% CPR (with respect to the Group II Loans). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the Prospectus.

     The Internal Revenue Service (the 'IRS') has issued regulations (the 'OID REGULATIONS') under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Class A-I-1 Certificates and Group II Certificates. In the absence of other authority, the Master Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-I-1 Certificates and Group II Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-I-1 Certificates and Group II Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

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     The Master Servicer believes that, if the Class A-I-1 or Group II
Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to the Class A-I-1 or Group II Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' in the Prospectus.

     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as 'interest on obligations secured by mortgages on real property' under
Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as 'real estate assets' under Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Company to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'Pooling and Servicing Agreement -- Termination' herein and 'Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the Prospectus.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated August 22, 1997 (the 'PRUDENTIAL SECURITIES UNDERWRITING AGREEMENT'), Prudential Securities has agreed to purchase and the Company has agreed to sell the Group I Certificates. It is expected that delivery of the Class A-I Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Subordinate Group I Certificates will be made at the offices of Prudential Securities, New York, New York, on or about August 27, 1997, against payment therefor in immediately available funds.

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated August 22, 1997 (the 'RFSC UNDERWRITING AGREEMENT'), RFSC has agreed to offer the Group II Certificates on a best efforts basis and the Company has agreed to sell to RFSC the Group II Certificates when and if sold by RFSC. It is expected that delivery of the Class A-II Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Subordinate Group II Certificates will be made at the offices of RFSC, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, on or about August 27, 1997, against payment therefor in immediately available funds. The termination date of the offering of the Group II Certificates is the earlier to occur of August 22, 1998 or the date on which all of the Group II Certificates have been sold. Proceeds of the Group II Certificates will not be placed in escrow, trust or similar arrangement.

     The Prudential Securities Underwriting Agreement and RFSC Underwriting Agreement are referred to herein together as the 'UNDERWRITING AGREEMENTS' and Prudential Securities and RFSC are referred to herein together as the 'UNDERWRITERS.'

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     The Underwriting Agreements provide that the obligation of the Underwriters to pay for and accept delivery of their respective Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Group I Certificates by Prudential Securities may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Group I Certificates, before deducting expenses payable by the Company, will be approximately 99.73% of the aggregate Certificate Principal Balance of the Group I Certificates plus accrued interest thereon from the Cut-off Date. The proceeds to the Company from the sale of any Group II Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Company and any compensation payable to RFSC and any dealer. The Underwriters may effect such transactions by selling their respective Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the related Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The related Underwriter and any dealers that participate with such Underwriter in the distribution of its Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Each Underwriting Agreement provides that the Company will indemnify the related Underwriter, and that under limited circumstances the related Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Offered Certificates. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Company and RFSC by Orrick, Herrington & Sutcliffe LLP, New York, New York and for Prudential Securities by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated 'AAA' by each of Standard & Poor's and Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class B Certificates that they be rated not lower than 'AA,' 'A' and 'BBB,' respectively, by Standard & Poor's and Fitch.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Standard & Poor's rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' herein.

     The ratings assigned by Fitch to mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of

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

the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     The Company has not requested a rating on the Offered Certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Standard & Poor's and Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute 'mortgage related securities' for purposes of SMMEA.

     The Company makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent an investment in the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See 'Legal Investment Matters' in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a 'PLAN'), any insurance company (whether through its general or separate accounts) or any other person investing 'Plan Assets' of any Plan, as defined under 'ERISA Considerations -- Plan Asset Regulations' in the Prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Subordinate Certificates) by or on behalf of, or with 'Plan Assets' of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations -- Prohibited Transaction Exemptions' in the Prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the '401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be

                                      S-73







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treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Subordinate Certificates (due to the subordinate nature thereof), transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Subordinate Certificates is an 'insurance company general account' (as such term is defined in Prohibited Transaction Class Exemption ('PTCE') 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

                                      S-74









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
PROSPECTUS

MORTGAGE AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

The Mortgage and Manufactured Housing Contract Pass-Through Certificates (the 'CERTIFICATES') offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Asset Securities Corporation (the 'COMPANY') or any other entity specified in the related Prospectus Supplement, in a trust fund consisting primarily of a segregated pool of one- to four-family, residential first or junior lien closed-end mortgage loans (the 'MORTGAGE LOANS'), manufactured housing conditional sales contracts and installment loan agreements (the 'CONTRACTS') or interests therein (which may include Agency Securities, as defined herein) (collectively with the Mortgage Loans and Contracts, the 'MORTGAGE COLLATERAL'), acquired by the Company from one or more affiliated or unaffiliated institutions. See 'The Trust Funds.' See 'Index of Principal Definitions' for the meanings of capitalized terms and acronyms.

The Mortgage Collateral and certain other assets described herein under 'The Trust Funds' and in the related Prospectus Supplement will be held in trust (collectively, a 'TRUST FUND') for the benefit of the holders of the related series of Certificates pursuant to a pooling and servicing agreement (each, a 'POOLING AND SERVICING AGREEMENT') or a trust agreement (each, a 'TRUST AGREEMENT') as described herein under 'The Trust Funds' and in the related Prospectus Supplement. Each Trust Fund will consist of one or more types of the various types of Mortgage Collateral described under 'The Trust Funds.' Information regarding each class of Certificates of a series, and the general characteristics of the Mortgage Collateral to be evidenced by such Certificates, will be set forth in the related Prospectus Supplement.

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Collateral in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See 'Description of the Certificates -- Distributions.' A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF CERTIFICATES WILL BE PURSUANT TO CERTAIN LIMITED REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY OR AS OTHERWISE DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE RELATED PROSPECTUS SUPPLEMENT MAY IDENTIFY ONE OR MORE ENTITIES AS SERVICERS (EACH, A 'SERVICER') FOR A SERIES OF CERTIFICATES SECURED BY MORTGAGE LOANS OR CONTRACTS OR, IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, AN ENTITY MAY ACT AS MASTER SERVICER WITH RESPECT TO THE CERTIFICATES (THE 'MASTER SERVICER'). IF SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, A SERIES OF CERTIFICATES MAY HAVE A CERTIFICATE ADMINISTRATOR (THE 'CERTIFICATE ADMINISTRATOR') IN ADDITION TO, OR IN LIEU OF, A SERVICER OR A MASTER SERVICER. THE PRINCIPAL OBLIGATIONS OF A SERVICER OR THE MASTER SERVICER, IF ANY, WILL BE ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH MAY INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE MORTGAGE LOANS OR CONTRACTS). THE PRINCIPAL OBLIGATIONS OF THE CERTIFICATE ADMINISTRATOR, IF ANY, WILL BE TO PERFORM CERTAIN OBLIGATIONS WITH RESPECT TO THE CERTIFICATES UNDER THE TERMS OF THE POOLING AND SERVICING AGREEMENT OR TRUST AGREEMENT, AS APPLICABLE. SEE 'DESCRIPTION OF THE CERTIFICATES.'

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund, certificate insurance policy, surety bond or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See 'Description of Credit Enhancement.'

The rate of payment of principal of each class of Certificates entitled to a portion of principal payments on the Mortgage Collateral will depend on the priority of payment of such class and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Collateral. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Certificates in the manner described herein and in the related Prospectus Supplement. See 'Yield Considerations.'

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES, SEE 'RISK FACTORS' COMMENCING HEREIN ON PAGE 9.

One or more separate elections may be made to treat a Trust Fund as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. The Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC, if applicable. See 'Certain Federal Income Tax Consequences.'

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE CERTIFICATE ADMINISTRATOR, GMAC MORTGAGE GROUP, INC. ('GMAC MORTGAGE') OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE COLLATERAL WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY (EXCEPT IN THE CASE OF FHA LOANS, FHA CONTRACTS, VA LOANS, VA CONTRACTS AND GINNIE MAE SECURITIES) OR BY THE COMPANY, THE MASTER SERVICER, THE CERTIFICATE ADMINISTRATOR, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as described under 'Methods of Distribution' and in the related Prospectus Supplement.

There will be no secondary market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------
The date of this Prospectus is August 22, 1997.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates (the 'REGISTRATION STATEMENT'). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street, S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The Company does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the Trust Fund for a series of Certificates will be sent by the Master Servicer or Certificate Administrator, as applicable, to each holder of record of the Certificates of the related Series. See 'Description of the Certificates -- Reports to Certificateholders.' Any reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of Certificates, that relate specifically to such related series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Asset Securities Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

ADDITIONAL INFORMATION...........................     2
REPORTS TO CERTIFICATEHOLDERS....................     2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE......................................     2
SUMMARY OF PROSPECTUS............................     4
RISK FACTORS.....................................     9
    Risks Associated with the Mortgage
      Collateral.................................     9
    Yield and Prepayment Considerations..........    11
    Limited Representations and Warranties.......    11
    Limited Liquidity............................    11
    Limited Obligations..........................    11
    Limitations, Reduction and Substitution of
      Credit Enhancement.........................    12
THE TRUST FUNDS..................................    12
    General......................................    12
    The Mortgage Loans...........................    13
    The Contracts................................    19
    The Agency Securities........................    20
    Mortgage Collateral Sellers..................    21
    Representations with Respect to Mortgage
      Collateral.................................    21
    Repurchases of Mortgage Collateral...........    23
    Limited Right of Substitution................    24
DESCRIPTION OF THE CERTIFICATES..................    25
    General......................................    25
    Form of Certificates.........................    25
    Assignment of Mortgage Loans.................    27
    Assignment of Contracts......................    28
    Review of Mortgage Loan or Contract
      Documents..................................    29
    Assignment of Agency Securities..............    29
    Spread.......................................    29
    Payments on Mortgage Collateral..............    29
    Withdrawals from the Custodial Account.......    32
    Distributions................................    32
    Advances.....................................    35
    Prepayment Interest Shortfalls...............    36
    Reports to Certificateholders................    36
    Servicing and Administration of Mortgage
      Collateral.................................    37
    Realization Upon Defaulted Property..........    41
SUBORDINATION....................................    42
DESCRIPTION OF CREDIT ENHANCEMENT................    44
    General......................................    44
    Letters of Credit............................    45
    Mortgage Pool Insurance Policies.............    45
    Special Hazard Insurance Policies............    47
    Bankruptcy Bonds.............................    47
    Reserve Funds................................    48
    Certificate Insurance Policies...............    48
    Surety Bonds.................................    48
    Maintenance of Credit Enhancement............    49
    Reduction or Substitution of Credit
      Enhancement................................    49
PURCHASE OBLIGATIONS.............................    50
INSURANCE POLICIES ON MORTGAGE LOANS OR
  CONTRACTS......................................    50
    Primary Mortgage Insurance Policies..........    50
    Standard Hazard Insurance on Mortgaged
      Properties.................................    51
    Standard Hazard Insurance on Manufactured
      Homes......................................    52
    FHA Mortgage Insurance.......................    52
    VA Mortgage Guaranty.........................    53
THE COMPANY......................................    53
RESIDENTIAL FUNDING CORPORATION..................    54
THE POOLING AND SERVICING AGREEMENT..............    55
    Servicing and Administration.................    55
    Events of Default............................    55
    Rights Upon Event of Default.................    55
    Amendment....................................    56
    Termination; Retirement of Certificates......    57
    The Trustee..................................    57
YIELD CONSIDERATIONS.............................    58
MATURITY AND PREPAYMENT CONSIDERATIONS...........    61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
  CONTRACTS......................................    63
    The Mortgage Loans...........................    63
    The Contracts................................    71
    Environmental Legislation....................    73
    Soldiers' and Sailors' Civil Relief Act of
      1940.......................................    74
    Default Interest and Limitations on
      Prepayments................................    74
    Forfeitures in Drug and RICO Proceedings.....    74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........    75
    General......................................    75
    REMICs.......................................    75
STATE AND OTHER TAX CONSEQUENCES.................    90
ERISA CONSIDERATIONS.............................    90
    Plan Asset Regulations.......................    91
    Prohibited Transaction Exemption.............    91
    Insurance Company General Accounts...........    93
    Representation from Investing Plans..........    94
    Tax-Exempt Investors.........................    94
    Consultation with Counsel....................    94
LEGAL INVESTMENT MATTERS.........................    95
USE OF PROCEEDS..................................    96
METHODS OF DISTRIBUTION..........................    96
LEGAL MATTERS....................................    97
FINANCIAL INFORMATION............................    97
INDEX OF PRINCIPAL DEFINITIONS...................    98

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered...........................  Mortgage and Manufactured Housing Contract Pass-Through
                                               Certificates.
Company......................................  Residential Asset Securities Corporation. See 'The Company.'
Servicer or Master Servicer..................  The related Prospectus Supplement may identify one or more entities as Servicers for a series of Certificates evidencing interests in Mortgage Loans or Contracts or an entity may act as
                                               Master Servicer. The Master Servicer may be Residential Funding
                                               Corporation, an affiliate of the Company ('RESIDENTIAL FUNDING').
                                               See 'Residential Funding Corporation' and 'Description of the
                                               Certificates -- Servicing and Administration of Mortgage
                                               Collateral.'
Certificate Administrator....................  An entity may be named as the Certificate Administrator in the related Prospectus Supplement, if required in addition to or in lieu of the Master Servicer or Servicer for a series of
                                               Certificates. The Certificate Administrator may be Residential
                                               Funding. See 'Residential Funding Corporation' and 'Description of
                                               the Certificates -- Servicing and Administration of Mortgage
                                               Collateral.'
Trustee......................................  The Trustee for each series of Certificates will be specified in the related Prospectus Supplement.
Certificates.................................  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the Company or any other entity specified in the related Prospectus Supplement, in a Trust Fund consisting
                                               primarily of the Mortgage Collateral acquired by the Company from one or more affiliated or unaffiliated institutions. Each series of Certificates will be issued pursuant to a Pooling and Servicing
                                               Agreement or a Trust Agreement among the Company, the Trustee and one or more of any Servicer, the Master Servicer and the
                                               Certificate Administrator.
                                               As specified in the related Prospectus Supplement, each series of
                                               Certificates, or class of Certificates in the case of a series consisting of two or more classes, may have a stated principal balance, no stated principal balance or a notional amount and may be entitled to distributions of interest based on a specified interest rate or rates (each, a 'PASS-THROUGH RATE'). Each series or class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more of such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each series or class of Certificates, or the initial
                                               Pass-Through Rate or Rates and the method for determining
                                               subsequent changes to the Pass-Through Rate or Rates.
                                               A series may include one or more classes of Certificates (each, a
                                               'STRIP CERTIFICATE') entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii)
                                               interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include classes of Certificates which differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of

                                               principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Trust Fund. In addition, a series may include one or more classes of Certificates ('ACCRUAL CERTIFICATES'), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof in the manner described in the related Prospectus Supplement. One or more classes of
                                               Certificates in a series may be entitled to receive principal payments pursuant to an amortization schedule under the
                                               circumstances described in the related Prospectus Supplement.
                                               If so specified in the related Prospectus Supplement, a series of
                                               Certificates may include one or more classes of Certificates
                                               (collectively, the 'SENIOR CERTIFICATES') which are senior to one or more classes of Certificates (collectively, the 'SUBORDINATE
                                               CERTIFICATES') in respect of certain distributions of principal and interest and allocations of losses on the Mortgage Collateral.
                                               See 'Subordination.' If so specified in the related Prospectus
                                               Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the 'MEZZANINE
                                               CERTIFICATES') which are Subordinate Certificates but which are senior to other classes of Subordinate Certificates in respect of such distributions or losses. In addition, certain classes of
                                               Senior Certificates may be senior to other classes of Senior
                                               Certificates in respect of such distributions or losses. The
                                               Certificates will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. See 'Description of the
                                               Certificates.'
                                               Neither the Certificates nor the underlying Mortgage Collateral will be guaranteed or insured by any governmental agency or instrumentality (except in the case of FHA Loans, FHA Contracts,
                                               VA Loans, VA Contracts and Ginnie Mae Securities (each as defined herein)) or by the Company, the Master Servicer, any Servicer, the
                                               Mortgage Collateral Seller, the Certificate Administrator, GMAC
                                               Mortgage or any of their affiliates. See 'Risk Factors -- Limited
                                               Obligations.'
Interest Distributions.......................  Except as otherwise specified herein or in the related Prospectus
                                               Supplement, interest on each class of Certificates of each series, other than Strip Certificates or Accrual Certificates (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate on the outstanding principal balance of such class, on the 25th day (or, if such day is not a business day, the next business day) of each month, commencing with the month following the month in which the Cut-off
                                               Date (as defined in the applicable Prospectus Supplement) occurs
                                               (each, a 'DISTRIBUTION DATE'). If the Prospectus Supplement so
                                               specifies, interest distributions on any class of Certificates may be reduced on account of negative amortization on the Mortgage
                                               Collateral, with the Deferred Interest (as defined herein)
                                               allocable to such class added to the principal balance thereof, which Deferred Interest will thereafter bear interest at the applicable Pass-Through Rate. Distributions, if any, with respect to interest on Strip Certificates will be made on each
                                               Distribution Date as described herein and in the related
                                               Prospectus Supplement. See 'Description of the Certificates --
                                               Distributions.' Strip Certificates that are entitled to
                                               distributions of principal only will not receive distributions in respect of interest. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such class on the related Distribution Date, and will thereafter bear interest at the applicable Pass-Through Rate.
                                               Unless

                                               otherwise specified in the related Prospectus Supplement,
                                               distributions of interest with respect to any series of
                                               Certificates (or accruals thereof in the case of Accrual
                                               Certificates), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by advances or the applicable form of credit support, including any Prepayment Interest Shortfalls. See 'Description of
                                               the Certificates' and 'Maturity and Prepayment Considerations.'
Principal Distributions......................  Except as otherwise specified in the related Prospectus
                                               Supplement, principal distributions on the Certificates of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such series, or of the class or classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such class, in proportion to their respective outstanding principal balances or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus Supplement. Strip Certificates with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any class of Certificates may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See 'The Trust Funds,'
                                               'Maturity and Prepayment Considerations' and 'Description of the
                                               Certificates.'
Trust Fund...................................  The Trust Fund for a series of Certificates will consist primarily of Mortgage Loans, Contracts, whole or partial participations in
                                               Mortgage Loans or Contracts and/or Agency Securities, together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement.
                                               The Trust Fund for a series of Certificates will also include the
                                               Certificate Account and a Collection Account, if applicable, and may include various forms of credit enhancement, all as specified in the related Prospectus Supplement. See 'The Trust Funds' and
                                               'Description of Credit Enhancement.'
                                               The Mortgage Collateral will be purchased by the Company directly or indirectly (through Residential Funding or other affiliates)
                                               from affiliates, including HomeComings Financial Network, Inc.,
                                               Residential Money Centers, Inc. and GMAC Mortgage Corporation, or
                                               directly or indirectly from sellers unaffiliated with the Company
                                               (each, a 'MORTGAGE COLLATERAL SELLER'). See 'The Trust
                                               Funds -- Mortgage Collateral Sellers.'
Mortgage Loans...............................  The Trust Fund for a series of Certificates may include a pool of
                                               Mortgage Loans, or whole or partial participations in Mortgage
                                               Loans (a 'MORTGAGE POOL'), secured by first or junior liens on one- to four-family residential properties (each, a 'MORTGAGED
                                               PROPERTY'). Such Mortgage Loans may, as specified in the related
                                               Prospectus Supplement, include conventional loans, FHA Loans, VA
                                               Loans, Balloon Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans
                                               or Mortgage Loans having other special payment features, as described herein and in the related Prospectus Supplement. See
                                               'The Trust Funds -- The Mortgage Loans.' The Mortgage Loans may
                                               have fixed or adjustable interest rates. A Mortgage Pool may include Mortgage Loans that have been modified prior to their inclusion in a Trust Fund. The Mortgage Loans may include either
                                               (i) Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating a first or junior lien on the
                                               Mortgaged Properties or (ii) loans secured by an assignment by the borrower of a security interest in shares issued by a private cooperative

                                               housing association and the related proprietary lease or occupancy agreement on a cooperative dwelling, which constitute first or junior liens on such property ('COOPERATIVE LOANS'). The Mortgaged
                                               Properties may be owner occupied or non-owner occupied and may include vacation and second homes. See 'The Trust Funds -- The
                                               Mortgage Loans.'
Contracts....................................  The Trust Fund for a series of Certificates may include a pool of
                                               Contracts, or whole or partial participations in Contracts (a
                                               'CONTRACT POOL') originated by one or more manufactured housing dealers, or such other entity or entities described in the related
                                               Prospectus Supplement. The Contracts may be conventional
                                               manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a manufactured home (each, a 'MANUFACTURED HOME,' which shall also be included in the term 'Mortgaged Property'). Generally, the
                                               Contracts will be fully-amortizing and will bear interest at a fixed rate unless otherwise specified in the related Prospectus
                                               Supplement. See 'The Trust Funds -- The Contracts.'
Agency Securities............................  The Trust Fund for a series of Certificates may include a pool of
                                               Freddie Mac Securities, Fannie Mae Securities or Ginnie Mae
                                               Securities (collectively, the 'AGENCY SECURITIES'), or a
                                               combination of Agency Securities. Such Agency Securities may represent whole or partial interests in pools of (1) Mortgage
                                               Loans or Contracts or (2) Agency Securities. Unless otherwise set forth in the related Prospectus Supplement, all Ginnie Mae
                                               Securities will be backed by the full faith and credit of the
                                               United States. None of the Freddie Mac Securities or Fannie Mae
                                               Securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate Mortgage Loans or other types of Mortgage Loans or Contracts specified in the related Prospectus
                                               Supplement. See 'The Trust Funds -- The Agency Securities.'
Yield and Prepayment Considerations..........  The Mortgage Collateral supporting a series of Certificates will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Certificates. See
                                               'Yield Considerations' and 'Maturity and Prepayment
                                               Considerations' herein and in the related Prospectus Supplement.
Credit Enhancement...........................  If so specified in the related Prospectus Supplement, the Trust
                                               Fund with respect to any series of Certificates may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, certificate insurance policy, surety bond or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Certificates in a series under which losses are first allocated to any Subordinate Certificates up to a specified limit. Any form of credit enhancement typically will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Certificates (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the
                                               Prospectus Supplement relating to a series of Certificates. See
                                               'Description of Credit Enhancement' and 'Subordination.'

Advances.....................................  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer (or, if there is no Master Servicer for such series, the related Servicer) will be obligated to make certain advances with respect to delinquent scheduled payments on the
                                               Mortgage Loans or Contracts, but only to the extent that the
                                               Master Servicer or a Servicer believes that such amounts will be recoverable by it. Any advance made by the Master Servicer or a
                                               Servicer with respect to a Mortgage Loan or a Contract is
                                               recoverable by it as provided herein under 'Description of the
                                               Certificates -- Advances' either from recoveries on the specific
                                               Mortgage Loan or Contract or, with respect to any advance
                                               subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of
                                               Certificates.
Optional Termination.........................  The Master Servicer, the Certificate Administrator, the Company, a
                                               Servicer or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
                                               (ii) purchase, in whole but not in part, the Certificates
                                               specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under 'The
                                               Pooling and Servicing Agreement -- Termination; Retirement of
                                               Certificates' and in the related Prospectus Supplement.
Rating.......................................  At the date of issuance, as to each series, each class of
                                               Certificates offered hereby will be rated, at the request of the
                                               Company, in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a
                                               'RATING AGENCY'). See 'Ratings' in the related Prospectus
                                               Supplement.
Legal Investment.............................  Unless otherwise specified in the related Prospectus Supplement and except with respect to any class of Certificates that will evidence an interest in Mortgages secured by second or more junior liens, each class of Certificates offered hereby and by the related Prospectus Supplement that is rated in one of the two highest rating categories by at least one Rating Agency will constitute 'mortgage related securities' for purposes of the
                                               Secondary Mortgage Market Enhancement Act of 1984, as amended
                                               ('SMMEA'), for so long as it sustains such a rating. See 'Legal
                                               Investment Matters.'
ERISA Considerations.........................  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds, insurance company general and separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee
                                               Retirement Income Security Act of 1974, as amended ('ERISA'), or
                                               Section 4975 of the Internal Revenue Code of 1986 (the 'CODE'),
                                               and any other person contemplating purchasing a Certificate with
                                               Plan Assets (as defined herein), should carefully review with its legal counsel whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the
                                               Code. See 'ERISA Considerations' herein and in the related
                                               Prospectus Supplement.
Certain Federal Income Tax Consequences......  Certificates of each series offered hereby will constitute
                                               'regular interests' or 'residual interests' in a Trust Fund, or a portion thereof, treated as a REMIC under Sections 860A through
                                               860G of the Code, unless otherwise specified in the related
                                               Prospectus Supplement. See 'Certain Federal Income Tax
                                               Consequences' herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

RISKS ASSOCIATED WITH THE MORTGAGE COLLATERAL

     The primary assets underlying a series of Certificates will be the Mortgage Loans or Contracts (or interests therein) in the related Trust Fund or the Mortgage Loans or Contracts that underlie the Agency Securities in a Trust Fund. Defaults on mortgage loans and contracts may occur because of changes in the economic status of the related borrower or because of increases in the monthly payment for such mortgage loan or contract or decreases in the related borrower's equity in the related Mortgaged Property. Losses upon the foreclosure of a mortgage loan or contract may occur because the value of the related Mortgaged Property is insufficient to recover the outstanding principal balance of the mortgage loan or contract. Factors which may affect the value of the related Mortgaged Property include declines in real estate values and adverse economic conditions either generally or in the particular geographic area in which the related Mortgaged Property is located. See 'Yield Considerations.' Losses may also result from fraud in the origination of a mortgage loan or contract.

     Mortgage Loans or Contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the Company's affiliate, Residential Funding, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc. For example, the Mortgage Loans or Contracts may have been made to borrowers (the 'MORTGAGORS') having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or Mortgagors with generally higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. Mortgage Loans or Contracts in a Trust Fund may also present a greater risk of loss due to higher Loan-to-Value Ratios, the absence of primary mortgage insurance, or lesser amounts of primary mortgage insurance than such other lending programs.

     Mortgage Loans or Contracts may have been originated one or more years prior to the Closing Date for the related Certificates. Such seasoned Mortgage Collateral may have higher current loan-to-value ratios than at origination if the value of the related Mortgaged Property has declined. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans or Contracts. If a residential real estate market should experience an overall decline in property values, or if the Mortgagors on such seasoned Mortgage Collateral have lower incomes or poorer credit histories than at the time of origination of the related Mortgage Loan or Contract, the actual rates of delinquencies, foreclosures and losses could be higher than the rates otherwise expected by an investor in the Certificates.

     In addition, in the case of Mortgage Loans or Contracts that are subject to negative amortization due to the addition to the related principal balance of Deferred Interest, the principal balances of such Mortgage Loans or Contracts could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default by the Mortgagors which may result in losses on such Mortgage Loans or Contracts. Certain other Mortgage Loans or Contracts may provide for escalating or variable payments by the Mortgagor, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. Some of the Mortgage Loans or Contracts may be Balloon Loans and the ability of a Mortgagor to pay the related Balloon Amount may depend on the Mortgagor's ability to refinance the Mortgage Loan or Contract. In some instances, the Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase.

     The Mortgage Loans may be secured by junior liens on the related Mortgaged Properties ('JUNIOR MORTGAGE LOANS') that will be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. Accordingly, the holder of a Junior Mortgage Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a Junior Mortgage Loan may not be able to control the timing, method or procedure of any foreclosure action relating to the Mortgaged Property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Mortgage Loans will be available to satisfy the outstanding balance of such

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
Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For Mortgage Loans secured by junior liens that have low Junior Mortgage Ratios, foreclosure costs may be substantial relative to the outstanding balance of the Mortgage Loan upon default, and therefore the amount of any liquidation proceeds available to Certificateholders may be smaller as a percentage of the outstanding balance of the Mortgage Loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a Junior Mortgage Loan may only foreclose on the related Mortgaged Property subject to any senior mortgages, in which case such holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Certificates, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In the event that such proceeds are insufficient to satisfy all senior liens and to reimburse the Master Servicer or Subservicer for any advances made in respect thereof, such losses could exceed the amount of the Junior Mortgage Loan.

     Some Mortgage Loans or Contracts may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. Certain Mortgage Loans or Contracts may have incomplete legal files that, as of the time of deposit into a Trust Fund, may be missing such documents as a note, a copy of the Mortgage or a title insurance policy, or may contain documents that are defective because they are incomplete, contain incorrect information, are unsigned by the appropriate parties or have other defects.

     In addition to the foregoing, from time to time certain geographic regions will experience weaker regional economic conditions and housing markets and, consequently, may experience higher rates of loss and delinquency than will be experienced on mortgage loans or contracts generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans or Contracts in the Trust Fund for a series of Certificates may be concentrated in these regions, and such concentration may present risks in addition to those generally present for similar mortgage-backed securities without such concentration.

     With respect to Junior Mortgage Loans in general, and in particular those having high Combined Loan-to-Value Ratios or low Junior Mortgage Ratios, the foregoing considerations may result in circumstances under which it would be uneconomical to foreclose on the related Mortgaged Property in the event of a default. The actual Junior Mortgage Ratio at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In addition, the actual Combined Loan-to-Value Ratio at any time may be higher than indicated in the Prospectus Supplement if the Junior Mortgage Loan or any senior mortgage loan is subject to negative amortization or if the value of the related Mortgaged Property has declined. In such circumstances, repayment of the Junior Mortgage Loan would depend solely on the credit of the Mortgagor, and the ability to obtain repayment of the Mortgage Loan may be generally similar to that which would be experienced if the Mortgage Loan were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions suits to collect the debt are prohibited until the mortgagee has sought to foreclose against the security, so that the mortgagee may be forced to foreclose first and thereafter obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be barred from foreclosing against the security.

     To the extent that losses on any item of Mortgage Collateral are not covered by any credit enhancement, the related Certificateholders (or specific classes thereof) will bear all risk of loss resulting from default by the Mortgagors, and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. Specific risks, if any, associated with the Mortgage Collateral underlying a particular series of Certificates will be discussed in the related Prospectus Supplement. See 'Risk Factors,' if any, in the related Prospectus Supplement.

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
YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the Mortgage Loans or Contracts and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Collateral. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Collateral. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with an index or certain other classes, may be relatively more sensitive to the rate of prepayment on the related Mortgage Collateral than other classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See 'Yield Considerations' and 'Maturity and Prepayment Considerations.'

LIMITED REPRESENTATIONS AND WARRANTIES

     Certain Mortgage Collateral Sellers may make more limited representations and warranties with respect to the Mortgage Loans or Contracts that have been acquired by the Company than would be required by Fannie Mae or Freddie Mac in connection with their first mortgage loan purchase programs. In addition, any item of Mortgage Collateral for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Mortgage Collateral Seller is unable, or disputes its obligation, to repurchase such Mortgage Collateral and such a breach does not also constitute a breach of a representation made by Residential Funding, the Company or the Master Servicer. In either event, any resulting losses will be borne by the related form of credit enhancement, to the extent available, and otherwise by the holders of one or more classes of Certificates. See 'The Trust Funds -- Representations with Respect to Mortgage Collateral.'

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Collateral will be the obligations (if any) of the Company, the related Servicer, if applicable, the Mortgage Collateral Seller, and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Collateral, the Master Servicer's or the applicable Servicer's servicing obligations under the related Pooling and Servicing Agreement (including such entity's limited obligation to make certain Advances) and pursuant to the terms of any Agency Securities, the Certificate Administrator's (if any) administrative obligations under the Pooling and Servicing Agreement or the Trust Agreement, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer or the related Servicer in connection with an agreement to purchase a Convertible Mortgage Loan upon conversion to a fixed rate. Neither the Certificates nor the underlying Mortgage Collateral will be guaranteed or insured by any governmental agency or instrumentality (except in the case of FHA Loans, FHA Contracts, VA Loans, VA Contracts or Ginnie Mae Securities), or by the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage or any of their affiliates. Proceeds of the assets included in the related Trust Fund (including the Mortgage Collateral and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator,

GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     With respect to each series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Collateral. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Certificates of the same series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; a Certificate Insurance Policy; a Surety Bond; or any combination thereof. See 'Subordination' and 'Description of Credit Enhancement' herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain classes thereof). The Master Servicer or the Certificate Administrator, as applicable, will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if each Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Collateral in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, any Servicer, the Mortgage Collateral Seller, the Certificate Administrator, GMAC Mortgage nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates. See 'Description of Credit Enhancement -- Reduction or Substitution of Credit Enhancement.'

                                THE TRUST FUNDS

GENERAL

     A Trust Fund for a series of Certificates may include Mortgage Collateral that consists of one or more of the following: (1) Mortgage Loans, or whole or partial participations in Mortgage Loans, which are one- to four-family residential mortgage loans, including loans secured by first or junior mortgages or leases on cooperative apartment units and loans to cooperative associations, and which are closed-end loans that do not permit revolving debt; (2) Contracts, or whole or partial participations in Contracts; (3) Agency Securities which are mortgage pass-through certificates (including those representing whole or partial interests in pools of Mortgage Loans, Contracts or Agency Securities (a) guaranteed and/or issued by the Government National Mortgage Association ('GINNIE MAE' and such securities, 'GINNIE MAE SECURITIES'), (b) issued by the Federal Home Loan Mortgage Corporation ('FREDDIE MAC' and such securities, 'FREDDIE MAC SECURITIES') or (c) issued by the Federal National Mortgage Association ('FANNIE MAE' and such securities, 'FANNIE MAE SECURITIES'); and (4) certain other related property conveyed by the Company. Each Trust Fund may also include (i) the amounts required to be held from time to time in a trust account (the 'CERTIFICATE ACCOUNT'), into which payments in respect of the Mortgage Collateral may be deposited, maintained by the Master Servicer, a Servicer, the Trustee or the Certificate Administrator, as the case may be, pursuant to the Pooling and Servicing Agreement or Trust Agreement, (ii) if so specified in the related Prospectus Supplement, a trust account (the 'CUSTODIAL ACCOUNT') into which amounts to be deposited in the Certificate Account may be deposited on a periodic basis prior to deposit in the Certificate Account, (iii) any Mortgaged Property which initially secured a Mortgage Loan or Contract and that is acquired by foreclosure or deed in lieu of foreclosure and (iv) if so specified in the related Prospectus Supplement, one or more other cash accounts, insurance policies or other forms of credit enhancement with respect to the Certificates, the Mortgage Collateral or all or any part of the Trust Fund, required to be maintained pursuant to the related Pooling and Servicing Agreement or Trust Agreement. See 'Description of Credit Enhancement.'

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
     Each Certificate will evidence the interest specified in the related Prospectus Supplement in a Trust Fund, containing a Mortgage Pool, a Contract Pool or a pool of Agency Securities (an 'AGENCY SECURITIES POOL') having the aggregate principal balance as of the date (the 'CUT-OFF DATE') specified in the related Prospectus Supplement. Certificateholders of a series will have interests only in such Mortgage Pool, Contract Pool or Agency Securities Pool and will have no interest in the Mortgage Pool, Contract Pool or Agency Securities Pool created with respect to any other series of Certificates.

     The related Prospectus Supplement may identify one or more entities as Servicers for a series of Certificates evidencing interests in Mortgage Loans or Contracts or, if so provided in the related Prospectus Supplement, an entity may act as Master Servicer with respect to a series of Certificates. The Master Servicer or any Servicer, as applicable, may service the Mortgage Loans or Contracts through one or more Sub-Servicers. See 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral.' In addition to or in lieu of the Master Servicer or Servicer for a series of Certificates, the related Prospectus Supplement may identify a Certificate Administrator for the Trust Fund. The related Prospectus Supplement will identify an entity that will serve as trustee (the 'TRUSTEE') for a series of Certificates. The Trustee will be authorized to appoint a custodian (a 'CUSTODIAN') pursuant to a custodial agreement to maintain possession of and review documents relating to the Mortgage Collateral as the agent of the Trustee. The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

     The following is a brief description of the Mortgage Collateral expected to be included in the Trust Funds. If specific information respecting the Mortgage Collateral is not known to the Company at the time Certificates are initially offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a Current Report on Form 8-K (a 'FORM 8-K') to be filed with the Commission within fifteen days after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement or Trust Agreement, as applicable, with respect to each series will be an exhibit to the Form 8-K. A schedule of Mortgage Collateral will be an exhibit to the related Pooling and Servicing Agreement or Trust Agreement.

THE MORTGAGE LOANS

     Unless otherwise stated in the related Prospectus Supplement, the Mortgage Loans included in a Trust Fund for a series will have been originated by or on behalf of either (i) savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions which are supervised and/or examined by a federal or state authority, or (ii) HUD-approved mortgagees. Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from those purchased by the Company from Affiliated Sellers or, either directly or through its affiliates, including GMAC Mortgage and Residential Funding, from Unaffiliated Sellers, all as described in the related Prospectus Supplement. If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans will be as described in the related Prospectus Supplement. The Mortgage Loans purchased by the Company from a Mortgage Collateral Seller will be selected by the Company. Other mortgage loans available for purchase by the Company may have had characteristics which would have made them eligible for inclusion in a Mortgage Pool, but were not selected by the Company for inclusion in such Mortgage Pool.

     If so stated in the related Prospectus Supplement, all or a portion of the Mortgage Loans that underlie a series of Certificates may have been purchased by the Company under Residential Funding's mortgage loan origination program for sub-prime mortgage loans (the 'ALTERNET MORTGAGE PROGRAM') as described below (such Mortgage Loans, the 'ALTERNET LOANS').

     The Mortgage Loans may include mortgage loans insured by the Federal Housing Administration (the 'FHA' and such loans, 'FHA LOANS'), a division of the United States Department of Housing and Urban Development ('HUD'), mortgage loans partially guaranteed by the Veterans Administration (the 'VA' and such loans, 'VA LOANS') and mortgage loans not insured or guaranteed by the FHA or VA ('CONVENTIONAL LOANS'). The Mortgage Loans may have fixed interest rates or adjustable interest rates ('MORTGAGE RATES') and may provide for fixed level payments or may be Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ('GPM LOANS'), Mortgage Loans subject to temporary buy-down plans ('BUY-DOWN LOANS'),

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pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan, Mortgage Loans that provide for the reduction of the interest rate based on the payment performance of the Mortgage Loans, Mortgage Loans that provide for payment every other week during the term thereof ('BI-WEEKLY LOANS'), Mortgage Loans that experience negative amortization, Mortgage Loans that require a larger payment of principal upon maturity (a 'BALLOON AMOUNT') that may be all or a portion of the principal thereof ('BALLOON LOANS'), or Mortgage Loans with other payment characteristics as described below or in the related Prospectus Supplement. The Mortgage Loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments (collectively, 'MORTGAGES') creating a first or junior lien on the related Mortgaged Properties. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a first or junior lien on the shares issued by private, non-profit, cooperative housing corporations ('COOPERATIVES') and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative ('COOPERATIVE DWELLINGS').

     If so specified in the related Prospectus Supplement, a Mortgage Pool may include Mortgage Loans that have been modified (each, a 'MODIFIED MORTGAGE LOAN'). Such modifications may include conversions from an adjustable to a fixed Mortgage Rate (discussed below) or other changes in the related mortgage note. If a Mortgage Loan is a Modified Mortgage Loan, references to origination generally shall be deemed to be references to the date of modification.

     The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments, two- to four-family dwellings and other attached dwelling units. Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or, if specified in the related Prospectus Supplement, land leased by the Mortgagor. Attached dwellings may include structures where each Mortgagor owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     The percentage of Mortgage Loans that are owner-occupied will be disclosed in the related Prospectus Supplement. The basis for any statement that a given percentage of the Mortgage Loans are secured by Mortgaged Properties that are owner-occupied will be one or more of the following: (i) the making of a representation by the Mortgagor at origination of a Mortgage Loan that the Mortgagor intends to use the Mortgaged Property as a primary residence for at least the first six months of occupancy, (ii) a representation by the originator of the Mortgage Loan (which representation may be based solely on (i) above) or
(iii) the fact that the mailing address for the Mortgagor is the same as the address of the Mortgaged Property, and any representation and warranty in the related Pooling and Servicing Agreement to such effect may be qualified similarly. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include vacation homes, second homes and non-owner-occupied investment properties. Mortgage Loans secured by investment properties (including two- to four-unit dwellings) may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgage Loans.

     Certain information, including information regarding loan-to-value ratios (each, a 'LOAN-TO-VALUE RATIO') at origination (unless otherwise specified in the related Prospectus Supplement) of the Mortgage Loans underlying each series of Certificates, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the Loan-to-Value Ratio is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan and (2) the sales price for the related Mortgaged Property. In the case of certain refinanced, modified or converted Mortgage Loans, the Loan-to-Value Ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of such Mortgage Loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, to the lesser of (1) the appraised value of the related Mortgaged Property determined at origination of the loan to be refinanced, modified or converted and (2) the

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sales price of the related Mortgaged Property. The denominator of the ratio described in the preceding sentence or the second preceding sentence, as the case may be, is hereinafter referred to as the 'APPRAISED VALUE.' Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. In the case of seasoned Mortgage Loans, the appraisals upon which Loan-to-Value Ratios have been calculated may no longer be accurate valuations of the Mortgaged Properties. Certain Mortgaged Properties may be located in regions where property values have declined significantly since the time of origination.

     With respect to any Junior Mortgage Loan, the 'COMBINED LOAN-TO-VALUE RATIO' generally will be the ratio, expressed as a percentage, of the sum of (i) the Cut-off Date Principal Balance of such Junior Mortgage Loan and (ii) the principal balance of any related mortgage loans that constitute liens senior to the lien of the Junior Mortgage Loan on the related Mortgaged Property, at the time of the origination of such Junior Mortgage Loan (or, if appropriate, at the time of an appraisal subsequent to origination), to the lesser of (A) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Junior Mortgage Loan (or, if appropriate, the value determined in an appraisal obtained subsequent to origination) and (B) if applicable under the corresponding program, the sales price of each Mortgaged Property. With respect to each Junior Mortgage Loan, the 'JUNIOR MORTGAGE RATIO' generally will be the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of such Junior Mortgage Loan to the sum of (i) the Cut-off Date Principal Balance of such Junior Mortgage Loan and (ii) the principal balance of any mortgage loans senior to the Junior Mortgage Loan at the time of the origination of such Junior Mortgage Loan.

     The Mortgage Loans may be 'equity refinance' Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be 'rate and term refinance' Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

     Mortgage Loans that have adjustable Mortgage Rates ('ARM LOANS') generally will provide for a fixed initial Mortgage Rate until the first date on which such Mortgage Rate is to be adjusted. Thereafter, the Mortgage Rate is subject to periodic adjustment as described in the related Prospectus Supplement, subject to the applicable limitations, based on changes in the relevant index (the 'INDEX') described in the applicable Prospectus Supplement, to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM Loan at the time of its origination (the 'GROSS MARGIN'). The initial Mortgage Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

     ARM Loans have features that provide different investment considerations than fixed-rate mortgage loans. In particular, adjustable mortgage rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Rate may not be adjusted to a rate above the applicable maximum Mortgage Rate (the 'MAXIMUM MORTGAGE RATE') or below the applicable minimum Mortgage Rate (the 'MINIMUM MORTGAGE RATE'), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the 'PERIODIC CAP'). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest.

     Certain ARM Loans may be subject to negative amortization from time to time prior to their maturity (such ARM Loans, 'NEG-AM ARM LOANS'). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the scheduled payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the Mortgage Rate causes accrued monthly interest on a

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Mortgage Loan to exceed the limit on the size of the scheduled payment on such
Mortgage Loan. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment on such Mortgage Loans (the 'DEFERRED INTEREST') is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate. Investors should be aware that a Junior Mortgage Loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the Junior Mortgage Loan to exceed the sum of such principal balances at the time of origination of the Junior Mortgage Loan. The related Prospectus Supplement will specify whether the ARM Loans underlying a series are Neg-Am ARM Loans and the percentage of any Junior Mortgage Loans that are subordinate to any related senior mortgage loan that is negatively amortizing.

     A Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at one or more specified periods during the life of such Mortgage Loans (each, a 'CONVERTIBLE MORTGAGE LOAN'), generally not later than ten years subsequent to the date of origination. If specified in the related Prospectus Supplement, upon any conversion, the Company will repurchase or Residential Funding, the applicable Servicer or Sub-Servicer or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or Residential Funding (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

     If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be Buy-Down Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the 'BUY-DOWN PERIOD') will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as 'BUY-DOWN FUNDS') contributed by the seller of the Mortgaged Property or another source and placed in an escrow account, (ii) if the Buy-Down Funds are contributed on a present value basis, investment earnings on such Buy-Down Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source.

     The related Prospectus Supplement will provide material information concerning the types and characteristics of the Mortgage Loans included in a Trust Fund as of the related Cut-off Date. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement and prior to the Closing Date for the related series of Certificates, the final characteristics of the Mortgage Pool will be noted in the Form 8-K.

     Certain Mortgage Pools may include Mortgage Loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. The related Prospectus Supplement will set forth the percentage of Mortgage Loans that are so delinquent. Delinquent Mortgage Loans are more likely to result in losses than Mortgage Loans that have a current payment status.

     Under the Pooling and Servicing Agreement for each series of Certificates, the Company will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee for such series of Certificates, for the benefit of the holders of all such Certificates. Such assignment of the Mortgage Loans to the Trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.'

  Underwriting Policies

     The Company generally expects that the originator of each of the Mortgage Loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans

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constituting the Mortgage Pool for a series of Certificates may have been acquired either directly or indirectly by the Company through the AlterNet Mortgage Program. Any FHA Loans or VA Loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the Mortgage Loans included in a Mortgage Pool may vary significantly among Mortgage Collateral Sellers. The related Prospectus Supplement will describe generally certain aspects of the underwriting criteria, to the extent known by the Company, that were applied by the originators of such Mortgage Loans. The Company generally will have less detailed information concerning the origination of seasoned Mortgage Loans than it will have concerning newly-originated Mortgage Loans.

     General Standards. Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the Mortgaged Property may have been considered for underwriting purposes, rather than the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

     As described in the related Prospectus Supplement, certain Mortgage Loans may have been originated under 'limited documentation' or 'no documentation' programs which require less documentation and verification than do traditional 'full documentation' programs. Generally, under such a program, minimal investigation into the Mortgagor's credit history and income profile is undertaken by the originator and such underwriting may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

     The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The underwriting standards applied by an originator generally require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, certain states where the Mortgaged Properties may be located have 'anti-deficiency' laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the Mortgaged Properties are located. However, declining values of real estate, as experienced recently in certain regions, or increases in the principal balances of certain Mortgage Loans, such as GPM Loans and Neg-Am ARM Loans, could cause the principal balance of some or all of the Mortgage Loans to exceed the value of the Mortgaged Properties.

     Based on the data provided in the application, certain verifications (if required by the originator of the Mortgage Loan) and the appraisal or other valuation of the Mortgaged Property, a determination will have been made by the original lender that the Mortgagor's monthly income would be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and other fixed obligations other than housing expenses including, in the case of Junior Mortgage Loans, payments required to be made on any senior mortgage. The originator's guidelines for Mortgage Loans generally will specify that scheduled payments on a Mortgage Loan during the

                                       17



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first year of its term plus taxes and insurance (including primary mortgage insurance) and all scheduled payments on obligations that extend beyond one year (including those mentioned above and other fixed obligations) would equal no more than specified percentages of the prospective Mortgagor's gross income. The originator may also consider the amount of liquid assets available to the Mortgagor after origination.

     The level of review by Residential Funding, if any, will vary depending on a number of factors. Residential Funding, on behalf of the Company, generally will review a portion of the Mortgage Loans constituting the Mortgage Pool for a series of Certificates for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the Mortgage Loan from the various sources for such repayment, including the Mortgagor, the Mortgaged Property, and primary mortgage insurance, if any. In reviewing seasoned Mortgage Loans (those which have been outstanding for more than 12 months), Residential Funding may also take into consideration the Mortgagor's actual payment history in assessing a Mortgagor's current ability to make payments on the Mortgage Loan. In addition, Residential Funding may conduct additional procedures to assess the current value of the Mortgaged Properties. Such procedures may consist of drive by appraisals or real estate broker's price opinions. The Company may also consider a specific area's housing value trends. These alternative valuation methods are not generally as reliable as the type of mortgagor financial information or appraisals that are generally obtained at origination. In its underwriting analysis, Residential Funding may also consider the applicable credit score of the related Mortgagor used in connection with the origination of the Mortgage Loan (as determined based on a credit scoring model acceptable to the Company.)

     The Company anticipates that Mortgage Loans included in Mortgage Pools for certain series of Certificates will have been originated based on underwriting standards that are less stringent than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have filed bankruptcy within a few years of the time of origination of the related Mortgage Loan. In addition, certain Mortgage Loans with Loan-to-Value Ratios over 80% will not be required to have the benefit of primary mortgage insurance. Likewise, Mortgage Loans included in a Trust Fund may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. As discussed above, in evaluating seasoned mortgage loans, the Company may place greater weight on payment history or market and other economic trends and less weight on underwriting factors generally applied to newly originated mortgage loans.

     With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

     The AlterNet Program. The underwriting standards with respect to AlterNet Loans will generally conform to those published in the AlterNet Seller Guide (the 'ALTERNET SELLER GUIDE'), as modified from time to time. The AlterNet Seller Guide will set forth general underwriting standards relating to mortgage loans made to borrowers having a range of imperfect credit histories, ranging from minor delinquencies to borrower bankruptcies. The underwriting standards set forth in the AlterNet Seller Guide are revised based on changing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates and may also be waived by Residential Funding from time to time. The Prospectus Supplement for each series of Certificates secured by AlterNet Loans will set forth the general underwriting criteria applicable to such Mortgage Loans.

     A portion of AlterNet Loans generally will be reviewed by Residential Funding or by a designated third party for compliance with applicable underwriting criteria. Certain of the AlterNet Loans may be purchased in negotiated transactions (which may be governed by agreements relating to ongoing purchases of AlterNet Loans by Residential Funding) ('MASTER COMMITMENTS'), from AlterNet Program Sellers who will represent that AlterNet Loans have been originated in accordance with underwriting standards agreed to by Residential

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Funding. Certain other AlterNet Loans will be purchased from AlterNet Program
Sellers who will represent that AlterNet Loans were originated pursuant to underwriting standards determined by a mortgage insurance company acceptable to Residential Funding. Residential Funding may accept a certification from such insurance company as to an AlterNet Loan's insurability in a mortgage pool as of the date of certification as evidence of an AlterNet Loan conforming to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the AlterNet Loan by Residential Funding or the Company.

     FHA and VA Programs. With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each such Mortgage Loan will have generally been applied.

THE CONTRACTS

  General

     The Trust Fund for a series may include a Contract Pool evidencing interests in Contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the related Prospectus Supplement. The Contracts may be conventional Contracts or Contracts insured by the FHA ('FHA CONTRACTS') or partially guaranteed by the VA ('VA CONTRACTS'). Each Contract will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing.

     The Manufactured Homes securing the Contracts will consist of 'manufactured homes' within the meaning of 42 U.S.C. SS 5402(6) which are treated as 'single family residences' for the purposes of the REMIC provisions of the Code. Accordingly, a Manufactured Home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet and is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

     The related Prospectus Supplement will provide information concerning the types or characteristics of the Contracts included in a Trust Fund as of the related Cut-off Date. In the event that Contracts are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, the final characteristics of the Contract Pool will be noted in the Form 8-K.

     Certain Contract Pools may include Contracts that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. The related Prospectus Supplement will set forth the percentage of Contracts that are delinquent and whether such Contracts have been so delinquent more than once during the preceding twelve months. Contract Pools that contain delinquent Contracts are more likely to sustain losses than are Contract Pools that contain Contracts that have a current payment status.

  Underwriting Policies

     Conventional Contracts will comply with the underwriting policies of the applicable originator or Mortgage Collateral Seller, which will be described in the related Prospectus Supplement. With respect to FHA Contracts and VA Contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each such Contract will generally have been applied.

     With respect to a Contract made in connection with the Mortgagor's purchase of a Manufactured Home, the 'Appraised Value' is generally the sales price of the Manufactured Home or the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. The Loan-to-Value Ratio for a Contract generally will be equal to the original principal amount of the Contract divided by the lesser of the Appraised Value or the sales price for the Manufactured Home; however, unless otherwise specified in the related Prospectus Supplement, an appraisal of the Manufactured Home will not be required.

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THE AGENCY SECURITIES

  Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'HOUSING ACT'), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding Ginnie Mae and Ginnie Mae Securities.

  Ginnie Mae Securities

     Unless otherwise specified in the related Prospectus Supplement, each Ginnie Mae Security relating to a series (which may be a 'Ginnie Mae I Certificate' or a 'Ginnie Mae II Certificate' as referred to by Ginnie Mae) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

  Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FREDDIE MAC ACT'). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding Freddie Mac and Freddie Mac Securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

  Freddie Mac Securities

     Unless otherwise specified in the related Prospectus Supplement, each Freddie Mac Security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by Freddie Mac, except with respect to any stripped mortgage backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

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  Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. SS 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See 'Additional Information' for the availability of further information respecting Fannie Mae and Fannie Mae Securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

  Fannie Mae Securities

     Unless otherwise specified in the related Prospectus Supplement, each Fannie Mae Security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Securities will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Securities included in the Trust Fund for a series of Certificates will be set forth in the related Prospectus Supplement.

MORTGAGE COLLATERAL SELLERS

     The Mortgage Collateral to be included in a Trust Fund will be purchased by the Company directly or indirectly (through Residential Funding or other affiliates) from Mortgage Collateral Sellers that may be (a) banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the Federal Deposit Insurance Corporation (the 'FDIC') and other mortgage loan originators or sellers not affiliated with the Company (each, an 'UNAFFILIATED SELLER') or (b) GMAC Mortgage Corporation and affiliates (each, an 'AFFILIATED SELLER'). Such purchases may occur by one or more of the following methods: (i) one or more direct or indirect purchases from Unaffiliated Sellers, which may occur simultaneously with the issuance of the Certificates or which may occur over an extended period of time; (ii) multiple direct or indirect purchases through the AlterNet Mortgage Program; or (iii) one or more purchases from Affiliated Sellers. The Prospectus Supplement for a series of Certificates will disclose the method or methods used to acquire the Mortgage Collateral for such series. The Company may issue one or more classes of Certificates to a Mortgage Collateral Seller as consideration for the purchase of the Mortgage Collateral securing such series of Certificates, if so described in the related Prospectus Supplement.

     The Mortgage Collateral Sellers that participate in the AlterNet Mortgage Program (each, an 'ALTERNET PROGRAM SELLER') will have been selected by Residential Funding on the basis of criteria set forth in the AlterNet Seller Guide. An AlterNet Program Seller may be an affiliate of the Company and the Company presently anticipates that GMAC Mortgage Corporation, HomeComings Financial Network, Inc. and Residential Money Centers, Inc., each an affiliate of the Company, will be AlterNet Program Sellers. Each AlterNet Program Seller generally will have been a HUD-approved mortgagee or a financial institution supervised by a federal or state authority and will have demonstrated, in the judgment of the Company, sufficient experience (which may be through a predecessor entity) in originating mortgage loans. If an AlterNet Program Seller becomes subject to the direct or indirect control of the FDIC or if an AlterNet Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, such institution may continue to be treated as an AlterNet Program Seller. Any such event may adversely affect the ability of any such AlterNet Program Seller to repurchase Mortgage Collateral in the event of a breach of a representation or warranty which has not been cured. See
' -- Repurchases of Mortgage Collateral' below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Mortgage Collateral Sellers generally will make certain limited representations and warranties with respect to the Mortgage Collateral that they sell. However, Mortgage Collateral purchased from certain Unaffiliated

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Sellers may be purchased with very limited representations and warranties. The
Company will assign to the Trustee for the benefit of the related Certificateholders all of its right, title and interest in each agreement pursuant to which it purchased any item of Mortgage Collateral from a Mortgage Collateral Seller, to the extent such agreement relates to (i) the representations and warranties made by a Mortgage Collateral Seller or Residential Funding, as the case may be, in respect of such item of Mortgage Collateral and (ii) any remedies provided for any breach of such representations and warranties.

     With respect to any Mortgage Loan (including AlterNet Loans) or Contract constituting a part of the Trust Fund, unless otherwise disclosed in the related Prospectus Supplement, Residential Funding generally will represent and warrant that: (i) as of the Cut-off Date, the information set forth in a listing of the related Mortgage Loan or Contract was true and correct in all material respects;
(ii) except in the case of Cooperative Loans, a policy of title insurance was effective or attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related Mortgage Loan or Contract to the Company; (iii) to the best of Residential Funding's knowledge, if required by applicable underwriting standards, the Mortgage Loan or Contract is the subject of a Primary Insurance Policy; (iv) Residential Funding had good title to the Mortgage Loan or Contract and the Mortgage Loan or Contract is not subject to offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buydown agreement for a Buy-Down Loan; (v) each Mortgaged Property is free of material damage and in good repair; (vi) the Mortgage Loan or Contract was not one or more months delinquent in payment of principal and interest as of the related Cut-off Date; and (vii) there is no delinquent tax or assessment lien against the related Mortgaged Property.

     In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Certificateholders in the Mortgage Loan or Contract, Residential Funding will be obligated to repurchase any such Mortgage Loan or Contract or substitute for such Mortgage Loan or Contract as described below. In addition, unless otherwise specified in the related Prospectus Supplement, Residential Funding will be obligated to repurchase or substitute for any Mortgage Loan as to which it is discovered that the related Mortgage does not create a valid lien having at least the priority represented and warranted in the related Pooling and Servicing Agreement or, in the case of a Contract a perfected security interest in, the related Mortgaged Property, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, (c) liens of any senior mortgages, in the case of Junior Mortgage Loans and (d) other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property. In addition, unless otherwise specified in the related Prospectus Supplement, with respect to any Mortgage Loan or Contract as to which the Company delivers to the Trustee an affidavit certifying that the original Mortgage Note or Contract has been lost or destroyed, if such Mortgage Loan or Contract subsequently is in default and the enforcement thereof or of the related Mortgage or Contract is materially adversely affected by the absence of the original Mortgage Note or Contract, Residential Funding will be obligated to repurchase or substitute for such Mortgage Loan or Contract in the manner described below. However, unless otherwise set forth in the related Prospectus Supplement, Residential Funding will not be required to repurchase or substitute for any Mortgage Loan or Contract if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan or Contract. Furthermore, because the listing of the related Mortgage Collateral generally contains information with respect to the Mortgage Collateral as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of Mortgage Collateral between the Cut-off Date and the Closing Date. Neither Residential Funding nor any Seller will be required to repurchase or substitute for any item of Mortgage Collateral as a result of any such prepayment or modification.

     All of the representations and warranties of a Mortgage Collateral Seller in respect of an item of Mortgage Collateral will have been made as of the date on which such Mortgage Collateral Seller sold the Mortgage Collateral to the Company or Residential Funding or one of their affiliates. The date as of which such representations and warranties were made generally will be a date prior to the date of issuance of the related series of Certificates. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of Certificates. The Mortgage Collateral Seller's repurchase obligation (or, if specified in the related Prospectus Supplement, limited substitution option)

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
will not arise if, after the sale of the related Mortgage Collateral, an event occurs that would have given rise to such an obligation had the event occurred prior to such period.

REPURCHASES OF MORTGAGE COLLATERAL

     If a Mortgage Collateral Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of an item of Mortgage Collateral within 90 days after notice from the Master Servicer, the Servicer, the Certificate Administrator or the Trustee, and such breach materially and adversely affects the interests of the Certificateholders in such item of Mortgage Collateral, such Mortgage Collateral Seller or Residential Funding, as the case may be, will be obligated to purchase such item of Mortgage Collateral at a price set forth in the related Pooling and Servicing Agreement or Trust Agreement. Likewise, as described under 'Description of the Certificates -- Review of Mortgage Loan or Contract Documents,' if the Company or the Mortgage Collateral Seller, as applicable, cannot cure certain documentary defects with respect to a Mortgage Loan or Contract, the Company or the Mortgage Collateral Seller, as applicable, will be required to repurchase such item of Mortgage Collateral. Unless otherwise specified in the related Prospectus Supplement, the 'PURCHASE PRICE' for any such item of Mortgage Collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase (less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any). In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See ' -- Limited Right of Substitution' below.

     The Master Servicer, the Servicer or the Certificate Administrator, as applicable, will be required under the applicable Pooling and Servicing Agreement or Trust Agreement to enforce this repurchase obligation, or the substitution right described below, for the benefit of the Trustee and the Certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. If, as a result of a breach of representation or warranty, a Mortgage Collateral Seller is required, but fails, to repurchase the related Mortgage Collateral, the Company or Residential Funding will only be required to repurchase such Mortgage Collateral if the Company or Residential Funding has assumed such representations and warranties. Consequently, such Mortgage Collateral will remain in the related Trust Fund and any related losses not borne by any applicable credit enhancement will be borne by Certificateholders. If the Mortgage Collateral Seller fails to honor its repurchase or substitution obligation, such obligation will not become an obligation of Residential Funding, the Master Servicer or Servicer (although Residential Funding, the Master Servicer or Servicer may have an independent obligation to repurchase or substitute for such Mortgage Collateral). In instances where a Mortgage Collateral Seller is unable or disputes its obligation to repurchase affected Mortgage Collateral, the Master Servicer or Servicer, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, may negotiate and enter into settlement agreements with such Mortgage Collateral Seller that could provide for, among other things, the repurchase of only a portion of the affected Mortgage Collateral. Any such settlement could lead to losses on the Mortgage Collateral which would be borne by the related Certificateholders. In accordance with the above described practices, the Master Servicer or Servicer will not be required to enforce any purchase obligation of a Mortgage Collateral Seller arising from any misrepresentation by the Mortgage Collateral Seller, if the Master Servicer or Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Collateral. Unless otherwise specified in the related Prospectus Supplement, the foregoing repurchase obligations and the limited right of substitution (described below) will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Mortgage Collateral Seller in its capacity as a seller of Mortgage Collateral, or for any other event giving rise to such obligations as described above.

     The Company and Residential Funding generally monitor which Mortgage Collateral Sellers are under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Mortgage Collateral Sellers may not be able or permitted to repurchase Mortgage Collateral for which there has been a breach of representation or warranty. Moreover, any such Mortgage Collateral Seller may make no representations or warranties with respect to Mortgage Collateral sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution), may also be a Mortgage Collateral Seller, in which event neither the FDIC nor the related depository institution may make representations or warranties with respect to the Mortgage Collateral sold, or only limited representations or warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Collateral for a breach of a representation or warranty.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a Mortgage Loan or Contract required to be repurchased from the Trust Fund (a 'REPURCHASED MORTGAGE LOAN' or a 'REPURCHASED CONTRACT,' respectively) the related Mortgage Collateral Seller or Residential Funding, as applicable, may substitute a new Mortgage Loan or Contract (a 'QUALIFIED SUBSTITUTE MORTGAGE LOAN' or a 'QUALIFIED SUBSTITUTE CONTRACT,' respectively) for the Repurchased Mortgage Loan or Contract that was removed from the Trust Fund, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution must be effected within two years of the date of the issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code.

     Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan or Qualified Substitute Contract generally will, on the date of substitution: (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Repurchased Mortgage Loan or Repurchased Contract; (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Repurchased Mortgage Loan or Repurchased Contract as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Repurchased Mortgage Loan or Repurchased Contract; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Repurchased Mortgage Loan or Repurchased Contract; and
(v) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. In the event the outstanding principal balance of a Qualified Substitute Mortgage Loan or Qualified Substitute Contract is less than the outstanding principal balance of the related Repurchased Mortgage Loan or Repurchased Contract, the amount of such shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related Certificateholders. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans or Contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Mortgage Collateral Seller will have no option to substitute for a Mortgage Loan or Contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling and Servicing Agreement or, in the case of Certificates backed by Agency Securities, a Trust Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling and Servicing Agreement or Trust Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under 'The Pooling and Servicing Agreement' below) describe certain provisions relating to the Certificates common to each Pooling and Servicing Agreement or Trust Agreement. All references herein to a 'Pooling and Servicing Agreement' and any discussion of the provisions thereof will also apply to Trust Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Trust Fund and the related Prospectus Supplement.

     Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which may be Senior Certificates that are senior in right of payment to any class or classes of Mezzanine Certificates and to any other class or classes of Subordinate Certificates, and as to which certain classes of Senior Certificates may be senior to other classes of Senior Certificates, as described in the respective Prospectus Supplement (any such series, a 'SENIOR/SUBORDINATE SERIES'); (iii) one or more classes of Strip Certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including 'planned amortization classes' and 'targeted amortization classes'), or on the basis of collections from designated portions of the Mortgage Pool or Contract Pool, which series may include one or more classes of Accrual Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus Supplement. Credit support for each series of Certificates will be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Certificate Insurance Policy or other credit enhancement as described under 'Description of Credit Enhancement,' or by the subordination of one or more classes of Certificates as described under 'Subordination' or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the related Prospectus Supplement, the Certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Certificates will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Pooling and Servicing Agreement to register the Certificates (the 'CERTIFICATE REGISTRAR'). No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term 'CERTIFICATEHOLDER' as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

     If issued in book-entry form, specified classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ('DTC'), or Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System ('EUROCLEAR') (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Certificates so issued ('BOOK-ENTRY CERTIFICATES'), the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and

Euroclear's names on the books of their respective depositaries (the 'DEPOSITARIES'), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ('DTC PARTICIPANTS,' and together with the CEDEL and Euroclear participating organizations, 'PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, 'INDIRECT PARTICIPANTS') have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Certificate (each such person, a 'BENEFICIAL OWNER') will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or
(ii) the Company elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee, the Master Servicer, any Servicer or the Certificate Administrator as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Certificates will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

     Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

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Transactions may be settled in CEDEL in any of 28 currencies, including United
States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions in respect of the Book-Entry Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Master Servicer, any Servicer, the Company, the Certificate Administrator, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of Certificates, the Company will cause the Mortgage Loans being included in the related Trust Fund to be assigned to the Trustee or its nominee (which may be the Custodian) together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off

Date (other than principal and interest due on or before the Cut-off Date and any Spread). The Trustee will, concurrently with such assignment, deliver a series of Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio or Combined Loan-to-Value Ratio and Junior Mortgage Ratio, as applicable, at origination or modification (without regard to any secondary financing).

     In addition, the Company will, as to each Mortgage Loan other than a Mortgage Loan underlying any Agency Securities, deliver to the Trustee (or to the Custodian) the legal documents relating to such Mortgage Loan that are in possession of the Company, which may include: (i) the note evidencing such Mortgage Loan (the 'MORTGAGE NOTE') (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); and (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so provided in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Mortgage Loans were purchased.

     In the event that, with respect to any Mortgage Loan, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Trustee or the Custodian a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Servicer or Sub-Servicer.

     Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement.

ASSIGNMENT OF CONTRACTS

     The Company will cause the Contracts constituting the Contract Pool to be assigned to the Trustee or its nominee (which may be the Custodian), together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date or any Spread. Each Contract will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the Mortgage Rate; the current scheduled monthly level payment of principal and interest; and the maturity date of the Contract.

     In addition, the Company, the Servicer or the Master Servicer, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. The Company, the Master Servicer or the Servicer will cause a UCC-1 financing statement to be executed by the Company identifying the Trustee as the secured party and identifying all Contracts as collateral. However, unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the

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

Trust Fund and no recordings or filings will be made in the jurisdictions in which the Manufactured Homes are located. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts.'

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

     The Trustee or the Custodian will hold such documents in trust for the benefit of the Certificateholders and, generally within 45 days after receipt thereof, will review such documents. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee or such Custodian shall immediately notify the Master Servicer or the Servicer, if any, and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Trustee shall immediately notify the Mortgage Collateral Seller. If the Mortgage Collateral Seller (or, if so specified in the related Prospectus Supplement, the Company) cannot cure such defect within 60 days (or within such other period specified in the related Prospectus Supplement) after notice of the defect is given to the Mortgage Collateral Seller (or, if applicable, the Company), the Mortgage Collateral Seller (or, if applicable, the Company) will, not later than 90 days after such notice (or within such other period specified in the related Prospectus Supplement), either repurchase the related Mortgage Loan or Contract or any property acquired in respect thereof from the Trustee or substitute for such Mortgage Loan or Contract, a new Mortgage Loan or Contract in accordance with the standards set forth herein. See 'The Trust Funds -- Repurchases of Mortgage Collateral.' Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Mortgage Loan or Contract constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

ASSIGNMENT OF AGENCY SECURITIES

     The Company will transfer, convey and assign to the Trustee or its nominee (which may be the Custodian) all right, title and interest of the Company in the Agency Securities and other property to be included in the Trust Fund for a series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Spread). The Company will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee will concurrently authenticate and deliver the Certificates. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date; the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

SPREAD

     The Company, the Servicer, the Mortgage Collateral Seller, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest (the 'SPREAD') due with respect to the related Mortgage Collateral. The payment of any Spread will be disclosed in the related Prospectus Supplement. The Spread may be in addition to any other payment (such as the Servicing Fee) that any such entity is otherwise entitled to receive with respect to the Mortgage Collateral. Any Spread in respect of an item of Mortgage Collateral will represent a specified portion of the interest payable thereon and will not be part of the related Trust Fund. Any partial recovery of interest in respect of an item of Mortgage Collateral will be allocated between the owners of any Spread and the Certificateholders entitled to payments of interest as provided in the applicable Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE COLLATERAL

     The Trustee or the Master Servicer, if any, will, as to each series of Certificates, establish and maintain in trust the Certificate Account which will be a separate account that may be interest bearing or non-interest bearing in the name of the Trustee, maintained with a depository institution and in a manner acceptable to each Rating Agency. If permitted by each such Rating Agency, a Certificate Account may contain funds relating to one or more series of Certificates.

     The Trustee, the Servicer or the Master Servicer, if any, will establish a Custodial Account which will be a separate trust account, into which payments on the Mortgage Collateral for such series may be transferred on a periodic basis and from which funds may be transferred to the Certificate Account in order to make payments to Certificateholders. The Custodial Account may contain funds relating to more than one series of Certificates as well as payments received on other mortgage loans serviced or master serviced by the Master Servicer or the Servicer, as applicable. Amounts held in the Certificate Account or a Custodial Account may be invested in Permitted Investments. See ' -- Collection of Payments on Mortgage Loans and Contracts' below. In addition, if so stated in such Prospectus Supplement, one or more other trust accounts, including any Reserve Funds, will be established into which cash, certificates of deposit or letters of credit, or a combination thereof, will be deposited by the Company, if such assets are required to make timely distributions with respect to the Certificates of a series, are required as a condition to the rating of such Certificates or are required in order to provide for certain contingencies as described in the related Prospectus Supplement.

  Collection of Payments on Mortgage Loans and Contracts

     Each Servicer or the Master Servicer, if any, will be required to deposit into the Custodial Account (unless otherwise specified in the related Prospectus Supplement) all amounts enumerated in the following paragraph in respect of the Mortgage Loans or Contracts serviced by it, less the Servicing Fee and Spread, if any.

     The Servicer or Master Servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) all payments on account of principal of the Mortgage Loans or Contracts comprising a Trust Fund;

          (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Fund, net of the portion of each payment thereof retained by the Servicer or Sub-Servicer, if any, as Spread, its servicing or other compensation;

          (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related Servicer or Sub-Servicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan or Contract, by foreclosure or otherwise ('LIQUIDATION PROCEEDS'), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, Primary Insurance Policy and any title, hazard or other insurance policy covering any Mortgage Loan or Contract in such Trust Fund (together with any payments under any Letter of Credit, 'INSURANCE PROCEEDS') or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's or Servicer's normal servicing procedures;

          (iv) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

          (v) all proceeds of any Mortgage Loan or Contract in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Sub-Servicer or Mortgage Collateral Seller or any other person pursuant to the terms of the Pooling and Servicing Agreement. See 'The Trust Funds -- Representations with Respect to Mortgage Collateral' and
     ' -- Repurchases of Defective Mortgage Collateral' herein;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vii) any amounts required to be transferred from the Certificate Account to the Custodial Account.

     Both the Custodial Account and the Certificate Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Certificates of the related series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Certificate Account, a trust account or accounts maintained with the Trustee or (v) such other account or accounts acceptable to any applicable Rating Agency (an 'ELIGIBLE ACCOUNT'). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling and Servicing Agreement ('PERMITTED INVESTMENTS').

     Unless otherwise set forth in the related Prospectus Supplement, not later than the business day preceding each Distribution Date, the Master Servicer or Servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer, the Servicer or the Trustee, as applicable, will also deposit or cause to be deposited into the Certificate Account: (i) the amount of any advances made by the Master Servicer or the Servicer as described herein under ' -- Advances,' (ii) any payments under any Letter of Credit, and any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under 'Description of Credit Enhancement' below, (iii) any amounts required to be paid by the Master Servicer or Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer or Servicer to cover hazard losses on the Mortgage Loans as described under 'Insurance Policies on Mortgage Loans or Contracts' below, (iv) any distributions received on any Agency Securities included in the Trust Fund and (v) any other amounts as set forth in the related Pooling and Servicing Agreement.

     The portion of any payment received by the Master Servicer or the Servicer in respect of a Mortgage Loan that is allocable to Spread will generally be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of Certificates and will be distributed as provided in the related Pooling and Servicing Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Servicer or the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Servicer or the Master Servicer out of its own funds upon realization of such loss.

  Collection of Payments on Agency Securities

     The Trustee or the Certificate Administrator, as specified in the related Prospectus Supplement, will deposit in the Certificate Account all payments on the Agency Securities as they are received after the Cut-off Date. If the Trustee has not received a distribution with respect to any Agency Security by the second business day after the date on which such distribution was due and payable, the Trustee will request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted. The Trustee may take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the Certificateholders of the affected series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to cover its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The Servicer or the Master Servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described above under ' -- Payments on Mortgage Collateral';

          (ii) to reimburse itself or any Sub-Servicer for Advances, or for amounts advanced in respect of taxes, insurance premiums or similar expenses incurred in connection with acquiring by foreclosure or deed in lieu of foreclosure a Mortgaged Property, including, if the Master Servicer and any affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans, reasonable compensation for such services ('SERVICING ADVANCES') as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds in respect of any REO Mortgage Loan or collections on the Mortgage Loan or Contract with respect to which such Advances or Servicing Advances were made;

          (iii) to pay to itself or any Sub-Servicer unpaid Servicing Fees and subservicing fees, out of payments or collections of interest on each Mortgage Loan or Contract;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Sub-Servicers as interest in respect of partial prepayments on the Mortgage Loans or Contracts, and, if so provided in the Pooling and Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Pooling and Servicing Agreement;

          (v) to pay to itself, a Sub-Servicer, Residential Funding, the Company or the Mortgage Collateral Seller all amounts received with respect to each Mortgage Loan or Contract purchased, repurchased or removed pursuant to the terms of the Pooling and Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each Mortgage Loan or Contract (including any Mortgage Loan or Contract as to which title to the underlying Mortgaged Property was acquired);

          (vii) to reimburse itself or any Sub-Servicer for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a 'NONRECOVERABLE ADVANCE'), subject to any limitations set forth in the Pooling and Servicing Agreement as described in the related Prospectus Supplement;

          (viii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement or against which it or the Company is indemnified pursuant to the Pooling and Servicing Agreement; and

          (ix) to clear the Custodial Account of amounts relating to the corresponding Mortgage Loans or Contracts in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, as described in 'The Pooling and Servicing
     Agreement -- Termination; Retirement of Certificates.'

DISTRIBUTIONS

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Certificates entitled thereto will be made on each Distribution Date either by the Trustee, the Master Servicer or the Certificate Administrator acting on behalf of the Trustee or a paying agent appointed by the Trustee (the 'PAYING AGENT'). Such distributions will be made to the persons who are registered as the holders of such Certificates at the close of business on the last business day of the preceding month (the 'RECORD DATE'). Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer, the Certificate Administrator or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders. Distributions will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The 'PERCENTAGE INTEREST' represented by a Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

  Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each class of Certificates will be made prior to distributions of principal thereon. Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will accrue during each calendar month and will be payable on the Distribution Date in the following calendar month. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date for a series of Certificates, the Trustee or the Master Servicer or the Certificate Administrator on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such class's Distribution Amount. The 'DISTRIBUTION AMOUNT' for a class of Certificates for any Distribution Date will be the portion, if any, of the amount to be distributed to such class for such Distribution Date in respect of principal, plus, if such class is entitled to payments of interest on such Distribution Date, interest accrued during the related interest accrual period at the applicable Pass-Through Rate on the principal balance or notional amount of such class specified in the applicable Prospectus Supplement, less certain interest shortfalls, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) unless otherwise specified in the related Prospectus Supplement, Prepayment Interest Shortfalls, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) shall be set forth in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class unless otherwise set forth in the related Prospectus Supplement.

     Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 20th day (or, if such day is not a business day, the next business day) of the month of distribution (the 'DETERMINATION DATE'), the Master Servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to Certificateholders on the succeeding Distribution Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer or the Certificate Administrator, as applicable, will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer or the Certificate Administrator, as applicable, on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

  Example of Distributions

     The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, in May 1997:

DATE                                 NOTE   DESCRIPTION
----------------------------------   -----  ---------------------------------------------------------

May 1.............................    (A)   Cut-off Date.
May 2-31..........................    (B)   The Servicers or the Sub-Servicers, as applicable,
                                              receive any Principal Prepayments and applicable
                                              interest on such Principal Prepayments.
May 30............................    (C)   Record Date.
May 2-June 1......................    (D)   The dates on which scheduled payments and Mortgage Loans
                                              or Contracts are due (each, a 'DUE DATE' and
                                              collectively, the 'DUE PERIOD').
June 18...........................    (E)   The Servicers or the Sub-Servicers, as applicable, remit
                                              to the Master Servicer or the Servicer, as applicable,
                                              scheduled payments of principal and interest due during
                                              the related Due Period and received or advanced by
                                              them.
June 20...........................    (F)   Determination Date.
June 25...........................    (G)   Distribution Date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months (B) will also include the first day of such month. Certain series of Certificates may have different prepayment periods, Cut-off Dates, Record Dates, Due Periods, remittance dates, Determination Dates and/or Distribution Dates than those set forth above.

------------

 (A) The initial principal balance of the Mortgage Pool or Contract Pool will be the aggregate principal balance of the Mortgage Loans or Contracts at the close of business on May 1, 1997, after deducting principal payments due on or before such date. Those principal payments due on or before May 1, and the accompanying interest payments, and any Principal Prepayments received as of the close of business on May 1, 1997 are not part of the Mortgage Pool or Contract Pool and will not be passed through to Certificateholders.

 (B) Any principal payments received in advance of the scheduled Due Date for a Mortgage Loan and not accompanied by a payment of interest for any period following the date of payment ('PRINCIPAL PREPAYMENTS') may be received at any time during this period and will be remitted to the Master Servicer or Servicer as described in (E) below for distribution to Certificateholders as described in (F) below. When a Mortgage Loan or Contract is prepaid in full, interest on the amount prepaid is collected from the Mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related Mortgage Loans or Contracts as of the first day of the month in which the payments are made; no interest will be paid to Certificateholders in respect of such prepaid amounts for the month in which such partial Principal Prepayments were received.

 (C) Distributions on June 25 will be made to Certificateholders of record at the close of business on May 31.

 (D) Scheduled principal and interest payments are due from Mortgagors.

 (E) Payments due from Mortgagors during the related Due Period will be deposited by the Sub-Servicers in subservicing accounts or Servicers in collection accounts (or will be otherwise managed in a manner acceptable to the Rating Agencies) as received and will include the scheduled principal payments plus interest on the May balances (with the exception of interest from the date of prepayment of any Mortgage Loan or Contract prepaid in full during May and interest on the amount of partial Principal Prepayments in May). Funds required to be remitted from the collection accounts or the subservicing accounts to the Master Servicer or the Servicer, as applicable, will be so remitted on June 18 together with any required Advances by the Servicer or the Sub-Servicers (except that Principal Prepayments in full and certain Principal Prepayments in part received by Sub-Servicers during the month of April will have been remitted to the Master Servicer or the Servicer, as applicable, within five business days of receipt).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (F) On June 20, the Master Servicer or the Certificate Administrator, if any, will determine the amounts of principal and interest which will be passed through on June 25 to the holders of each class of Certificates. The Master Servicer or the Certificate Administrator, if any, will be obligated to distribute those payments due during the related Due Period which have been received from Servicers or Sub-Servicers prior to and including June 18, as well as all Principal Prepayments received on Mortgage Loans in May (with interest adjusted to the Pass-Through Rates applicable to the respective classes of Certificates and reduced on account of Principal Prepayments as described above). Distributions to the holders of Senior Certificates, if any, on June 25 may include certain amounts otherwise distributable to the holders of the related Subordinate Certificates, amounts withdrawn from any Reserve Fund and amounts advanced by the Master Servicer or the Servicer under the circumstances described in 'Subordination' and ' -- Advances.'

 (G) On June 25, the amounts determined on June 20 will be distributed to Certificateholders.

     If provided in the related Prospectus Supplement, the Distribution Date with respect to any series of Certificates as to which the Trust Fund includes Agency Securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on such Agency Securities.

ADVANCES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the applicable Servicer will agree to advance (either out of its own funds, funds advanced to it by Servicers or Sub-Servicers, as applicable, or funds being held in the Custodial Account for future distribution), for the benefit of the related Certificateholders, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an 'ADVANCE'), which were delinquent as of the close of business on the business day preceding the related Determination Date on the related Mortgage Loans or Contracts, but only to the extent that such Advances would, in the judgment of the Master Servicer or the Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. If a Trust Fund includes Agency Securities, any advancing obligations with respect to underlying Mortgage Loans or Contracts will be pursuant to the terms of such Agency Securities and may differ from the provisions relating to Advances described herein.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related Certificateholders. Such Advances do not represent an obligation of the Master Servicer or the Servicer to guarantee or insure against losses. If Advances have been made by the Master Servicer or Servicer from cash being held for future distribution to Certificateholders, such funds will be required to be replaced on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders. Any Advances will be reimbursable to the Master Servicer or Servicer out of recoveries on the related Mortgage Loans or Contracts for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any Mortgage Collateral purchased by the Company, Residential Funding, a Sub-Servicer or a Mortgage Collateral Seller under the circumstances described above). Such Advances will also be reimbursable from cash otherwise distributable to Certificateholders to the extent that the Master Servicer or Servicer shall determine that any such Advances previously made are not ultimately recoverable as described above. With respect to any Senior/Subordinate Series, so long as the related Subordinate Certificates remain outstanding and subject to certain limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, such Advances may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Certificates, if any. The Master Servicer or the Servicer will also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced will be reimbursable to the Master Servicer or Servicer to the extent permitted by the Pooling and Servicing Agreement. The Master Servicer's or Servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related Pooling and Servicing Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a Mortgagor prepays a Mortgage Loan or Contract in full between scheduled Due Dates for such Mortgage Loan or Contract, the Mortgagor pays interest on the amount prepaid only to but not including the date on which such Principal Prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property will not include interest for any period after the date on which the liquidation took place. The shortfall between a full month's interest due with respect to a Mortgage Loan or Contract and the amount of interest paid or recovered with respect thereto in the event of a prepayment or liquidation is referred to as a 'PREPAYMENT INTEREST SHORTFALL.' If so specified in the related Prospectus Supplement, to the extent funds are available from the Servicing Fee, the Servicer or Master Servicer may make an additional payment to Certificateholders with respect to any Mortgage Loan or Contract that prepaid in full during the related prepayment period equal to the amount, if any, necessary to assure that, on the related Distribution Date, the Available Distribution Amount would include with respect to each such Mortgage Loan or Contract an amount equal to interest at the Mortgage Rate (less the Servicing Fee and Spread, if any) for such Mortgage Loan or Contract from the date of such prepayment or liquidation through the related Due Date (such amount, 'COMPENSATING INTEREST'). Compensating Interest may be limited to the aggregate amount (or any portion thereof) of the Servicing Fee received by the Servicer or Master Servicer in that month in relation to the Mortgage Loans or Contracts, or in any other manner, and, if so limited, may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related Prospectus Supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of Certificates of a series. See 'Yield Considerations.'

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Master Servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each Certificateholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Pooling and Servicing Agreement. Except as otherwise provided in the related Pooling and Servicing Agreement, such information generally will include the following (as applicable):

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

          (iii) the aggregate unpaid principal balance of the Mortgage Collateral after giving effect to the distribution of principal on such Distribution Date;

          (iv) the outstanding principal balance or notional amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) based on the most recent reports furnished by Servicers or Sub-Servicers, the number and aggregate principal balances of any items of Mortgage Collateral in the related Trust Fund that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

          (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (viii) the Senior Percentage, if applicable, after giving effect to the distributions on such Distribution Date;

          (ix) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

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
          (x) if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

          (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

          (xii) with respect to any series of Certificates as to which the Trust Fund includes Agency Securities, certain additional information as required under the related Pooling and Servicing Agreement.

     Each amount set forth pursuant to clause (i) and (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular class of Certificates, a 'SINGLE CERTIFICATE' generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such class, except as otherwise provided in the related Pooling and Servicing Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling and Servicing Agreement, which may include, without limitation, information as to Advances, reimbursements to Sub-Servicers, Servicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Certificate Administrator, as applicable, will furnish a report to each person that was a holder of record of any class of Certificates at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Certificates during a portion of such calendar year, for the applicable portion of such year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

  General

     The Master Servicer, the Certificate Administrator or any Servicer, as applicable, that is a party to a Pooling and Servicing Agreement, will be required to perform the services and duties specified in the related Pooling and Servicing Agreement. The duties to be performed by the Master Servicer or each Servicer, subject to the general supervision by the Master Servicer or the Certificate Administrator, if any, will include the customary functions of a servicer, including collection of payments from Mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Collateral. Each Servicer or the Master Servicer, if any, may be obligated, under certain circumstances, to make Advances in respect of delinquent installments of principal of and interest on Mortgage Loans or Contracts and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors, as described under ' -- Advances' above. With respect to any series of Certificates for which the Trust Fund includes Agency Securities, the Master Servicer's or Certificate Administrator's servicing and administration obligations will be set forth in the related Prospectus Supplement.

     Pursuant to each Pooling and Servicing Agreement, each Servicer or the Master Servicer, if there are no Servicers for the related series, may enter into sub-servicing agreements (each, a 'SUB-SERVICING AGREEMENT') with one or more sub-servicers (each, a 'SUB-SERVICER') who will agree to perform certain functions for the Servicer or Master Servicer relating to the servicing and administration of the Mortgage Loans or Contracts included in the Trust Fund relating to such Sub-Servicing Agreement. Under any Sub-Servicing Agreement, each Sub-Servicer, will agree, among other things, to perform some or all of the Servicer's or the Master Servicer's servicing obligations, including but not limited to, making Advances to the related Certificateholders. The Servicer or the Master Servicer, as applicable, will remain liable for its servicing obligations that are delegated to a Sub-Servicer as if such Servicer or the Master Servicer alone were servicing such Mortgage Loans or Contracts.

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
  Collection and Other Servicing Procedures

     Each Servicer or the Master Servicer, as applicable, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the related Pooling and Servicing Agreement and any applicable insurance policy or other credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts. The Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a Mortgage Loan or extend the due dates for payments due on a Mortgage Note or Contract, provided that the insurance coverage for such Mortgage Loan or Contract or any coverage provided by any alternative credit enhancement will not be adversely affected.

     In connection with any significant partial prepayment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount thereof by the original maturity date based on the original Mortgage Rate, provided that such re-amortization shall not be permitted if it would constitute a modification of the Mortgage Loan for federal income tax purposes.

     The Master Servicer, any Servicer or one or more Sub-Servicers with respect to a given Trust Fund may establish and maintain an escrow account (the 'ESCROW ACCOUNT') in which Mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of Junior Mortgage Loans, the Mortgagor is required to escrow such amounts pursuant to the senior mortgage documents. Withdrawals from any such Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors amounts determined to be owed, to pay interest on balances in any such Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer or any Servicer or Sub-Servicer, as the case may be, will be responsible for the administration of each such Escrow Account and will be obligated to make advances to such accounts when a deficiency exists therein. The Master Servicer, Servicer or Sub-Servicer will be entitled to reimbursement for any such advances from the Collection Account.

     Other duties and responsibilities of each Servicer, the Master Servicer and the Certificate Administrator are described above under ' -- Payments on Mortgage Collateral.'

  Servicing Compensation and Payment of Expenses

     Each Servicer, the Master Servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations, which compensation will be part of the servicing fee (the 'SERVICING FEE') specified in the related Prospectus Supplement. Any Sub-Servicer will be entitled to receive a portion of the Servicing Fee. Except as otherwise provided in the related Prospectus Supplement, the Servicer or the Master Servicer, if any, will deduct the Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series in an amount to be specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable. In addition to the Servicing Fee, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, any Servicer or the relevant Sub-Servicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Mortgage Loans or Contracts and any earnings on investments held in the Certificate Account or any Custodial Account. Any Spread retained by a Mortgage Collateral Seller, the Master Servicer, or any Servicer or Sub-Servicer will not constitute part of the Servicing Fee. Notwithstanding the foregoing, with respect to a series of Certificates as to which the Trust Fund includes Agency Securities, the compensation payable to the Master Servicer or Certificate Administrator for servicing and administering such Agency Securities on behalf of the holders of such Certificates may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Agency Securities and may be retained from distributions of interest thereon, if so specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Certificate Administrator will pay from the Servicing Fee (i) the fees of any Sub-Servicers, (ii) certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation,

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
payment of certain of the insurance policy premiums, fees or other amounts payable for any alternative credit enhancement, reimbursement of expenses incurred in connection with a foreclosure or deed in lieu of foreclosure upon a Mortgaged Property, payment of the fees and disbursements of the Trustee (and any Custodian selected by the Trustee), the Certificate Registrar, any Paying Agent, independent accountants and payment of expenses incurred in enforcing the obligations of Sub-Servicers, Servicers and Mortgage Collateral Sellers and
(iii) expenses related to the preparation of reports to Certificateholders. Certain of these expenses may be reimbursable from Liquidation Proceeds or insurance policies and, in the case of enforcement of the obligations of Sub-Servicers, from any recoveries in excess of amounts due with respect to the related Mortgage Loans or Contracts or from specific recoveries of costs. The related Pooling and Servicing Agreement may provide that the Certificate Administrator, the Master Servicer, and any Servicer and Sub-Servicer may obtain their respective fees by deducting them from amounts otherwise required to be deposited into the Collection Account.

     The related Trust Fund will suffer no loss by reason of the expenses of the Servicer or Master Servicer described above to the extent claims are fully paid from amounts in any Reserve Fund, any related insurance policies, the Liquidation Proceeds, any proceeds in respect of an REO Mortgage Loan (with respect to expenses incurred in connection with a foreclosure or deed in lieu of foreclosure) or any applicable alternative credit enhancement described in the related Prospectus Supplement. In the event, however, that claims are either not made or are not fully paid from such sources, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the expenses of the Master Servicer or any Servicer or Sub-Servicer, are less than the principal balance of and accrued interest on the related Mortgage Loan or Contract. In addition, the Master Servicer or any Servicer or Sub-Servicer, as applicable, will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments from any Reserve Fund or from any related Insurance Proceeds, Liquidation Proceeds or any proceeds of alternative credit enhancement.

  Evidence as to Compliance

     Each Servicer, the Master Servicer or the Certificate Administrator, as appropriate, will, with respect to each series of Certificates, deliver to the Trustee, on or before the date in each year specified in the related Pooling and Servicing Agreement, an officer's certificate stating that (i) a review of the activities of the Certificate Administrator, each Servicer or the Master Servicer and each Sub-Servicer, as applicable, during the preceding calendar year and of performance under such Pooling and Servicing Agreement and the applicable Sub-Servicing Agreement, if any, has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Certificate Administrator, each Servicer or the Master Servicer and each Sub-Servicer, as applicable, has fulfilled all its obligations under such Pooling and Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. If set forth in the Prospectus Supplement, such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contracts, including similar reports delivered by each Servicer or Sub-Servicer (upon which such firm is entitled to rely), conducted in accordance with the Uniform Single Attestation Program for Mortgage Bankers or similar standards acceptable to the Servicer, the Master Servicer or the Certificate Administrator, as applicable, the servicing of the Mortgage Loans or Contracts was conducted in compliance with the provisions of the related Pooling and Servicing Agreement and the applicable Sub-Servicing Agreement, if any, except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as are set forth in such statement.

  Certain Other Matters Regarding Servicing

     Each Servicer, the Master Servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related Pooling and Servicing Agreement unless each Rating Agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the Certificates or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer or administrator has assumed the Servicer's, the Master Servicer's or the Certificate Administrator's obligations and

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
duties under such Pooling and Servicing Agreement. A Servicer, the Master Servicer or the Certificate Administrator, as applicable, may be removed upon the occurrence of certain Events of Default described below under 'The Pooling and Servicing Agreement-Events of Default' and ' -- Rights Upon Event of Default.'

     Each Pooling and Servicing Agreement will also provide that neither the Servicer, the Master Servicer or the Certificate Administrator, nor any director, officer, employee or agent thereof, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Servicer, the Master Servicer or the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement. The Servicer, the Master Servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer, the Master Servicer or the Certificate Administrator will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     The Master Servicer or Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract and (ii) extend the Due Date for payments due on a Mortgage Loan or Contract, if the Master Servicer or Servicer has determined that any such waiver or extension will not impair the coverage of any related insurance policy, materially adversely affect the lien of the related Mortgage or, if a REMIC election has been made with respect to the Trust Fund, adversely affect such REMIC status. The Master Servicer or Servicer may also waive or modify any term of a Mortgage Loan so long as the Master Servicer or Servicer has determined that such waiver or modification is not materially adverse to any Certificateholders, taking into account any estimated loss that may result absent such action.

     The Master Servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling and Servicing Agreement.

     A Servicer, the Master Servicer or the Certificate Administrator may have other business relationships with the Company, any Mortgage Collateral Seller or their affiliates.

  Special Servicing

     If provided for in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates may name a special servicer (a 'SPECIAL SERVICER'). The Special Servicer will be responsible for the servicing of certain delinquent Mortgage Loans or Contracts as described in the Prospectus Supplement. The Special Servicer may have certain discretion to extend relief to Mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor, in each case without the prior approval of the Master Servicer or the Servicer, as applicable. Other types of forbearance generally will require the approval of the Master Servicer or Servicer, as applicable.

  Enforcement of 'Due-on-Sale' Clauses

     Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property relating to a Mortgage Loan or Contract (other than an ARM Loan described below) is about to be conveyed by the Mortgagor, the Master Servicer or the Servicer, as applicable, directly or through a Sub-Servicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the Trustee's rights to accelerate the maturity of such Mortgage Loan or Contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and
' -- The Contracts -- 'Due-on-Sale' Clauses.' If the Master Servicer, Servicer or Sub-Servicer is prevented from enforcing a due-on-sale clause under applicable law

                                       40



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
or if the Master Servicer, Servicer or Sub-Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer, Servicer or Sub-Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan or Contract if the Master Servicer, Servicer or Sub-Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan or Contract. In the event of the sale of a Mortgaged Property subject to an ARM Loan, such ARM Loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the Master Servicer, Servicer or Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note or Contract may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer, Servicer or Sub-Servicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan or Contract. Any fee collected by the Master Servicer, Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the Mortgaged Property generally will be retained by the Master Servicer, Servicer or Sub-Servicer as additional servicing compensation.

REALIZATION UPON DEFAULTED PROPERTY

     With respect to a Mortgage Loan in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgage Property or write off the principal balance of the Mortgage Loan or Contract as a bad debt. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. With respect to any Junior Mortgage Loan, following any default thereon, in the event that the senior mortgage holder commences a foreclosure action it is likely that such Mortgage Loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such Mortgage Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs. See 'Risk Factors -- Risks Associated with the Mortgage Collateral' herein.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (or, in the case of Contracts in certain states, by repossession of the related Manufactured Home), the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Contract, such Mortgage Loan (an 'REO MORTGAGE LOAN') or Contract (an 'REO CONTRACT') will be considered for most purposes to be an outstanding Mortgage Loan or Contract held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a 'LIQUIDATED MORTGAGE LOAN') or Contract (a 'LIQUIDATED CONTRACT'). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan or REO Contract is considered to remain in the Trust Fund. If a REMIC election has been made, any Mortgaged Property so acquired by the Trust Fund must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. To the extent provided in the related Pooling and Servicing Agreement, any income (net of expenses and other than gains described below) received by the Sub-Servicer, Servicer or Master Servicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Certificateholders.

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     With respect to a Mortgage Loan or Contract in default, the Master Servicer or Servicer may pursue foreclosure (or similar remedies) subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under 'Certain Legal Aspects of Mortgage Loans and Related Matters-Foreclosure on Mortgage Loans' concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer or Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan or Contract will be removed from the related Trust Fund. The Master Servicer or Servicer may elect to treat a defaulted Mortgage Loan or Contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan or Contract thereafter incurred will be reimbursable to the Master Servicer or Servicer (or any Sub-Servicer) from any amounts otherwise distributable to the related Certificateholders, or may be offset by any subsequent recovery related to such Mortgage Loan or Contract. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized
Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer or Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan or Contract.

     With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or Contract or REO Mortgage Loan or REO Contract will be removed from the Trust Fund prior to the final liquidation thereof. In addition, the Master Servicer or Servicer may have the option to purchase from the Trust Fund any defaulted Mortgage Loan or Contract after a specified period of delinquency. Unless otherwise specified in the related Prospectus Supplement, if a final liquidation of a Mortgage Loan or Contract resulted in a Realized Loss and within two years thereafter the Master Servicer or Servicer receives a subsequent recovery specifically related to such Mortgage Loan or Contract (in connection with a related breach of a representation or warranty or otherwise), such subsequent recovery shall be distributed to the then-current Certificateholders of any outstanding class to which such Realized Loss was allocated (with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated), provided that no such distribution shall result in distributions on the Certificates of any such class in excess of the total amount of the Realized Loss that was allocated to such class. In the case of a series of Certificates other than a Senior/Subordinate Series, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan or Contract and a draw under such credit enhancement, subsequent recoveries are received. If a defaulted Mortgage Loan or Contract or REO Mortgage Loan or REO Contract is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related Mortgagor, the Master Servicer or the Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Certificate Administrator's, the Master Servicer's or the Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans or Contracts, see 'Description of Credit Enhancement' and 'Insurance Policies on Mortgage Loans or Contracts.'

     For a discussion of legal rights and limitations associated with the foreclosure of a Mortgage Loan or Contract, see 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     The Master Servicer or the Certificate Administrator, as applicable, will deal with any defaulted Agency Securities in the manner set forth in the related Prospectus Supplement.

                                 SUBORDINATION

     A Senior/Subordinate Series of Certificates will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as set forth in the related Prospectus Supplement. Subordination of the Subordinate Certificates of any Senior/Subordinate Series will be effected by the following method, unless

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
an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates, as specified in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Certificates included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series, the amount available for distribution will be allocated first to interest on the Senior Certificates and then to principal of the Senior Certificates up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Certificates.

     With respect to any defaulted Mortgage Loan or Contract that is finally liquidated, the amount of loss realized, if any (as described in the related Pooling and Servicing Agreement, a 'REALIZED LOSS'), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or Servicer for related Advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan or Contract, the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. If so provided in the Pooling and Servicing Agreement, the Master Servicer may be permitted, under certain circumstances, to purchase any Mortgage Loan that is three or more months delinquent in payments of principal and interest, at the Purchase Price. Any Realized Loss incurred in connection with any such Mortgage Loan will be passed through to the then outstanding Certificateholders of the related series in the same manner as Realized Losses on Mortgage Loans that have not been so purchased.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the Subordinate Certificateholders to receive distributions will be subordinate to the rights of the Senior Certificateholders.

     Except as noted below, Realized Losses will be allocated to the Subordinate Certificates of the related series until the outstanding principal balance thereof has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates. If such series includes more than one class of Senior Certificates, such additional Realized Losses will be allocated either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement.

     With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties which are generally of the same type as are covered under a Special Hazard Insurance Policy, the amount thereof that may be allocated to the Subordinate Certificates of the related series may be limited to an amount (the 'SPECIAL HAZARD AMOUNT') specified in the related Prospectus Supplement. See 'Description of Credit Enhancement -- Special Hazard Insurance Policies.' If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be similarly limited to an amount (with respect to Fraud Losses, the 'FRAUD LOSS AMOUNT' and with respect to Bankruptcy Losses, the 'BANKRUPTCY AMOUNT'), and the Subordinate Certificates may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Certificates. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the Certificateholders, upon the written confirmation from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby.

     Generally, any allocation of a Realized Loss (including a Special Hazard
Loss) to a Certificate will be made by reducing the outstanding principal balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. At any given time, the percentage of the outstanding principal balances of all of the Certificates evidenced by the Senior Certificates is the 'SENIOR PERCENTAGE,' determined in the manner set forth in the related Prospectus Supplement. The 'STATED PRINCIPAL BALANCE' of any item of Mortgage Collateral as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether received

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or not, reduced by all amounts allocable to principal that are distributed to
Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Certificates on or before such date.

     As set forth above, the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each such class (or, if applicable, the related notional amount). The outstanding principal balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of Mortgage Collateral, the respective rights of the holders of Certificates of any series to future distributions generally would not change. However, to the extent set forth in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under 'Description of Credit
Enhancement -- Reserve Funds' and in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support with respect to each series of Certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note or Contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such losses, 'DEFAULTED MORTGAGE LOSSES'); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such losses, 'SPECIAL HAZARD LOSSES');
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or Contract or an extension of its maturity (any such losses, 'BANKRUPTCY LOSSES'); and (iv) incurred on defaulted Mortgage Loans or Contracts as to which there was fraud in the origination of such Mortgage Loans or Contracts (any such losses, 'FRAUD LOSSES').

     Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES') will not be covered. To the extent that the credit enhancement for any series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the related Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by a Mortgage Pool Insurance Policy or Contract Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by a Special Hazard Insurance Policy,
(iii) coverage with respect to Bankruptcy Losses may be provided by a Bankruptcy Bond and (iv) coverage with

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respect to Fraud Losses may be provided by a Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if so specified in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Certificates as described under 'Subordination,' or in the form of a Certificate Insurance Policy, a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related Prospectus Supplement.

     Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit enhancement.

     The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which will be exhibits to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of Certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of Certificates is to be provided by a letter of credit (the 'LETTER OF CREDIT'), a bank (the 'LETTER OF CREDIT BANK') will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Collateral. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Distribution Date, the Letter of Credit Bank will be required to make certain payments after notification from the Trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The Letter of Credit may also provide for the payment of Advances.

MORTGAGE POOL INSURANCE POLICIES

     Any pool-wide insurance policy covering losses on Mortgage Loans (each, a 'MORTGAGE POOL INSURANCE POLICY') obtained by the Company for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement (the 'POOL INSURER'). Each Mortgage Pool Insurance Policy, subject to the limitations described below and in the Prospectus Supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the applicable Prospectus Supplement. As set forth under ' -- Maintenance of Credit Enhancement' below, the Master Servicer, Servicer or Certificate Administrator, as applicable, will use its best reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

     Each Mortgage Pool Insurance Policy will provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, Servicer or Sub-Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date

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and (iv) the insured has acquired good and merchantable title to the Mortgaged
Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Certificateholders will experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Certificateholders will also experience losses with respect to the related Certificates in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer, Servicer or Sub-Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer, Servicer or Sub-Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see ' -- Special Hazard Insurance Policies' below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer, Servicer or Sub-Servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer, Servicer or Sub-Servicer for its expenses and (b) such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Mortgage Collateral Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Mortgage Collateral Seller may also have occurred. Such a breach, unless otherwise specified in the related Prospectus Supplement, would not give rise to a repurchase obligation on the part of the Company or Residential Funding.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- Foreclosure.' Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders. In addition, unless the Master Servicer or Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer or Servicer would not be obligated to make an Advance respecting any such delinquency since the Advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See 'Description of the Certificates -- Advances.'

     Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under 'Insurance Policies on Mortgage Loans or Contracts -- Standard Hazard Insurance on Mortgaged Properties,' the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Additionally, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all

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
risks, and the amount of any such coverage will be limited. See ' -- Special Hazard Insurance Policies' below. As a result, certain hazard risks will not be insured against and may be borne by Certificateholders.

     Contract Pools may be covered by pool insurance policies (each, a 'CONTRACT POOL INSURANCE POLICY') that are similar to the Mortgage Pool Insurance Policies described above.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a 'SPECIAL HAZARD INSURANCE POLICY') obtained for a Trust Fund will be issued by the insurer named in the related Prospectus Supplement (the 'SPECIAL HAZARD INSURER'). Each Special Hazard Insurance Policy, subject to limitations described below and in the related Prospectus Supplement, if any, will protect the related Certificateholders from Special Hazard Losses which are (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See 'Insurance Policies on Mortgage Loans or Contracts.' A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the Mortgagor. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as set forth in such related Pooling and Servicing Agreement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan or Contract has been kept in force and other protection and preservation expenses have been paid by the Master Servicer or Servicer.

     Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Servicer or Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Servicer or Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the Special Hazard Insurer, the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy or Contract Pool Insurance Policy that the property be restored before a claim under such policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan or Contract under the related Mortgage Pool Insurance Policy or Contract Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy or Contract Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or contract plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy or Contract Pool Insurance Policy.

     To the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of special hazard coverage other than a Special Hazard Insurance Policy or by means of a representation of the Company or Residential Funding.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the first

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and junior liens or Contract secured by such Mortgaged Property (such difference, a 'DEFICIENT VALUATION'). The amount of the secured debt could then be reduced to such value and, thus, the holder of a Mortgage Loan or Contract would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan (together with any senior mortgage loan, with respect to a Junior Mortgage Loan) or Contract exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a 'DEBT SERVICE REDUCTION'). See 'Certain Legal Aspects of Mortgage Loans and Contracts -- Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders.' Any Bankruptcy Bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a Trust Fund will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a 'RESERVE FUND') any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Certificates, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Certificates, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer or Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to more than one series of Certificates, if set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Certificateholders. Such delays could adversely affect the yield to investors on the related Certificates.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a Servicer, the Master Servicer, the Certificate Administrator or any other person named in the related Prospectus Supplement.

CERTIFICATE INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, the Company may obtain one or more certificate insurance policies (each, a 'CERTIFICATE INSURANCE POLICY'), issued by insurers acceptable to the Rating Agency or Agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more classes of Certificates the payment of amounts due in accordance with the terms of such class or classes of Certificates. Any Certificate Insurance Policy will have the characteristics described in and will be subject to such limitations and exceptions as set forth in the related Prospectus Supplement.

SURETY BONDS

     If so specified in the related Prospectus Supplement, the Company may obtain one or more surety bonds (each, a 'SURETY BOND'), issued by insurers acceptable to the Rating Agency or Agencies rating the Certificates

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offered pursuant to such Prospectus Supplement, insuring the holders of one or more classes of Certificates the payment of amounts due in accordance with the terms of such class or classes of Certificates. Any surety bond will have the characteristics described in and will be subject to such limitations and exceptions as set forth in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of Certificates, the Master Servicer, the Servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Pooling and Servicing Agreement or Trust Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under ' -- Reduction or Substitution of Credit Enhancement.' The Master Servicer, the Servicer or the Certificate Administrator, as applicable, on behalf of itself, the Trustee and Certificateholders, will be required to provide information required for the Trustee to draw under any applicable credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Certificate Administrator will agree to pay the premiums for each Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Certificate Insurance Policy or Surety Bond, as applicable, on a timely basis. In the event the related insurer ceases to be a 'QUALIFIED INSURER' because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer, the Servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer, the Servicer or the Certificate Administrator, as applicable, will review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy or Contract Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer, the Servicer or the Certificate Administrator determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses in market value of the Certificates associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders.

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer or the Servicer, as applicable, is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, Contract Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer or the Servicer, as applicable, has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer or the Servicer, as applicable, is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided with respect to any series of Certificates may be reduced under certain specified circumstances. In most cases, the

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amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Pooling and Servicing Agreement or Trust Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Certificates will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Certificate Administrator, as applicable, will not be obligated to obtain replacement credit support in order to restore the rating of the Certificates. The Master Servicer, the Servicer or the Certificate Administrator, as applicable, will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                              PURCHASE OBLIGATIONS

     Certain types of Mortgage Collateral and certain classes of Certificates of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a 'PURCHASE OBLIGATION') that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Certificateholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Mortgage Collateral may apply to that Mortgage Collateral or to the related Certificates. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Certificateholders of the related series. Each Purchase Obligation with respect to Mortgage Collateral will be payable solely to the Trustee for the benefit of the Certificateholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Certificates to which such obligations relate.

               INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

     Each Mortgage Loan or Contract will be required to be covered by a hazard insurance policy (as described below) and, in certain cases, a Primary Insurance Policy. In addition, FHA Loans and VA Loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies set forth in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

PRIMARY MORTGAGE INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, (i) each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy (a 'PRIMARY INSURANCE POLICY') insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Appraised Value of the Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and (ii) the Company or the related Mortgage Collateral Seller will represent and warrant that, to the best of such entity's knowledge, such Mortgage Loans are so covered. Unless otherwise specified in the Prospectus Supplement, the Company will have the ability to cancel any Primary Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below 80% (or a lesser specified percentage) based on an appraisal of the Mortgaged Property after the related Closing Date or as a

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result of principal payments that reduce the principal balance of the Mortgage
Loan after such Closing Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Junior Mortgage Loans generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan.

     While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a 'PRIMARY INSURER') will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds received by the insured in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

     The Pooling and Servicing Agreement for a series generally will require that, to the extent that coverage is available and for so long as a Primary Insurance Policy is required to be maintained, the Master Servicer or Servicer shall maintain, or cause to be maintained, coverage under a Primary Insurance Policy to the extent such coverage was in place on the Cut-off Date and the Master Servicer or Servicer had knowledge of such Primary Insurance Policy.

     Any primary mortgage insurance or primary credit insurance policies relating to Contracts will be described in the related Prospectus Supplement.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) the principal balance of such Mortgage Loan and, in the case of Junior Mortgage Loans, the principal balance of any senior mortgage loans, or (ii) 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors or Sub-Servicers. If Junior Mortgage Loans are included within any Trust Fund, investors should also consider the

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application of hazard insurance proceeds discussed herein under 'Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Junior Mortgages, Rights of Senior Mortgages.'

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See 'Subordination' above for a description of when subordination is provided, the protection (limited to the Special Hazard Amount as described in the related Prospectus Supplement) afforded by such subordination, and 'Description of Credit Enhancement -- Special Hazard Insurance Policies' for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Contract, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. If a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

     If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified

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maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.

                                  THE COMPANY

     The Company is an indirect wholly-owned subsidiary of GMAC Mortgage which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware in November 1994. The Company was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans or contracts. The Company anticipates that it will in many cases have acquired Mortgage Loans indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

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     The Certificates do not represent an interest in or an obligation of the
Company. The Company's only obligations with respect to a series of Certificates will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

     The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

     Unless otherwise specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Certificate Administrator for each series of Certificates.

     Residential Funding buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Connecticut, Florida, Georgia, Rhode Island and Washington, D.C. At March 31, 1997, Residential Funding was master servicing a first lien loan portfolio of approximately $34.8 billion and a second lien loan portfolio of approximately $1.8 billion.

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                      THE POOLING AND SERVICING AGREEMENT

     As described above under 'Description of the Certificates-General,' each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement or, if the Trust Fund for a series of Certificates contains Agency Securities, a Trust Agreement. The discussion below covers Pooling and Servicing Agreements, but its terms are also generally applicable to Trust Agreements. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement and are qualified entirely by reference to the actual terms of the Pooling and Servicing Agreement for a series of Certificates.

SERVICING AND ADMINISTRATION

     The Pooling and Servicing Agreement for a series of Certificates will set forth the party responsible for performing servicing functions for such series which may be the Master Servicer or one or more Servicers. If there is more than one Servicer and there is no Master Servicer, a Certificate Administrator may be party to the Pooling and Servicing Agreement. The Certificate Administrator will not be responsible for servicing Mortgage Loans or Contracts and instead will perform certain specified administrative and reporting functions with regard to the Trust Fund. In addition, if the Trust Fund for a series of Certificates contains Agency Securities, generally the Certificate Administrator will perform collection, administrative and reporting functions pursuant to a Trust Agreement and no Master Servicer or Servicer will be appointed for such series.

     The Master Servicer or any Servicer for a series of Certificates generally will perform the functions set forth under 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral' above.

EVENTS OF DEFAULT

     Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include: (i) in the case of a Trust Fund including Mortgage Loans or Contracts, any failure by the Certificate Administrator, the Master Servicer or a Servicer (if such Servicer is a party to the Pooling and Servicing Agreement) to make a required deposit to the Certificate Account or, if the Certificate Administrator or the Master Servicer is the Paying Agent, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer or the Certificate Administrator, as applicable, by the Trustee or the Company, or to the Master Servicer, the Certificate Administrator, the Company and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer or the Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer or the Certificate Administrator, as applicable, by the Trustee or the Company, or to the Master Servicer, the Certificate Administrator, the Company and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% (33% in the case of a Trust Fund including Agency Securities) of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or the Certificate Administrator, as applicable, and certain actions by the Master Servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Agency Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Company or the Trustee may, and, at the direction of the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund, the Trustee shall, by written notification to the Master Servicer or the Certificate Administrator, as applicable, and to the Company or the Trustee, terminate all of the rights and obligations of the Master Servicer or the Certificate Administrator under the Pooling and Servicing Agreement (other than any rights of the Master Servicer or the Certificate Administrator as Certificateholder) covering such Trust Fund and in and to the

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Mortgage Collateral and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer or the Certificate Administrator under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Collateral under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a Fannie Mae or Freddie Mac approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer or the Certificate Administrator under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the Company, the Master Servicer, the Certificate Administrator or any Servicer, as applicable, and the Trustee, without the consent of the related Certificateholders: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;
(iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Certificate Account may not occur later than the related Distribution Date, (b) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency); (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any related Certificateholder or (b) to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the Company has determined that such change would not adversely affect the applicable ratings of any classes of the Certificates, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee; or (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Certificateholder.

     The Pooling and Servicing Agreement may also be amended by the Company, the Master Servicer, the Certificate Administrator or any Servicer, as applicable, and the Trustee with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any

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manner the rights of the related Certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Collateral which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the percentage of Certificates of any class the holders of which are required to consent to any such amendment unless the holders of all Certificates of such class have consented to the change in such percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Certificate Administrator, any Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer or any Servicer and required to be paid to Certificateholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last item of Mortgage Collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or Contract and
(ii) the purchase by the Master Servicer, the Certificate Administrator, a Servicer or the Company or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see 'Certain Federal Income Tax Consequences' below) from the Trust Fund for such series of all remaining Mortgage Collateral and all property acquired in respect of such Mortgage Collateral. In addition to the foregoing, the Master Servicer, the Certificate Administrator or the Company may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer, the Certificate Administrator or the Company, the Mortgage Collateral may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer, the Certificate Administrator or the Company. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer, the Certificate Administrator or a Servicer, as applicable, because of such termination.

     Any such purchase of Mortgage Collateral and property acquired in respect of Mortgage Collateral evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Certificate Administrator, a Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of any such entity to purchase the Mortgage Collateral and related property will be subject to the criteria, and will be at the price, set forth in the related Prospectus Supplement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such

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circumstances, the Company will be obligated to appoint a successor Trustee. The
Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate voting rights in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Collateral and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof, if applicable).

     The rate of defaults on the Mortgage Loans or Contracts will affect the rate and timing of principal prepayments on such Mortgage Collateral and, thus, the yield on the Certificates. Defaults on the Mortgage Loans or Contracts may lead to Realized Losses upon foreclosure and liquidation. To the extent Realized Losses are not covered by any credit enhancement, they will be allocated to Certificates as described in the related Prospectus Supplement and, accordingly, will affect the yield on such Certificates. In general, defaults on mortgage loans or manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with high Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, may be higher than for other types of mortgage loans or manufactured housing contracts. See 'Risk Factors -- Risks Associated with the Mortgage Collateral.' Likewise, the rate of default on mortgage loans or manufactured housing contracts that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated pursuant to traditional standards. A Trust Fund may include Mortgage Loans or Contracts that are one month or more delinquent at the time of offering of the related series of Certificates. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans or Contracts will be affected by the general economic condition of the region of the country or the locality in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, Manufactured Homes may decline in value even in areas where real estate values generally have not declined. Each Prospectus Supplement will highlight any material characteristics of the Mortgage Collateral in the related Trust Fund that may make such Mortgage Collateral more susceptible to default.

     To the extent that any document relating to a Mortgage Loan or Contract is not in the possession of the Trustee, such deficiency may make it difficult or impossible to realize on the Mortgaged Property in the event of foreclosure which will affect the amount of Liquidation Proceeds received by the Trustee. See 'Description of the Certificates -- Assignment of Mortgage Loans' and
' -- Assignment of Contracts.'

     The amount of interest payments with respect to each item of Mortgage Collateral distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a class of Certificates entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. See 'Description of the Certificates -- Distributions.' Holders of Strip Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average interest rate of the underlying Mortgage Collateral will be affected by disproportionate prepayments and repurchases of Mortgage Collateral having higher net interest rates or higher rates applicable to the Strip Certificates, as applicable.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each Mortgage Loan or Contract from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual or, in the case of a Trust Fund including Agency Certificates, such other day that is specified in the related Prospectus Supplement.

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     A class of Certificates may be entitled to payments of interest at a fixed, variable or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Certificate Administrator fee or Spread (each, a 'NET MORTGAGE RATE')) of the related Mortgage Collateral for the month preceding the Distribution Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional amount of Certificates entitled to payments of interest only) and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See 'Maturity and Prepayment Considerations' below. The yield on the Certificates will also be affected by liquidations of Mortgage
Loans or Contracts following Mortgagor defaults and by purchases of Mortgage Collateral in the event of breaches of representations made in respect of such Mortgage Collateral by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See 'The Trust
Funds -- Representations with Respect to Mortgage Collateral.'

     In general, if a Certificate is purchased at a premium over its face amount and payments of principal on the related Mortgage Collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Certificates is purchased at a discount from its face amount and payments of principal on the related Mortgage Collateral occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal prepayments on the Mortgage Collateral will negatively affect the total return to investors in any such Certificates. If Strip Certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Mortgage Collateral could negatively affect the anticipated yield on such Strip Certificates. If Certificates with either of the foregoing characteristics are issued, the total return to investors of such Certificates will be extremely sensitive to such prepayments. In addition, the total return to investors of Certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the Mortgage Collateral from time to time will be adversely affected by principal prepayments on Mortgage Collateral with Mortgage Rates higher than the weighted average Mortgage Rate on the Mortgage Collateral. In general, mortgage loans or manufactured housing contracts with higher Mortgage Rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower Mortgage Rates. The yield on a class of Strip Certificates that is entitled to receive a portion of principal or interest from each item of Mortgage Collateral in a Trust Fund will be affected by any losses on the Mortgage Collateral because of the affect on timing and amount of payments. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Collateral than other classes of Certificates.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Collateral or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Unless otherwise specified in the related Prospectus Supplement, prepayments in full or final liquidations will reduce the amount of interest distributed in the following month to holders of Certificates entitled to distributions of interest because the resulting Prepayment Interest Shortfall will not be covered by Compensating Interest. See 'Description of the Certificates -- Prepayment Interest Shortfalls.' Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the first day of the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect

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
of a partial prepayment on a Mortgage Loan or Contract will be to reduce the amount of interest distributed to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See 'Description of the Certificates -- Prepayment Interest Shortfalls.' Neither full or partial principal prepayments nor Liquidation Proceeds will be distributed until the Distribution Date in the month following receipt. See 'Maturity and Prepayment Considerations.'

     With respect to certain ARM Loans, the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate in effect at origination and not the higher rate that would be produced by the sum of the Index and Gross Margin. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     For any Junior Mortgage Loans, the inability of the Mortgagor to pay off the balance thereof may affect the ability of the Mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the applicable Pooling and Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding Junior Mortgage Loan.

     If so specified in the related Prospectus Supplement, a Trust Fund may contain Neg-Am ARM Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans or Contracts. During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on Neg-Am ARM Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof. In addition, with respect to certain Neg-Am ARM Loans, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.

     If so specified in the related Prospectus Supplement, a Trust Fund may contain GPM Loans or Buy-Down Loans which have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related Mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If so specified in the related Prospectus Supplement, a Trust Fund may contain Balloon Loans which require a single payment of a Balloon Amount. The payment of Balloon Amounts may result in a lower yield on Certificates than would be the case if all such Mortgage Collateral was fully-amortizing because the maturity of a Balloon Loan occurs earlier than that for a fully-amortizing Mortgage Loan due to the payment of a Balloon Amount. Balloon Loans also pose a greater risk of default than fully-amortizing Mortgage Loans because Mortgagors are required to pay the Balloon Amount upon maturity. A Mortgagor's ability to pay a Balloon Amount may depend on its ability to refinance the related Mortgaged Property.

     If credit enhancement for a series of Certificates is provided by a Letter of Credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its Certificate. In the event of a default under the terms of such a Letter of Credit, insurance policy or bond, any Realized Losses on the Mortgage Collateral not covered by such credit enhancement will be applied to a series of Certificates in the

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
manner described in the related Prospectus Supplement and may reduce an investor's anticipated yield to maturity.

     The related Prospectus Supplement may set forth other factors concerning the Mortgage Collateral securing a series of Certificates or the structure of such series that will affect the yield on such Certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under 'The Trust Funds,' the original terms to maturity of the Mortgage Collateral in a given Trust Fund will vary depending upon the type of Mortgage Collateral included in such Trust Fund. The Prospectus Supplement for a series of Certificates will contain information with respect to the types and maturities of the Mortgage Collateral in the related Trust Fund. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related Mortgage Loans or Contracts will affect the life and yield of the related series of Certificates.

     Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each series of Certificates may describe one or more such prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of Certificates or the weighted average life of each class of Certificates and the percentage of the original principal amount of each class of Certificates of such series that would be outstanding on specified payment dates for such series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Collateral are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

     There is no assurance that prepayment of the Mortgage Collateral underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgages, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, solicitations and the availability of mortgage funds, may affect prepayment experience. The rate of prepayment with respect to conventional fixed-rate mortgage loans and contracts has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans or Contracts underlying a series of Certificates, the prepayment rate of such Mortgage Loans or Contracts is likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a certain series may evidence an interest in Mortgage Loans or Contracts with different Mortgage Rates. Accordingly, the prepayment experience of these Certificates will to some extent be a function of the range of interest rates of such Mortgage Loans or Contracts.

     Generally, junior mortgage loans are not viewed by Mortgagors as permanent financing. Accordingly, Junior Mortgage Loans may experience a higher rate of prepayment than typical first lien mortgage loans.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans or Contracts may be prepaid without penalty in full or in part at any time. The terms of the related Pooling and Servicing Agreement generally will require the Servicer or Master Servicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral -- Enforcement of 'Due-on-Sale' Clauses' and 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and ' -- The Contracts' for a description of certain provisions of each Pooling and Servicing Agreement and certain legal aspects that may affect the prepayment rate of Mortgage Loans or Contracts.

     Certain types of Mortgage Collateral included in a Trust Fund may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The Company anticipates including 'limited documentation' and 'no documentation' Mortgage Loans and Contracts, as well as Mortgage Loans and Contracts that were originated in accordance with lower underwriting standards and which may have been made to Mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a Trust Fund may include Mortgage Loans or Contracts that are one month or more

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
delinquent at the time of offering of the related series of Certificates. Such Mortgage Collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related Certificates.

     The Master Servicer, a Servicer, a Sub-Servicer or a Mortgage Collateral Seller may refinance a Mortgage Loan or Contract in a Trust Fund by accepting full prepayment thereof and making a new loan secured by a mortgage on the same property. A Mortgagor may be legally entitled to require the Master Servicer, Servicer, Sub-Servicer or Mortgage Collateral Seller, as applicable, to allow such refinancing. Any such refinancing will have the same effect on the Certificateholders as a prepayment in full of the refinanced Mortgage Loan or Contract, thereby affecting the yield to Certificateholders.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on manufactured housing contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of manufactured housing contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by any credit enhancement, holders of the Certificates of a series evidencing interests in such Contracts will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See 'The Trust
Funds -- The Contracts.'

     While most manufactured housing contracts will contain 'due-on-sale' provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the Mortgagor, the Master Servicer, Servicer or Sub-Servicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the Manufactured Home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA Loans, FHA Contracts, VA Loans and VA Contracts are not permitted to contain 'due-on-sale' clauses, and are freely assumable.

     Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date,
(ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Gross Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Trust Fund at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Collateral during any period or over the life of any series of Certificates.

     With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such a Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, a Servicer, a Sub-Servicer, a Mortgage Collateral Seller nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     An ARM Loan is assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average

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
life of the related series of Certificates. See 'Description of the Certificates' and 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     No assurance can be given that the value of the Mortgaged Property securing a Mortgage Loan or Contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans or Contracts and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool or Contract Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Mortgage Loans or Contracts included in a Trust Fund for a series of Certificates are not covered by the methods of credit enhancement described herein under 'Description of Credit Enhancement' or in the related Prospectus Supplement, such losses will be borne by holders of the Certificates of such series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Collateral, thus reducing average weighted life and affecting yield to maturity. See 'Yield Considerations.'

     Under certain circumstances, the Master Servicer, a Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund. See 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.' Any such repurchase will shorten the weighted average lives of the related Certificates.

             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ substantially from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

THE MORTGAGE LOANS

  General

     The Mortgage Loans (other than Cooperative Loans) will be secured by deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). It is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt

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typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage or a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

  Cooperative Loans

     If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a 'COOPERATIVE NOTE') evidencing a Cooperative Loan will be secured by a security interest in shares issued by a related cooperative housing corporation, which is a private corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

     Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative housing corporation, as property mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative (which is accompanied by occupancy rights to the related dwelling unit) may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative

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shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
' -- Foreclosure on Shares of Cooperatives' below.

  Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee or lender, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or a deed to secure debt. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or lender, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage, deed of trust or deed to secure debt, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See 'Description of Credit Enhancement.'

     A junior mortgagee may not foreclose on the property securing a Junior Mortgage Loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the

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senior mortgages to the senior mortgagees (to avoid a default with respect thereto). Accordingly, with respect to such Junior Mortgage Loans, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See 'Risk
Factors -- Risks Associated with the Mortgage Collateral' and 'Description of the Certificates -- Realization Upon Defaulted Property' herein.

  Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     The terms of the Cooperative Loans do not require either the tenant-stockholder or the cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title to the building also may adversely affect the marketability of the cooperative dwelling unit in the event of foreclosure.

     A foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale

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has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in such cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests therein. Also, a junior lienholder may not be able to obtain a recognition agreement from a cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections (i.e., notice of default and opportunity to cure) from the cooperative which are generally provided for in recognition agreements.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

  Rights of Redemption

     In some states, after sale pursuant to a deed of trust, a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or

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mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, 'HIGH COST LOANS'), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

  Enforceability of Certain Provisions

     Unless the Prospectus Supplement indicates otherwise, the Mortgage Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'GARN-ST GERMAIN ACT') preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does

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'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure debt or a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('TITLE V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates on ARM Loans, which will be set forth in the related Prospectus Supplement.

     Unless otherwise set forth in the related Prospectus Supplement, each Mortgage Collateral Seller, or another specified party, will have represented that each Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

  Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain

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Act ('TITLE VIII'). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

  Junior Mortgages; Rights of Senior Mortgagees

     The Mortgage Loans included in the Trust Fund may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related Mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain such escrows and will rely upon the holder of the senior mortgage to collect and disburse such escrows.

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THE CONTRACTS

  General

     A Contract evidences both (a) the obligation of the Mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described below.

  Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender, the Servicer or the Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home securing a Contract is registered. In the event the Master Servicer, the Servicer or the lender fails to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the related Prospectus Supplement, substantially all of the Contracts will contain provisions prohibiting the Mortgagor from permanently attaching the Manufactured Home to its site. So long as the Mortgagor does not violate this agreement and a court does not hold that the Manufactured Home is real property, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site or if a court determines that a Manufactured Home is real property, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Mortgage Collateral Seller and transferred to the Company. In certain cases, the Master Servicer or the Servicer, as applicable, may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Mortgage Collateral Seller pursuant to its repurchase obligation for breach of representations or warranties.

     The Company will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. See 'Description of the Certificates -- Assignment of Contracts.' Unless otherwise specified in the related Prospectus Supplement, if a Manufactured Home is governed by the applicable motor vehicle laws of the relevant state neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Company or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest may not be held effective against subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home or creditors of the assignor.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home will cease to be perfected. While in many circumstances the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation, there can be no assurance that the Trustee will be able to do so.

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     When a Mortgagor under a Contract sells a Manufactured Home, the Trustee, or the Servicer or the Master Servicer on behalf of the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority over a perfected security interest. The applicable Mortgage Collateral Seller generally will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

     To the extent that Manufactured Homes are not treated as real property under applicable state law, contracts generally are 'chattel paper' as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Company, as the case may be, will transfer physical possession of the Contracts to the Trustee or its Custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated. To the extent that Manufactured Homes are treated as real property under applicable state law, Contracts will be treated in a manner similar to that described above with regard to Mortgage Loans. See ' -- The Mortgage Loans' above.

  Enforcement of Security Interests in Manufactured Homes

     The Servicer or the Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and sale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to real estate law, a creditor generally can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The debtor may also have a right to redeem the Manufactured Home at or before resale.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see ' -- The Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders' above.

  Consumer Protection Laws

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction (and, in certain cases, related lenders and assignees), the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of such transferor to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Mortgagor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

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  'Due-on-Sale' Clauses

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Company, the Master Servicer or the Servicer and permit the acceleration of the maturity of the Contracts by the Company, the Master Servicer or the Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Company, the Master Servicer or the Servicer generally will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Mortgagor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Company desires to accelerate the maturity of the related Contract, the Company's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. In some states the Company or the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

  Applicability of Usury Laws

     Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see ' -- The Mortgage Loans -- Applicability of Usury Laws' above. Unless otherwise specified in the related Pooling and Servicing Agreement, each Mortgage Collateral Seller, or another specified party, will represent that all of the Contracts comply with applicable usury laws.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Most environmental statutes create obligations for any party that can be classified as the 'owner' or 'operator' of a 'facility' (referring to both operating facilities and to real property). Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an 'owner' or 'operator,' for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower or, subsequent to a foreclosure, in the management of the property. Such liability may arise regardless of whether the environmental damage or threat was caused by a prior owner.

     Under federal and certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. Under federal law and in several states, such a lien has priority over the lien of an existing mortgage against such property. If a lender is or becomes directly liable following a foreclosure, it may be precluded from bringing an action for contribution against the owner or operator who created the environmental hazard. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the 'CONSERVATION ACT') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a

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deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans or Contracts were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan or contract (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan or contract, no information can be provided as to the number of Mortgage Loans or Contracts that may be affected by the Relief Act. With respect to Mortgage Loans or Contracts included in a Trust Fund, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer or the Master Servicer, as applicable, to collect full amounts of interest on such Mortgage Collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans or Contracts, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer or the Master Servicer, as applicable, to foreclose on an affected Mortgage Loan or Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan or Contract which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans or Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures

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contained in the Comprehensive Crime Control Act of 1984 (the 'CRIME CONTROL
ACT'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP and Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein or in a Prospectus Supplement. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See 'State and Other Tax Consequences.' Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses certificates (the 'REMIC CERTIFICATES') representing interests in a Trust Fund, or a portion thereof, which the Master Servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the 'REMIC PROVISIONS') of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and Section 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID REGULATIONS'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC REGULATIONS'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

  Classification of REMICs

     Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Thacher Proffitt & Wood, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement or Trust Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered

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with respect thereto will be considered to evidence ownership of 'regular interests' ('REMIC REGULAR CERTIFICATES') or 'residual interests' ('REMIC RESIDUAL CERTIFICATES') in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement or Trust Agreement, with respect to each REMIC, will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Certificate Administrator, as applicable, will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Collateral, payments on Mortgage Collateral held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Collateral, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Collateral for purposes of all of the foregoing sections. In addition, in some instances Mortgage Collateral may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Collateral that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Collateral held pending distribution are considered part of the Mortgage Collateral for purposes of Section 856(c)(5)(A) of the Code.

  Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('TIERED REMICS') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Thacher Proffitt & Wood, counsel to the Company, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement or Trust Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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     Solely for purposes of determining whether the REMIC Certificates will be
'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC. The Small Business Job Protection Act of 1996 repealed the application of
Section 593(d) of the Code to any taxable year after December, 1995.

  Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Collateral held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the 'COMMITTEE REPORT') accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used by the Master Servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Certificate Administrator will make any representation that the Mortgage Collateral will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'CLOSING DATE'), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer or the Certificate Administrator, as applicable, with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the 'IRS').

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     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined herein) for original issue discount is each monthly period that begins or ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless otherwise stated in the related Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that

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distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Collateral being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Collateral being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Pooling and Servicing Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related Prospectus Supplement, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations, so long as the Pooling and Servicing Agreement requires that such uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price,' in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- Premium.' Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

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     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount.' Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Code, a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ' -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

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     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more Realized Losses on the Mortgage Collateral. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Collateral until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of 'passive losses.'

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined herein) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

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
     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Mortgage Collateral, bad debt deductions with respect to the Mortgage Collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the Mortgage Collateral as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Collateral and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires Mortgage Collateral at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Collateral with market discount that it holds.

     An item of Mortgage Collateral will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Collateral. Premium on any item of Mortgage Collateral to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

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     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, 'ISSUE PREMIUM'), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the related Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the holders of REMIC Residual Certificates. To the extent such Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates' below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see ' -- General' above.

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     Excess Inclusions. Any 'excess inclusions' with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined herein) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term federal rate' in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses, brokers and underwriters) at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the Closing Date, the issue price of such class will be treated as the fair market value of such class on the Closing Date. The 'long-term federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates' below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have 'significant value.' The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual

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Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement or Trust Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations. Any such disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See
' -- Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the 'MARK-TO-MARKET REGULATIONS') relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such

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
a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

  Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions' above. Except as described below, any such gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate' (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' above.

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

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
  Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'PROHIBITED TRANSACTIONS TAX'). In general, subject to certain specified exceptions a prohibited transaction means the disposition of an item of Mortgage Collateral, the receipt of income from a source other than an item of Mortgage Collateral or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Collateral for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (the 'CONTRIBUTIONS TAX'). Each Pooling and Servicing Agreement or Trust Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, the Certificate Administrator or the Trustee in either case out of its own funds, provided that the Master Servicer, the Certificate Administrator or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's, the Certificate Administrator's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement or Trust Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer, the Certificate Administrator or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain

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
other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement or Trust Agreement, including provisions (a) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a 'disqualified organization' and is not acquiring the REMIC Residual Certificate on behalf of a 'disqualified organization,' undertaking to maintain such status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate, (b) providing that any transfer of a REMIC Residual Certificate to a 'disqualified person' shall be null and void and (c) granting to the Master Servicer or Certificate Administrator, as applicable, the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a 'disqualified organization' despite (a) and (b) above.

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an 'electing large partnership,' all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

  Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Certificateholder's adjusted basis in such Certificate, such Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and holders of REMIC Residual Certificates will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will be designated as and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the Master Servicer or the Certificate Administrator, as applicable, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on

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
behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of such Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer or the Certificate Administrator will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Master Servicer or the Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

  Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a 'United States person' and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with

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
certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a Partnership, to the extent provided in the Regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement or Trust Agreement.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA PLANS') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, 'TAX-FAVORED PLANS').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents

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governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of ERISA Plans and Tax-Favored Plans (collectively, 'PLANS') and persons ('PARTIES IN INTEREST' under ERISA or 'DISQUALIFIED PERSONS' under the Code, collectively, 'PARTIES IN INTEREST') who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATIONS

     An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Contracts and Agency Securities included in a Trust Fund to be deemed 'plan assets' of such Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the 'DOL REGULATIONS') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an 'equity interest' (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as a Trust Fund) or may be deemed merely to include its interest in the instrument evidencing such equity interest (such as a Certificate). Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the term 'plan assets' ('PLAN ASSETS') or 'assets of a Plan' has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in such an entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulations, a Trust Fund, including the Mortgage Loans, Contracts or Agency Securities or any other assets held in such Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts or Agency Securities or any other assets in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan 'fiduciary,' and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans, Contracts or Agency Securities or any other assets in a Trust Fund were to constitute Plan Assets, then the acquisition or holding of Certificates by, or on behalf of a Plan or with Plan Assets, as well as the operation of such Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTION

     The DOL issued an individual exemption, Prohibited Transaction Exemption 94-29, (59 Fed. Reg. 14, 674, March 29, 1994) (the 'EXEMPTION'), to Residential Funding and certain of its affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise

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taxes imposed on such prohibited transactions pursuant to Section 4975(a) and
(b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of certain secured obligations, such as Mortgage Loans, Contracts or Agency Securities, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by such a trust as to which (i) the Company or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Company or an affiliate is the underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this section, the term 'UNDERWRITER' shall include (a) the Company and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the 'EXEMPTION RATING AGENCIES'). Fourth, the Trustee cannot be an affiliate of any other member of the 'RESTRICTED GROUP' which consists of any Underwriter, the Company, the Master Servicer, the Certificate Administrator, any Servicer, any Sub-Servicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Certificate Administrator, any Servicer or any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement or Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by a Plan or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Certificates, an 'EXCLUDED PLAN' is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the taxes imposed by Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the holding of Certificates by a Plan or with Plan Assets.

     Additionally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools and Contract Pools. The Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools and Contract Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm (a) that the Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other investor of Plan Assets should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

     Any fiduciary or other investor of Plan Assets that proposes to purchase Certificates on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans, Contracts or Agency Certificates, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ('PTCE') 83-1 ('PTCE 83-1') for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trust Funds that include Mortgage Loans secured by third or more junior liens, Contracts or Cooperative Loans. In addition, such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including
Section III of PTCE 95-60, regarding transactions by insurance company general accounts. The respective Prospectus Supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

     The exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinate Certificates. To the extent Certificates are Subordinate Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an 'insurance company general account' (as such term is defined in PTCE 95-60), and
(b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX-EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'TAX-EXEMPT INVESTOR') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') within the meaning of Section 512 of the Code. All 'excess inclusions' of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to transactions involving a Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption, the availability of exemptive relief under the PTCE 83-1 Section III of PTCE 95-60 or any other DOL class exemption.

                            LEGAL INVESTMENT MATTERS

     Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement and except with respect to any class of Certificates that will evidence an interest in Mortgage Loans secured by second or more junior liens, each such class that is, and continues to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute 'mortgage related securities' for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the 'POLICY STATEMENT') applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in 'high-risk mortgage securities.' The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision (the 'OTS') with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed-rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates will be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled 'Mortgage Derivative Products and Mortgage Swaps,' which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, such 'high-risk' mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and any class of Certificates that evidences an interest in Mortgage Loans secured by second or more junior liens, will not constitute 'mortgage related securities' for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Collateral underlying the Certificates or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. by placements by the Company with institutional investors through dealers; and

          3. by direct placements by the Company with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part in exchange for the Mortgage Collateral (and other assets, if applicable) that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the

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
Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such series.

     The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, New York, New York, or by Thacher Proffitt & Wood, New York, New York, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby. The Certificates do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Certificates will be to repurchase certain items of Mortgage Collateral upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
401(c) Regulations.............................    93
Accrual Certificates...........................     5
Advance........................................    35
Affiliated Seller..............................    21
Agency Securities..............................     7
Agency Securities Pool.........................    13
AlterNet Loans.................................    13
AlterNet Mortgage Program......................    13
AlterNet Program Seller........................    21
AlterNet Seller Guide..........................    18
Appraised Value................................    15
ARM Loans......................................    15
Balloon Amount.................................    14
Balloon Loans..................................    14
Bankruptcy Amount..............................    43
Bankruptcy Losses..............................    44
Beneficial Owner...............................    26
Bi-Weekly Loans................................    14
Book-Entry Certificates........................    25
Buy-Down Funds.................................    16
Buy-Down Loans.................................    13
Buy-Down Period................................    16
CEDEL..........................................    25
CEDEL Participants.............................    26
Certificate Account............................    12
Certificate Administrator......................     1
Certificate Insurance Policy...................    48
Certificate Registrar..........................    25
Certificateholder..............................    25
Certificates...................................     1
Closing Date...................................    77
Code...........................................     8
Combined Loan-to-Value Ratio...................    15
Commission.....................................     2
Committee Report...............................    77
Company........................................     1
Compensating Interest..........................    36
Conservation Act...............................    73
Contract Pool..................................     7
Contract Pool Insurance Policy.................    47
Contracts......................................     1
Contributions Tax..............................    87
Conventional Loans.............................    13
Convertible Mortgage Loan......................    16
Cooperative....................................    27
Cooperative Dwellings..........................    14
Cooperative Loans..............................     7
Cooperative Note...............................    64
Cooperatives...................................    14
Crime Control Act..............................    75
Custodial Account..............................    12
Custodian......................................    13
Cut-off Date...................................    13
Debt Service Reduction.........................    48

                                                  PAGE
                                                  ----
Defaulted Mortgage Losses......................    44
Deferred Interest..............................    16
Deficient Valuation............................    48
Depositaries...................................    26
Determination Date.............................    33
Disqualified Persons...........................    90
Distribution Amount............................    33
Distribution Date..............................     5
DOL............................................    91
DOL Regulations................................    91
DTC............................................    25
DTC Participants...............................    26
Due Date.......................................    34
Due Period.....................................    34
Eligible Account...............................    31
ERISA..........................................     8
ERISA Plans....................................    90
Escrow Account.................................    38
Euroclear......................................    25
Euroclear Operator.............................    27
Euroclear Participants.........................    27
Exchange Act...................................     2
Excluded Plan..................................    92
Exemption......................................    91
Exemption Rating Agencies......................    92
Extraordinary Losses...........................    44
Fannie Mae.....................................    12
Fannie Mae Securities..........................    12
FDIC...........................................    21
FHA............................................    13
FHA Contracts..................................    19
FHA Loans......................................    13
Form 8-K.......................................    13
Fraud Loss Amount..............................    43
Fraud Losses...................................    44
Freddie Mac....................................    12
Freddie Mac Act................................    20
Freddie Mac Securities.........................    12
Garn-St Germain Act............................    68
Ginnie Mae.....................................    12
Ginnie Mae Securities..........................    12
GMAC Mortgage..................................     1
GPM Loans......................................    13
Gross Margin...................................    15
High Cost Loans................................    68
Housing Act....................................    20
HUD............................................    13
Index..........................................    15
Indirect Participants..........................    26
Insurance Proceeds.............................    30
IRS............................................    77
Issue Premium..................................    82
Junior Mortgage Loans..........................     9
Junior Mortgage Ratio..........................    15

                                                  PAGE
                                                  ----
Letter of Credit...............................    45
Letter of Credit Bank..........................    45
Liquidated Contract............................    41
Liquidated Mortgage Loan.......................    41
Liquidation Proceeds...........................    30
Loan-to-Value Ratio............................    14
Manufactured Home..............................     7
Mark-to-Market Regulations.....................    85
Master Commitments.............................    18
Master Servicer................................     1
Maximum Mortgage Rate..........................    15
Mezzanine Certificates.........................     5
Minimum Mortgage Rate..........................    15
Modified Mortgage Loan.........................    14
Mortgage Collateral............................     1
Mortgage Collateral Seller.....................     6
Mortgage Loans.................................     1
Mortgage Note..................................    28
Mortgage Pool..................................     6
Mortgage Pool Insurance Policy.................    45
Mortgage Rates.................................    13
Mortgaged Property.............................     6
Mortgages......................................    14
Mortgagors.....................................     9
Neg-Am ARM Loans...............................    15
Net Mortgage Rate..............................    59
Nonrecoverable Advance.........................    32
OID Regulations................................    75
OTS............................................    95
Participants...................................    26
Parties in Interest............................    90
Pass-Through Rate..............................     4
Paying Agent...................................    32
Percentage Interest............................    33
Periodic Cap...................................    15
Permitted Investments..........................    31
Plan Assets....................................    91
Plans..........................................    90
Policy Statement...............................    95
Pool Insurer...................................    45
Pooling and Servicing Agreement................     1
Prepayment Interest Shortfall..................    36
Primary Insurance Policy.......................    50
Primary Insurer................................    51
Principal Prepayments..........................    34
Prohibited Transactions Tax....................    87
PTCE...........................................    93
PTCE 83-1......................................    93
Purchase Obligation............................    50
Purchase Price.................................    23
Qualified Insurer..............................    49
Qualified Substitute Contract..................    24
Qualified Substitute Mortgage Loan.............    24
Rating Agency..................................     8
                                                  PAGE
                                                  ----
Realized Loss..................................    43
Record Date....................................    32
Registration Statement.........................     2
REMIC..........................................     1
REMIC Certificates.............................    75
REMIC Provisions...............................    75
REMIC Regular Certificates.....................    76
REMIC Regulations..............................    75
REMIC Residual Certificates....................    76
REO Contract...................................    41
REO Mortgage Loan..............................    41
Repurchased Contract...........................    24
Repurchased Mortgage Loan......................    24
Reserve Fund...................................    48
Residential Funding............................     4
Restricted Group...............................    92
RICO...........................................    74
Senior Certificates............................     5
Senior Percentage..............................    43
Senior/Subordinate Series......................    25
Servicer.......................................     1
Servicing Advances.............................    32
Servicing Fee..................................    38
Single Certificate.............................    37
SMMEA..........................................     8
Special Hazard Amount..........................    43
Special Hazard Insurance Policy................    47
Special Hazard Insurer.........................    47
Special Hazard Losses..........................    44
Special Servicer...............................    40
Spread.........................................    29
Stated Principal Balance.......................    43
Strip Certificate..............................     4
Sub-Servicer...................................    37
Sub-Servicing Agreement........................    37
Subordinate Certificates.......................     5
Surety Bond....................................    48
Tax-Exempt Investor............................    94
Tax-Favored Plans..............................    90
Terms and Conditions...........................    27
Tiered REMICs..................................    76
Title V........................................    69
Title VIII.....................................    70
Trust Agreement................................     1
Trust Fund.....................................     1
Trustee........................................    13
UBTI...........................................    94
UCC............................................    66
Unaffiliated Seller............................    21
Underwriter....................................    91
VA.............................................    13
VA Contracts...................................    19
VA Loans.......................................    13

__________________________________            __________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
                  PROSPECTUS SUPPLEMENT
Summary...........................................    S-3
Risk Factors......................................   S-16
Description of the Mortgage Pool..................   S-18
Description of the Certificates...................   S-43
Certain Yield and Prepayment Considerations.......   S-58
Pooling and Servicing Agreement...................   S-68
Certain Federal Income Tax Consequences...........   S-70
Method of Distribution............................   S-71
Legal Opinions....................................   S-72
Ratings...........................................   S-72
Legal Investment..................................   S-73
ERISA Considerations..............................   S-73

                       PROSPECTUS

Additional Information............................      2
Reports to Certificateholders.....................      2
Incorporation of Certain Information by
  Reference.......................................      2
Summary of Prospectus.............................      4
Risk Factors......................................      9
The Trust Funds...................................     12
Description of the Certificates...................     25
Subordination.....................................     42
Description of Credit Enhancement.................     44
Purchase Obligations..............................     50
Insurance Policies on Mortgage Loans or
  Contracts.......................................     50
The Company.......................................     53
Residential Funding Corporation...................     54
The Pooling and Servicing Agreement...............     55
Yield Considerations..............................     58
Maturity and Prepayment Considerations............     61
Certain Legal Aspects of Mortgage Loans and
  Contracts.......................................     63
Certain Federal Income Tax Consequences...........     75
State and Other Tax Consequences..................     90
ERISA Considerations..............................     90
Legal Investment Matters..........................     95
Use of Proceeds...................................     96
Methods of Distribution...........................     96
Legal Matters.....................................     97
Financial Information.............................     97
Index of Principal Definitions....................     98






__________________________________            __________________________________

__________________________________            __________________________________

                                  RESIDENTIAL
                                ASSET SECURITIES
                                  CORPORATION
                                    COMPANY
                                  RESIDENTIAL
                                    FUNDING
                                  CORPORATION
                                MASTER SERVICER
                                  $450,043,000
                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES,
                                SERIES 1997-KS3

Class A-I-1   Certificates     Variable Rate     $ 74,500,000

Class A-I-2   Certificates         6.55%         $ 20,000,000

Class A-I-3   Certificates         6.68%         $ 32,800,000

Class A-I-4   Certificates         6.90%         $ 16,300,000

Class A-I-5   Certificates         7.25%         $ 22,038,000

Class A-I-6   Certificates         6.90%         $ 18,400,000

Class M-I-1   Certificates         7.15%         $  9,002,000

Class M-I-2   Certificates         7.35%         $  4,301,000

Class B-I     Certificates         7.65%         $  2,701,000

Class A-II-1  Certificates     Variable Rate     $159,111,000

Class A-II-2  Certificates     Variable Rate     $ 60,012,000

Class M-II-1  Certificates     Variable Rate     $ 15,751,000

Class M-II-2  Certificates     Variable Rate     $  9,226,000

Class B-II    Certificates     Variable Rate     $  5,901,000

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                         RESIDENTIAL FUNDING SECURITIES
                                  CORPORATION
                                AUGUST 22, 1997

__________________________________            __________________________________